CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Common Shares of Beneficial Interest, par value $0.01 per share (“common shares”), and 6.000% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share (“Series A Preferred Shares”).	$400,000,000	$39,878

(1)
On March 14, 2018, we filed a Registration Statement on Form S-3 (Registration No. 333-223654) (the “2018 Registration Statement”), including a base prospectus dated the same date. We filed a prospectus supplement, dated February 27, 2019, which included the March 14, 2018 base prospectus, with respect to the offer and sale of common shares and Series A Preferred Shares having an aggregate offering price of up to $250,000,000 (the “2019 Prospectus Supplement”) and paid a filing fee to the SEC of $30,300 to cover the entire maximum aggregate offering price. On February 26, 2021, we filed a Registration Statement on Form S-3 (Registration No. 333-253663) (the “Registration Statement”), including a base prospectus dated the same date, at which time the 2018 Registration Statement was deemed terminated. We filed a new prospectus supplement, dated March 1, 2021, which included the February 26, 2021 base prospectus, for the offer and sale of common shares and Series A Preferred Shares having a maximum aggregate offering price of up to $250,000,000 (the “2021 Prospectus Supplement”) and we carried over the previously paid filing fees under the 2018 Registration Statement pursuant to Rule 415(a)(6) under the Securities Act. The prospectus supplement being filed on the date hereof supplements the 2021 Prospectus Supplement and relates to common shares and Series A Preferred Shares having an aggregate offering price of up to $400,000,000. In accordance with Rule 457(p) under the Securities Act, the registration fee of $43,640 due for this offering, which has been calculated in accordance with Rules 457(o) and 457(r) under the Securities Act, is being offset in part by the $3,761 of unused fees relating to $31,033,772 aggregate offering price of securities that were registered under the 2018 Registration Statement that have not yet been issued and sold under the 2019 Prospectus Supplement or the 2021 Prospectus Supplement. Following the offset described herein, there will be no unused fees remaining in connection with the 2018 Registration Statement. This paragraph shall be deemed to update the “Calculation of Registration Fee” table in the Registration Statement.

 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-253663
PROSPECTUS SUPPLEMENT
(To prospectus dated February 26, 2021)
$400,000,000
Common Shares of Beneficial Interest
6.000% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest
(Liquidation Preference $25.00 Per Share)
On May 19, 2021, we entered into an amendment to our prior sales agreement, dated February 27, 2019, (as amended, the “sales agreement”), with Jefferies LLC, Robert W. Baird & Co. Incorporated, BMO Capital Markets Corp., BTIG, LLC,Citigroup Global Markets Inc.,KeyBanc Capital Markets Inc., Morgan Stanley & Co. LLC, Truist Securities, Inc., and Wells Fargo Securities, LLC, each an agent and collectively the agents, and, as applicable, the relevant Forward Purchasers (as defined below), relating to our common shares of beneficial interest, $0.01 par value per share (“common shares”) and our 6.000% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share (the “Series A Preferred Shares”), offered by this prospectus supplement and the accompanying prospectus pursuant to a continuous offering program. We refer to our common shares and the Series A Preferred Shares offered under this prospectus supplement and the accompanying prospectus, collectively, as “offered shares.” The offered shares under the forward sale agreements (as defined below), if any, will include only our common shares and will not include any Series A Preferred Shares. In accordance with the terms of the sales agreement, we may offer and sell offered shares having an aggregate gross sales price of up to $400,000,000 from time to time through the agents, as our sales agents, or, as applicable, as Forward Sellers (as defined below) or directly to our sales agents or Forward Sellers, acting as principals. Under our prior sales agreement, we offered and sold offered shares having an aggregate gross sales price of $218,966,228 through the date of this prospectus supplement pursuant to a previous prospectus supplement and accompanying prospectus, leaving offered shares having an aggregate gross sales price of up to $31,033,772 available for offer and sale. Under this prospectus supplement and the accompanying prospectus, we are offering those available offered shares, as well as additional offered shares having an aggregate gross sales price of up to $368,966,228. As a result, as of the date of this prospectus supplement, offered shares having an aggregate gross sales price of up to $400,000,000 are available for offer and sale pursuant to this prospectus supplement and the accompanying prospectus.
Our common shares are listed on the New York Stock Exchange (“NYSE”) under the symbol “NSA.” The last reported sale price of our common shares on the NYSE on May 18, 2021 was $44.01 per share. Our Series A Preferred Shares are listed on the NYSE under the symbol “NSA PR A.” The last reported sale price of our Series A Preferred Shares on May 18, 2021 was $26.39 per share.
Sales of our offered shares, if any, under this prospectus supplement and the accompanying prospectus may be made in sales deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including (1) by means of ordinary brokers’ transactions on the NYSE at market prices prevailing at the time of sale, in negotiated transactions, block transactions or as otherwise agreed by us, the applicable agent and the applicable investor, (2) to or through any market maker, (3) on or through any other national securities exchange or facility thereof, trading facility of a securities association or national securities exchange, alternative trading system, electronic communication network or other similar market venue, or (4) pursuant to a terms agreement.
None of the agents, whether acting as our sales agent or as Forward Seller, is required to sell any specific number or dollar amount of our offered shares but each has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell, on the terms and subject to the conditions of the sales agreement, offered shares on terms agreed upon by such agent, us and, in the case of offered shares sold by such agent as Forward Seller, the related Forward Purchaser from time to time.

The offered shares offered and sold through the agents, as our sales agents or as Forward Sellers, pursuant to the sales agreement will be offered and sold through only one agent on any given day.
The sales agreement contemplates that, in addition to the issuance and sale by us of offered shares to or through the agents, we may enter into separate forward sale agreements (each, a “forward sale agreement” and, collectively, the “forward sale agreements”) with one or more affiliates of Jefferies LLC, Bank of Montreal, Citibank, N.A., KeyBanc Capital Markets Inc., Morgan Stanley & Co. LLC, Truist Bank, and Wells Fargo Bank, National Association (in such capacity, each, a “Forward Purchaser” and, collectively, the “Forward Purchasers”). If we enter into a forward sale agreement with any Forward Purchaser, such Forward Purchaser will attempt to borrow from third parties and sell, through the related agent, acting as sales agent for such Forward Purchaser, a number of our offered shares underlying such forward sale agreement to hedge such Forward Purchaser’s exposure under such forward sale agreement. We refer to each agent, when acting as sales agent for the related Forward Purchaser, as, individually, a “Forward Seller” and, collectively, the “Forward Sellers.” We will not initially receive any proceeds from any sale of our offered shares borrowed by a Forward Purchaser and sold through a Forward Seller.
We currently expect to fully physically settle each forward sale agreement, if any, with the relevant Forward Purchaser on one or more dates specified by us on or prior to the maturity date of such forward sale agreement, in which case we expect to receive aggregate net cash proceeds at settlement equal to the number of shares underlying such forward sale agreement multiplied by the relevant forward price. However, subject to certain exceptions, we may also elect, in our sole discretion, to cash settle or net share settle any portion of our obligations under any forward sale agreement, in which case we may not receive any proceeds (in the case of cash settlement) or will not receive any proceeds (in the case of net share settlement), and we may owe cash (in the case of cash settlement) or offered shares (in the case of net share settlement) to the relevant Forward Purchaser. See “Plan of Distribution” in this prospectus supplement.
Each agent will receive from us a commission not to exceed, but may be less than, 2.0% of the gross sales price of all offered shares sold through it as sales agent under the sales agreement. Under the terms of the sales agreement we may also sell our offered shares to each of the agents, as principal, at a price agreed upon at the time of sale. If we sell our offered shares to any agent as principal, we will enter into a separate terms agreement with the agent, setting forth the terms of such transaction, and we will describe the agreement in a separate prospectus supplement or pricing supplement.
In connection with each forward sale agreement, we will pay the applicable agent a commission, in the form of a reduction to the initial forward price under the related forward sale agreement, at a mutually agreed rate that will not exceed, but may be less than, 2.0% of the volume weighted average sales price per share of all borrowed offered shares sold through such agent, as Forward Seller, during the applicable forward selling period for such offered shares.
We have elected to qualify and believe that we have qualified to be taxed as a real estate investment trust for U.S. federal income tax purposes (a “REIT”), commencing with our taxable year ended December 31, 2015. To assist us in qualifying as a REIT, among other purposes, shareholders are generally restricted from owning more than 9.8% by value or number of shares, whichever is more restrictive, of our aggregate outstanding shares of all classes and series, the outstanding shares of any class or series of our preferred shares or our outstanding common shares. Our declaration of trust contains various other restrictions on the ownership and transfer of our shares, see “Description of Securities — Restrictions on Ownership and Transfer” in the accompanying prospectus.
Investing in our offered shares involves risks. Before investing in our offered shares, you should carefully read and consider the information under “Risk Factors” under the caption “Item 1A. Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2020 (our “2020 10-K”), which is incorporated by reference herein.
Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Jefferies Baird BMO Capital Markets BTIG Citigroup	KeyBanc Capital Markets Morgan Stanley Truist Securities Wells Fargo Securities
The date of this prospectus supplement is May 19, 2021.

Prospectus Supplement
Prospectus

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You should read this prospectus supplement, the accompanying prospectus, any applicable free writing prospectus and the documents incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus. You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or any applicable free writing prospectus in making a decision about whether to invest in our offered shares. Neither we nor any agent has authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, any securities in any jurisdiction where it is unlawful to make such offer or solicitation. You should assume that the information in this prospectus supplement and the accompanying prospectus and any applicable free writing prospectus, as well as the information we have previously filed with the SEC that is incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus, is accurate only as of its date or the dates specified in those documents. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

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ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering and also updates information contained in the accompanying prospectus and the documents incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or the documents incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus, the information in this prospectus supplement shall control. In addition, any statement in a filing we make with the SEC that adds to, updates or changes information contained in an earlier filing we made with the SEC shall be deemed to modify and supersede such information in the earlier filing.
Unless the context requires otherwise, references in this prospectus supplement to (1) “NSA,” “our company,” “we,” “us” and “our” refer to National Storage Affiliates Trust, a Maryland real estate investment trust, together with its subsidiaries, and (2) “our operating partnership” refers to NSA OP, LP, a Delaware limited partnership of which we are the sole general partner, together with its subsidiaries.
FORWARD-LOOKING STATEMENTS
We make forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents incorporated or deemed to be incorporated by reference in each within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For these statements, we claim the protections of the safe harbor for forward-looking statements contained in such Sections. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond our control. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. When we use the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions, we intend to identify forward-looking statements.
The forward-looking statements contained in this report reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions, and changes in circumstances that may cause our actual results to differ significantly from those expressed in any forward-looking statement. One of the most significant factors is the ongoing and potential impact of the current COVID-19 pandemic on the economy, the self storage industry and the broader financial markets, which may have a significant negative impact on our financial condition, results of operations and cash flows. We are unable to predict whether the continuing effects of the COVID-19 pandemic will trigger a further economic slowdown or a recession and to what extent we will experience disruptions related to the COVID-19 pandemic. In particular, it is difficult to fully assess the impact of COVID-19 at this time due to, among other factors, uncertainty regarding the severity and duration of the pandemic domestically and internationally, uncertainty regarding the effectiveness of federal, state and local governments’ efforts to contain the spread of COVID-19 and respond to its direct and indirect impact on the U.S. economy and economic activity, including the timing of the successful distribution of an effective vaccine. The current COVID-19 pandemic has impacted, and is likely to continue to impact, directly or indirectly, many of the other important factors below and the risks described under “Item 1A. Risk Factors” in our 2020 10-K, and our subsequent filings under the Exchange Act.
Statements regarding the following subjects, among others, may be forward-looking:
•
the use of the net proceeds of this offering;

•
market trends in our industry, interest rates, the debt and lending markets or the general economy;

•
our business and investment strategy;

•
the acquisition of properties, including those under contract, and the ability of our acquisitions to achieve underwritten capitalization rates and our ability to execute on our acquisition pipeline;

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•
our internalization of retiring participating regional operators (“PROs”);

•
the timing of acquisitions;

•
our relationships with, and our ability and timing to attract additional PROs;

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our ability to effectively align the interests of our PROs with us and our shareholders;

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our integration of our PROs and their managed portfolios, including into our financial and operational reporting infrastructure and internal control framework;

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our operating performance and projected operating results, including our ability to achieve market rents and occupancy levels, reduce operating expenditures and increase the sale of ancillary products and services;

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our ability to access additional off-market acquisitions;

•
actions and initiatives of the U.S. federal, state and local government and changes to U.S. federal, state and local government policies and the execution and impact of these actions, initiatives and policies;

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the state of the U.S. economy generally or in specific geographic regions, states, territories or municipalities;

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economic trends and economic recoveries;

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our ability to obtain and maintain financing arrangements on favorable terms;

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general volatility of the securities markets in which we participate;

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the negative impacts from the continued spread of COVID-19 on the economy, the self storage industry, the broader financial markets, our financial condition, results of operations and cash flows and the ability of our tenants to pay rent;

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changes in the value of our assets;

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projected capital expenditures;

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the impact of technology on our products, operations, and business;

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the implementation of our technology and best practices programs (including our ability to effectively implement our integrated Internet marketing strategy);

•
changes in interest rates and the degree to which our hedging strategies may or may not protect us from interest rate volatility;

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impact of and changes in governmental regulations, tax law and rates, accounting guidance and similar matters;

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our ability to continue to qualify and maintain our qualification as a REIT for U.S. federal income tax purposes;

•
availability of qualified personnel;

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the timing of conversions of each series of Class B common units of limited partner interest (“subordinated performance units”) in our operating partnership and subsidiaries of our operating partnership into Class A common units of limited partner interest (“OP units”) in our operating partnership, the conversion ratio in effect at such time and the impact of such convertibility on our diluted earnings (loss) per share;

•
the risks of investing through joint ventures, including whether the anticipated benefits from a joint venture are realized or may take longer to realize than expected;

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estimates relating to our ability to make distributions to our shareholders in the future; and

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our understanding of our competition.

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The risks included here are not exhaustive. Other sections of this prospectus supplement, the accompanying prospectus, any applicable free writing prospectus and the documents incorporated or deemed to be incorporated by reference in each may include additional factors that could adversely affect our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, and our management cannot assess the impact of all such risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.
The forward-looking statements contained in this prospectus supplement, the accompanying prospectus, any applicable free writing prospectus and the documents incorporated or deemed to be incorporated by reference in each reflect our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. Forward-looking statements are not predictions of future events. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. Some of these factors are included in our 2020 10-K and in subsequent periodic reports which we file with the SEC, which are incorporated by reference in this prospectus supplement and the accompanying prospectus. If a change occurs, our business, financial condition, liquidity, results of operations and prospects may vary materially from those expressed in our forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made.
Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
For more information regarding risks that may cause our actual results to differ materially from any forward-looking statements, see “Risk Factors” under the caption “Item 1A. Risk Factors” in our 2020 10-K and any risk factors described in the other documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of this offering, which will be considered to be incorporated by reference in this prospectus supplement and the accompanying prospectus.

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PROSPECTUS SUMMARY
This summary highlights some of the information in this prospectus supplement and the accompanying prospectus. It does not contain all of the information that you should consider before investing in our offered shares. You should read carefully the more detailed information in this prospectus supplement and the accompanying prospectus and the information incorporated or deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus.
Our Company
General
National Storage Affiliates Trust is a Maryland real estate investment trust focused on the ownership, operation, and acquisition of self storage properties located within the top 100 metropolitan statistical areas throughout the United States.
Our executive chairman of the board of trustees and former chief executive officer, Arlen D. Nordhagen, co-founded SecurCare Self Storage, Inc. in 1988 to invest in and manage self storage properties. While growing SecurCare to over 150 self storage properties, Mr. Nordhagen recognized a market opportunity for a differentiated public self storage REIT that would leverage the benefits of national scale by integrating multiple experienced regional self storage operators with local operational focus and expertise. We believe that his vision, which is the foundation of our company, aligns the interests of PROs with those of our public shareholders by allowing our PROs to participate alongside our shareholders in our financial performance and the performance of our PROs’ “managed portfolios,” which means, with respect to each PRO, the portfolio of properties that such PRO manages on our behalf. A key component of this strategy is to capitalize on the local market expertise and knowledge of regional self storage operators by maintaining the continuity of their roles as property managers.
Our Corporate Information
Our principal executive offices are located at 8400 East Prentice Avenue, 9th Floor, Greenwood Village, Colorado 80111. Our telephone number is (720) 630-2600. Our website is www.nationalstorageaffiliates.com. The information on our website is not intended to form a part of or be incorporated by reference into this prospectus supplement.
REIT qualification
We have elected to qualify and believe we have qualified as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), commencing with our taxable year ended on December 31, 2015. We believe that we have been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and we expect that our intended manner of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT on an ongoing basis. Our declaration of trust provides that our board of trustees may revoke or otherwise terminate our REIT election, without approval of our shareholders, if it determines that it is no longer in our best interest to attempt to, or continue to, qualify as a REIT.

THE OFFERING OF COMMON SHARES
The following terms are summarized below solely for your convenience. For a more complete description of the terms of our common shares, see “Description of Common Shares of Beneficial Interest” in the accompanying prospectus.
Issuer
National Storage Affiliates Trust
Common shares offered by us
Common shares of beneficial interest, $0.01 par value per share (“common shares”), having aggregate sales proceeds, together with the Series A Preferred Shares (as defined herein) offered hereunder, of up to $400,000,000.
Use of Proceeds
We intend to contribute the net proceeds received by us (1) from any sales of common shares through the sales agents and (2) upon settlement of any forward sale agreement, in each case, to our operating partnership, which we expect will subsequently use the net proceeds for general corporate and working capital purposes, including, but not limited to, repaying outstanding indebtedness and funding property acquisitions and investments. See “Use of Proceeds.”
Distribution policy
We have made and intend to continue to make regular quarterly distributions to holders of our common shares. U.S. federal income tax law generally requires that a REIT distribute annually at least 90% of its REIT taxable income, without regard to the deduction for dividends paid and excluding net capital gains, and that it be subject to U.S. federal corporate income tax to the extent that it annually distributes less than 100% of its taxable income. Our current policy is to pay quarterly distributions, which on an annual basis will equal all or substantially all of our taxable income.
Any distributions we make will be at the discretion of our board of trustees and will depend upon, among other things, our actual results of operations. These results and our ability to pay distributions will be affected by various factors, including our revenues, operating expenses and the occupancy levels of our existing self-storage properties, the ability of our tenants to meet their obligations and unanticipated expenditures.
We cannot assure you that we will make any distributions to our shareholders with respect to our common shares.
New York Stock Exchange Symbol
“NSA”
Restrictions on Ownership and Transfer
To assist us in complying with the limitations on the concentration of ownership of a REIT imposed by the Code, among other purposes, our declaration of trust prohibits, with certain exceptions, any shareholder from beneficially or constructively owning, applying certain attribution rules under the Code, more than 9.8% in value or in number of shares, whichever is more restrictive, of our aggregate outstanding shares of all classes and series, the outstanding shares of any class or series of our preferred shares or our outstanding common shares and imposes other restrictions on ownership and transfer of our shares. See “Description of Securities — Restrictions on Ownership and Transfer” in the accompanying prospectus.

Material U.S. Federal Income Tax Considerations
For certain material U.S. federal income tax considerations relating to the purchase, ownership and disposition of our common shares, see “U.S. Federal Income Tax Considerations” on page 40 of the accompanying prospectus.
Risk Factors
See “Risk Factors” under the caption “Risk Factors” in this prospectus supplement and “Item 1A. Risk Factors” included in our 2020 10-K and any other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for risks that you should consider before investing in our common shares.

THE OFFERING OF SERIES A PREFERRED SHARES
The following terms are summarized below solely for your convenience. For a more complete description of the terms of the Series A Preferred Shares, see “Description of the Series A Preferred Shares of Beneficial Interest” in this prospectus supplement and “Description of Preferred Shares of Beneficial Interest” in the accompanying prospectus.
Issuer
National Storage Affiliates Trust, a Maryland real estate investment trust.
Series A Preferred Shares offered
by us
6.000% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share (the “Series A Preferred Shares”), having aggregate sales proceeds, together with the common shares offered hereunder, of up to $400,000,000.
Use of Proceeds
We intend to contribute the net proceeds received by us from any sales of Series A Preferred Shares through the sales agents to our operating partnership, which we expect will subsequently use the net proceeds for general corporate and working capital purposes, including, but not limited to, repaying outstanding indebtedness and funding property acquisitions and investments. See “Use of Proceeds.”
Ranking
The Series A Preferred Shares rank, with respect to dividend rights and rights upon our liquidation, dissolution or winding up:
•
senior to all classes or series of our common shares, and to any other class or series of our equity shares expressly designated as ranking junior to the Series A Preferred Shares;

•
on parity with any future class or series of our equity shares expressly designated as ranking on parity with the Series A Preferred Shares; and

•
junior to any other class or series of our equity shares expressly designated as ranking senior to the Series A Preferred Shares, none of which exists on the date hereof.

The term “equity shares” includes our shares of beneficial interest of any class or series but does not include convertible or exchangeable debt securities, which, prior to conversion or exchange, rank senior in right of payment to the Series A Preferred Shares. The Series A Preferred Shares will rank junior in right of payment to our other existing and future debt obligations.
Dividends
Holders of the Series A Preferred Shares will be entitled to receive cumulative cash dividends on the Series A Preferred Shares when, as and if authorized by our board of trustees from, and including, the date of original issue, payable quarterly in arrears on or about the last day of March, June, September and December of each year, at the rate of 6.000% per annum of the $25.00 liquidation preference per share (equivalent to an annual rate of $1.50 per share). Dividends on the Series A Preferred Shares will accrue whether or not

(i) we have earnings, (ii) there are funds legally available for the payment of such dividends and (iii) such dividends are authorized or declared.
Liquidation Preference
If we liquidate, dissolve or wind up, holders of the Series A Preferred Shares will have the right to receive $25.00 per Series A Preferred Share, plus accrued and unpaid dividends (whether or not authorized or declared) up to but excluding the date of payment, before any distribution or payment is made to holders of our common shares and any other class or series of equity shares ranking junior to the Series A Preferred Shares with respect to the distribution of assets in the event of our liquidation, dissolution or winding up. We may only issue equity shares ranking senior to the Series A Preferred Shares with respect to the payment of dividends or the distribution of assets upon our liquidation, dissolution and winding up if we obtain the affirmative vote of the holders of at least two-thirds of the then outstanding Series A Preferred Shares and each other class or series of preferred shares ranking on parity with the Series A Preferred Shares with respect to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up upon which like voting rights have been conferred, voting together as a single class. The rights of holders of the Series A Preferred Shares to receive their liquidation preference will be subject to the proportionate rights of any other class or series of our equity shares ranking on parity with the Series A Preferred Shares as to liquidation, dissolution or winding up and junior to the rights of any class or series of our equity shares expressly designated as ranking senior to the Series A Preferred Shares.
Optional Redemption
We may not redeem the Series A Preferred Shares prior to October 11, 2022, except in limited circumstances to preserve our status as a REIT, as described in “Description of the Series A Preferred Shares — Optional Redemption” in this prospectus supplement and pursuant to the special optional redemption provision described below. On and after October 11, 2022, the Series A Preferred Shares will be redeemable at our option, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus accrued and unpaid dividends (whether or not authorized or declared) up to, but not including, the redemption date. Any partial redemption will be on a pro rata basis or by lot.
Special Optional Redemption
Upon the occurrence of a Change of Control (as defined below), we may, at our option, redeem the Series A Preferred Shares, in whole or in part within 120 days after the first date on which such Change of Control occurred, for cash, at a redemption price of $25.00 per share, plus any accrued and unpaid dividends to, but not including, the date of redemption. If, prior to the Change of Control Conversion Date, we exercise any of our redemption rights relating to the Series A Preferred Shares (whether our optional redemption right or our special optional redemption right), the holders of Series A Preferred Shares will not have the conversion right described below with respect to the shares called for redemption.

A “Change of Control” is when, after the original issuance of the Series A Preferred Shares, each of the following have occurred and are continuing:
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the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of our company entitling that person to exercise more than 50% of the total voting power of all shares of our company entitled to vote generally in the election of our trustees (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

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following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity (or if, in connection with such transaction our common shares are converted into or exchanged for (in whole or in part) common equity securities of another entity, such other entity) has a class of common equity securities (or ADRs representing such securities) listed on the NYSE, the NYSE AMER or NASDAQ or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE AMER or NASDAQ.

Conversion Rights
Upon the occurrence of a Change of Control, each holder of Series A Preferred Shares will have the right (unless, on or prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem the Series A Preferred Shares) to convert some or all of the Series A Preferred Shares held by such holder on the Change of Control Conversion Date into a number of our common shares per series A preferred share to be converted equal to the lesser of:
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the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid dividends to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series A Preferred Share dividend payment and prior to the corresponding Series A Preferred Share dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Common Share Price; and

•
2.04666 (i.e., the Share Cap), subject to certain adjustments;

subject, in each case, to provisions for the receipt of alternative consideration as described in this prospectus supplement.
If, on or prior to the Change of Control Conversion Date, we have provided or provide a redemption notice, whether pursuant to our special optional redemption right in connection with a Change of Control or our optional redemption right, holders of Series A Preferred Shares will not have any right to convert the Series A Preferred Shares selected for redemption in connection with the Change of Control Conversion Right and any Series A Preferred Shares selected for redemption that have been tendered for conversion will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date.
For definitions of “Change of Control Conversion Right,” “Change of Control Conversion Date” and “Common Share Price” and for a description of the adjustments and provisions for the receipt of alternative consideration that may be applicable to the Change of Control Conversion Right, see “Description of the Series A Preferred Shares — Conversion Rights.”
Except as provided above in connection with a Change of Control, the Series A Preferred Shares are not convertible into or exchangeable for any other securities or property.
No Maturity, Sinking Fund or Mandatory Redemption
The Series A Preferred Shares have no stated maturity date and are not subject to mandatory redemption at the option of the holder or any sinking fund. We are not required to set aside funds to redeem the Series A Preferred Shares. Accordingly, the Series A Preferred Shares will remain outstanding indefinitely unless we decide to redeem the shares at our option or, under limited circumstances where the holders of the Series A Preferred Shares have a conversion right, such holders decide to convert the Series A Preferred Shares into our common shares.
Limited Voting Rights
Holders of the Series A Preferred Shares generally have no voting rights. However, if we are in arrears on dividends on the Series A Preferred Shares for six or more quarterly periods, whether or not consecutive, holders of the Series A Preferred Shares and the holders of preferred shares of all other classes and series ranking on parity with the Series A Preferred Shares with respect to payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, and upon which like voting rights have been conferred and are exercisable, which we refer to as parity preferred shares, and with which the holders of Series A Preferred Shares are entitled to vote together as a single class (voting together as a single class) will be entitled to vote at a special meeting called upon the written request of the holders of at least 10% of such shares or at our next annual meeting, and each subsequent annual meeting of shareholders, for the election of two additional trustees to serve on our board of trustees until all accumulated unpaid dividends with respect to the Series A

Preferred Shares have been paid in full. In addition, the affirmative vote of the holders of at least two-thirds of the outstanding Series A Preferred Shares and any other class or series of parity preferred shares with which the holders of Series A Preferred Shares are entitled to vote together as a single class (voting together as a single class), is required for us to authorize or issue any class or series of shares ranking senior to the Series A Preferred Shares or, subject to certain exceptions, to amend any provision of our declaration of trust, whether by merger, consolidation or otherwise, so as to materially and adversely affect the terms of the Series A Preferred Shares. If the proposed declaration of trust amendments would materially and adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Shares disproportionately relative to any other class or series of parity preferred shares, the affirmative vote of the holders of at least two-thirds of the outstanding Series A Preferred Shares, voting as a separate class, is also required.
Information Rights
During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act and any Series A Preferred Shares are outstanding, we will use our commercially reasonable best efforts to transmit through our website at http://www.nationalstorageaffiliates.com/ (or other permissible means under the Exchange Act) copies of the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required). We will use our commercially reasonable best efforts to provide such reports on our website within 15 days after the respective dates by which we would have been required to file such reports with the SEC if we were subject to Section 13 or 15(d) of the Exchange Act and we were a “non-accelerated filer” within the meaning of the Exchange Act.
New York Stock Exchange Symbol
“NSA Pr A”
Restrictions on Ownership and Transfer
To assist us in complying with the limitations on the concentration of ownership of a REIT imposed by the Code, among other purposes, our declaration of trust prohibits, with certain exceptions, any shareholder from beneficially or constructively owning, applying certain attribution rules under the Code, more than 9.8% in value or in number of shares, whichever is more restrictive, of our aggregate outstanding shares of all classes and series, the outstanding shares of any class or series of our preferred shares or our outstanding common shares and imposes other restrictions on ownership and transfer of our shares. See “Description of Securities — Restrictions on Ownership and Transfer” in the accompanying prospectus.
Material U.S. Federal Income Tax Considerations
For certain material U.S. federal income tax considerations relating to the purchase, ownership and disposition of our

Series A Preferred Shares, see “U.S. Federal Income Tax Considerations” on page 40 of the accompanying prospectus.
Risk Factors
See “Risk Factors” under the caption “Risk Factors” in this prospectus supplement and “Item 1A. Risk Factors” included in our 2020 10-K and any other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for risks that you should consider before investing in our Series A Preferred Shares.

RISK FACTORS
Investment in the offered shares offered pursuant to this prospectus supplement and the accompanying prospectus involves a high degree of risk. Before making an investment decision, you should carefully consider the risk factors described below and under the caption “Item 1A. Risk Factors” in our 2020 10-K and our other filings under the Exchange Act that are incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus. Any of these risks described could materially adversely affect our business, financial condition, liquidity, results of operations, prospects, tax status or ability to make distributions to our shareholders. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business operations. If this were to happen, the price of our offered shares could decline significantly and you could lose a part or all of your investment. See “Forward-Looking Statements” beginning on page S-iii of this prospectus supplement and “Where You Can Find More Information and Incorporation by Reference” beginning on page S-36 of this prospectus supplement.
Risks Related to this Offering and the Offered Shares
The Series A Preferred Shares have not been rated.
The Series A Preferred Shares have not been rated by any nationally recognized statistical rating organization, which may negatively affect their market value and your ability to sell them. It is possible that one or more rating agencies might independently determine to issue such a rating or that such a rating, if issued, could adversely affect the market price of the Series A Preferred Shares. In addition, we may elect in the future to obtain a rating of the Series A Preferred Shares, which could adversely impact their market price. Ratings only reflect the views of the rating agency or agencies issuing the ratings and they could be revised downward or withdrawn entirely at the discretion of the issuing rating agency if in its judgment circumstances so warrant. Any such downward revision or withdrawal of a rating could have an adverse effect on the market price of the Series A Preferred Shares.
Market interest rates and other factors may affect the value of the offered shares.
One of the factors that will influence the prices of the offered shares will be the dividend yield on the offered shares relative to market interest rates. An increase in market interest rates could cause the market prices of the offered shares to go down. The trading prices of the offered shares will also depend on many other factors, which may change from time to time, including:
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the market for similar securities;

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government action or regulation;

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actual or anticipated variations in our quarterly operating results or dividends;

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changes in our funds from operations or earnings estimates;

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publication of research reports about us or the real estate industry;

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increases in market interest rates that lead purchasers of our shares to demand a higher yield;

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changes in market valuations of similar companies;

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adverse market reaction to any additional debt we incur in the future;

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additions or departures of key management personnel;

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actions by institutional shareholders;

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speculation in the press or investment community;

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the realization of any of the other risk factors presented in this prospectus supplement, including the risks incorporated by reference herein from our most recent Annual Report on Form 10-K;

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the extent of investor interest in our securities;

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the general reputation of REITs and the attractiveness of our equity securities in comparison to other equity securities, including securities issued by other real estate-based companies;

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our underlying asset value;

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investor confidence in the stock and bond markets, generally;

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changes in tax laws;

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future equity issuances;

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failure to meet earnings estimates;

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failure to qualify and maintain our qualification as a REIT or the failure of any REIT that we form or acquire to qualify and maintain its qualification as a REIT;

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changes in our credit ratings;

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litigation or threatened litigation, which may divert our management’s time and attention, require us to pay damages and expenses or restrict the operation of our business;

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general market and economic conditions;

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our issuance of debt or preferred equity securities; and

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our financial condition, results of operations and prospects.

As a result of these and other factors, investors who purchase the offered shares in this offering may experience a decrease, which could be substantial and rapid, in the market price of the offered shares, including decreases unrelated to our operating performance or prospects. Likewise, in the event that the Series A Preferred Shares become convertible upon a Change of Control and are converted into our common shares, holders of our common shares issued on conversion may experience a similar decrease, which also could be substantial and rapid, in the market price of our common shares.
Our credit facility, term loan facilities and our senior unsecured notes may limit our ability to pay distributions to holders of the offered shares.
Our credit facility (as defined under “Use of Proceeds” in this prospectus supplement), our separate term loan facilities, and our senior unsecured notes prohibit us from making distributions to our shareholders, or redeeming or otherwise repurchasing our equity shares, including the offered shares, although we are permitted to make distributions to our shareholders, subject to certain limitations, so long as no default or event of default exists or would result from such distribution. After the occurrence and during the continuance of a default or an event of default, we are only permitted to make distributions to the extent necessary to enable us to maintain our qualification as a REIT. Consequently, our ability to make distributions to the holders of the offered shares or make redemptions or repurchases of the offered shares may be limited by our credit facility, term loan facilities and senior unsecured notes under certain circumstances.
In addition, in the event of a default under our credit facility, term loan facilities and senior unsecured notes, we would be unable to borrow under such facility and any amounts we have borrowed thereunder could become immediately due and payable. The agreements governing our future debt instruments may also include restrictions on our ability to pay dividends to holders or make redemptions or repurchase of the offered shares. The offered shares are subordinated to existing and future debt and your interests could be diluted by the issuance of preferred shares, including additional Series A Preferred Shares, and by other transactions.
Payment of accrued dividends on the Series A Preferred Shares will be subordinated to all of our existing and future debt and will be structurally subordinated to the obligations of our subsidiaries. In addition, we may issue additional Series A Preferred Shares or shares of another class or series of preferred shares ranking on parity with (or, upon the affirmative vote or consent of the holders of at least two-thirds of the outstanding Series A Preferred Shares and each other class or series of parity preferred shares with which the holders of Series A Preferred Shares are entitled to vote together as a single class, voting together as a single class, senior to) the Series A Preferred Shares with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up. Other than the conversion right afforded to holders of Series A Preferred Shares upon the occurrence of a Change of Control as described under “Description of the Series A Preferred Shares of Beneficial Interest — Conversion Rights” and other than the limited voting rights as described under “Description of the Series A Preferred Shares of Beneficial Interest — Limited Voting Rights” below, none of the provisions relating to the Series A Preferred Shares relate to or limit our indebtedness or afford the holders of the Series A Preferred Shares protection in the event of a highly leveraged or other transaction, including a merger or the sale, lease or conveyance of all or substantially all our assets or business, that might adversely affect the holders of the Series A Preferred Shares. These factors may affect the trading price of the Series A Preferred Shares.
As a holder of Series A Preferred Shares you have extremely limited voting rights.
Your voting rights as a holder of Series A Preferred Shares will be limited. Our common shares are currently the only class of our securities carrying full voting rights. Voting rights for holders of Series A Preferred Shares exist primarily with respect to voting on amendments to our declaration of trust, including our articles supplementary (in some cases, voting together with the holders of other classes or series of parity preferred shares upon which like voting rights have been conferred and are exercisable), that materially and adversely affect the rights of the Series A Preferred Shares or create additional classes or series of preferred shares that are senior to the Series A Preferred Shares and the ability to elect (voting together as a single class with all classes and series of parity preferred shares upon which like voting rights have been conferred and are exercisable) two additional trustees to our board of trustees in the event that six quarterly dividends (whether or not consecutive) payable on the Series A Preferred Shares are in arrears. See “Description of the Series A Preferred Shares of Beneficial Interest — Limited Voting Rights.”
The Change of Control conversion feature may not adequately compensate you and may make it more difficult for a party to take over our company or discourage a party from taking over our company.
Upon the occurrence of a Change of Control, holders of the Series A Preferred Shares will have the right (unless, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem the Series A Preferred Shares) to convert some or all of their Series A Preferred Shares into our common shares (or equivalent value of alternative consideration). See “Description of the Series A Preferred Shares of Beneficial Interest — Conversion Rights.” Upon such a conversion, the holders will be limited to a maximum number of our common shares equal to the Share Cap multiplied by the number of Series A Preferred Shares converted. If the Common Share Price is less than $12.215, subject to adjustment, the holders will receive a maximum of 2.04666 of our common shares per share of Series A Preferred Shares, which may result in a holder receiving a value that is less than the liquidation preference of the Series A Preferred Shares. In addition, the Change of Control conversion feature of the Series A Preferred Shares may have the effect of discouraging a third party from making an acquisition proposal for our company or of delaying, deferring or preventing certain change of control transactions of our company under circumstances that otherwise could provide the holders of our common shares and Series A Preferred Shares with the opportunity to realize a premium over the then-current market price or that shareholders may otherwise believe is in their best interests.
Our declaration of trust contains restrictions upon ownership and transfer of the Series A Preferred Shares.
Our declaration of trust contains restrictions on ownership and transfer of the Series A Preferred Shares intended, among other purposes, to assist us in maintaining our status as a REIT for United States federal income tax purposes. For example, our declaration of trust restricts any person from acquiring beneficial or constructive ownership of more than 9.8% (in value or number of shares, whichever is more restrictive) of our outstanding Series A Preferred Shares or 9.8% (in value or number of shares, whichever is more restrictive) of the aggregate of our outstanding equity shares. See “Description of Securities — Restrictions on Ownership and Transfer” in the accompanying prospectus. You should consider these ownership limitations prior to your purchase of the Series A Preferred Shares. In addition, the articles supplementary establishing the terms of the Series A Preferred Shares provide that, notwithstanding any other provision of the Series A Preferred Shares, no holder of Series A Preferred Shares will be entitled to convert such shares into our common shares to the extent that receipt of our common shares would cause the holder to exceed the ownership limitations contained in our declaration of trust, which may limit your ability to convert the Series A Preferred Shares into our common shares upon a Change of Control. These ownership restrictions could also have anti-takeover effects and could reduce the possibility that a third party will attempt to acquire control of our company, which could adversely affect the market price of the Series A Preferred Shares.
If our common shares are delisted, your ability to transfer or sell your Series A Preferred Shares may be limited and the market value of the Series A Preferred Shares will be materially adversely affected.
Other than in connection with certain change of control transactions, the Series A Preferred Shares do not contain provisions that protect you if our common shares are delisted. Since the Series A Preferred Shares has no stated maturity date, you may be forced to hold your Series A Preferred Shares and receive stated dividends on the shares when, as and if authorized by our board of trustees and declared by us with no assurance as to ever receiving the liquidation preference. In addition, if our common shares are delisted, it is likely that the Series A Preferred Shares will be delisted as well. Accordingly, if our common shares are delisted, your ability to transfer or sell your Series A Preferred Shares may be limited and the market value of the Series A Preferred Shares will be materially adversely affected.
Our ability to pay dividends is limited by the requirements of Maryland law.
Our ability to pay dividends on the offered shares is limited by the laws of Maryland. Under applicable Maryland law, a Maryland real estate investment trust generally may not make a distribution if, after giving effect to the distribution, the trust would not be able to pay its debts as the debts become due in the usual course of business, or the trust’s total assets would be less than the sum of its total liabilities plus, unless the trust’s declaration of trust provides otherwise, the amount that would be needed, if the trust were dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution. Accordingly, we generally may not make a distribution on the offered shares if, after giving effect to the distribution, we would not be able to pay our debts as they become due in the usual course of business or our total assets would be less than the sum of our total liabilities plus, unless the terms of such class or series provide otherwise, the amount that would be needed to satisfy the preferential rights upon dissolution of the holders of any class or series of preferred shares then outstanding, if any, with preferences senior to those of the offered shares.
Risks Related to the Forward Sale Agreements
Provisions contained in the forward sale agreements could result in substantial dilution to our earnings per share and return on equity or result in substantial cash payment obligations.
Each Forward Purchaser will have the right to accelerate its forward sale agreement (with respect to all or any portion of the transaction under such forward sale agreement that the Forward Purchaser determines is affected by an event described below) and require us to settle on a date specified by such Forward Purchaser if:
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in such Forward Purchaser’s commercially reasonable judgment, it or its affiliate is unable to hedge (or maintain a hedge of) its exposure in a commercially reasonable manner under such forward sale agreement because (x) insufficient offered shares have been made available for borrowing by securities lenders or (y) such Forward Purchaser or any of its affiliates would incur a share borrow cost in excess of a specified threshold;

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we declare any dividend, issue or distribution on offered shares (a) payable in cash in excess of specified amounts, (b) that constitutes an extraordinary dividend under the forward sale agreement, (c) payable in securities of another company as a result of a spin-off or similar transaction, or (d) payable in any other type of securities (other than our offered shares), rights, warrants or other assets for payment at less than the prevailing market price;

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certain ownership thresholds applicable to such Forward Purchaser and its affiliates are or would be exceeded;

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an event is announced that if consummated would result in a specified extraordinary event (including certain mergers or tender offers, as well as certain events involving our nationalization, our insolvency, a delisting of our offered shares or change in law); or

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certain other events of default or termination events occur, including, among others, any material misrepresentation made by us in connection with such forward sale agreement or our insolvency (each as more fully described in the relevant forward sale agreement).

A Forward Purchaser’s decision to exercise its right to accelerate the settlement of any forward sale agreement will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver our offered shares under the physical settlement provisions of the applicable forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share and return on equity.
We expect that the forward sale agreements will settle no later than a date to be agreed between us and the applicable Forward Purchaser and specified in the applicable forward sale agreement. However, a forward sale agreement may be settled earlier in whole or in part at our option. A forward sale agreement will be physically settled by delivery of our offered shares, unless, subject to certain conditions, we elect to cash settle or net share settle such forward sale agreement. Delivery of our offered shares upon physical settlement (or, if we elect net share settlement, upon such settlement to the extent we are obligated to deliver our offered shares) will result in dilution to our earnings per share and return on equity. If we elect cash settlement or net share settlement with respect to all or a portion of our offered shares underlying a forward sale agreement, we expect the applicable Forward Purchaser (or an affiliate thereof) to purchase a number of our offered shares in secondary market transactions over an unwind period to:
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return our offered shares to securities lenders in order to unwind such Forward Purchaser’s hedge (after taking into consideration any of our offered shares to be delivered by us to such Forward Purchaser, in the case of net share settlement); and, if applicable,

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in the case of net share settlement, deliver our offered shares to us to the extent required upon settlement of such forward sale agreement.

In addition, the purchase of our offered shares in connection with a Forward Purchaser or its affiliate unwinding its hedge positions could cause the price of our offered shares to increase over such time (or prevent a decrease over such time), thereby increasing the amount of cash we would owe to such Forward Purchaser (or decreasing the amount of cash that the Forward Purchaser would owe us) upon a cash settlement of the relevant forward sale agreement or increasing the number of our offered shares we would deliver to such Forward Purchaser (or decreasing the number of our offered shares that such Forward Purchaser would deliver to us) upon net share settlement of the relevant forward sale agreement.
The forward sale price that we expect to receive upon physical settlement of a forward sale agreement will be subject to adjustment on a daily basis based on a floating interest rate factor equal to a specified daily rate less a spread and will be decreased based on amounts related to expected dividends on our offered stocks during the term of the applicable forward sale agreement. If the specified daily rate is less than the spread on any day, the interest factor will result in a daily reduction of the forward sale price. If the weighted average price at which a Forward Purchaser (or its affiliate) is able to purchase shares during the applicable unwind period under a forward sale agreement is above the relevant forward sale price, in the case of cash settlement, we would pay the applicable Forward Purchaser under such forward sale agreement an amount in cash equal to the difference or, in the case of net share settlement, we would deliver to such Forward Purchaser a number of our offered shares having a value equal to the difference. Thus, we could be responsible for a potentially substantial cash payment in the case of cash settlement or could be required to deliver a greater than expected amount of our offered shares to the applicable Forward Purchaser in the case of net share settlement. If the weighted average price at which a Forward Purchaser (or its affiliate) is able to purchase shares during the applicable unwind period under a forward sale agreement is below the relevant forward sale price, in the case of cash settlement, we would be paid the difference in cash by the relevant forward purchaser under such forward sale agreement or, in the case of net share settlement, we would receive from such forward purchaser a number of our offered shares having a value equal to the difference. See “Plan of Distribution — Sales Through Forward Sellers” for information on the forward sale agreements.
In case of our bankruptcy or insolvency, the forward sale agreements would automatically terminate, and we would not receive the expected proceeds from the sale of our offered shares.
If we or a regulatory authority with jurisdiction over us institutes, or we consent to, a proceeding seeking a judgment in bankruptcy or insolvency or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or we or a regulatory authority with jurisdiction over us presents a petition for our winding-up or liquidation, or we consent to such a petition, the forward sale agreements will automatically terminate. If a forward sale agreement so terminates, we would not be obligated to deliver to the applicable Forward Purchaser any our offered shares not previously delivered, and such Forward Purchaser would be discharged from its obligation to pay the relevant forward sale price per share in respect of any our offered shares not previously settled. Therefore, to the extent that there are any offered shares with respect to which such forward sale agreement has not been settled at the time of the commencement of any such bankruptcy or insolvency proceedings, we would not receive the relevant forward sale price per share in respect of those offered shares.

USE OF PROCEEDS
We intend to contribute the net proceeds received by us (1) from any sales of common shares or Series A Preferred Shares through the sales agents and (2) upon settlement of any forward sale agreement, in each case, to our operating partnership, which we expect will subsequently use the net proceeds for general corporate and working capital purposes, including, but not limited to, repaying outstanding indebtedness and funding property acquisitions and investments.
To the extent that we elect to cash settle any portion of our obligations under any forward sale agreement, we may not receive any proceeds and we may owe cash to the relevant Forward Purchaser. To the extent that we elect to net share settle any portion of obligations under a forward sale agreement, we will not receive any proceeds from the relevant Forward Purchaser and we may owe offered shares to the relevant Forward Purchaser
We will not initially receive any proceeds from any sale of our offered shares borrowed by a Forward Purchaser and sold through a Forward Seller. We currently expect to fully physically settle each forward sale agreement, if any, with the relevant Forward Purchaser on one or more dates specified by us on or prior to the maturity date of such forward sale agreement, in which case we expect to receive aggregate net cash proceeds at settlement equal to the number of offered shares underlying such forward sale agreement multiplied by the relevant forward price.
The forward sale price that we expect to receive upon physical settlement of a particular forward sale agreement will be equal to the gross sales prices of all borrowed offered shares sold by the relevant Forward Seller during the applicable forward hedge selling period less a commission not to exceed, but may be less than, 2.0% of the gross sales price of all offered shares sold through it as sales agent under the sales agreement. The forward sale price that we expect to receive upon physical settlement of a forward sale agreement will be subject to adjustment on a daily basis based on a floating interest rate factor equal to a specified daily rate less a spread and will be decreased based on amounts related to expected dividends on our common shares during the term of the applicable forward sale agreement. If the specified daily rate is less than the spread on any day, the interest factor will result in a daily reduction of the forward sale price. If the weighted average price at which a Forward Purchaser (or its affiliate) is able to purchase shares during the applicable unwind period under a forward sale agreement is above the relevant forward sale price, in the case of cash settlement, we would pay the applicable Forward Purchaser under such forward sale agreement an amount in cash equal to the difference or, in the case of net share settlement, we would deliver to such Forward Purchaser a number of our offered shares having a value equal to the difference.
As of the date of this prospectus supplement, affiliates of certain of the agents have lender commitments under our unsecured credit facility, which includes the (i) $500.0 million revolving line of credit (the “Revolver”), (ii) $125.0 million tranche A term loan facility (the “Term Loan A”), (iii) $250.0 million tranche B term loan facility (the “Term Loan B”), (iv) $225.0 million tranche C term loan facility (the “Term Loan C”), and (v) $175.0 million tranche D term loan facility (the “Term Loan D,” and together with the Revolver, the Term Loan A, the Term Loan B, and Term Loan C, the “credit facility”), under our $75.0 million term loan facility that matures in December 2028 and under our $100.0 million term loan facility that matures in April 2029. In addition, affiliates of some or all of the agents may in the future be lenders and/or agents under new credit facilities or amendments or restatements of our existing facilities, in each case that our company or our operating partnership may enter into from time to time, and the agents and their respective affiliates may from time to time hold debt securities or other indebtedness of us, our operating partnership or other subsidiaries of our company. As described above, our operating partnership may use a portion of the net proceeds received by us from any sales of common shares or Series A Preferred Shares through the sales agents or upon settlement of any forward sale agreement to repay indebtedness. As a result, certain affiliates of the agents will receive their proportionate share of such net proceeds used to repay borrowings under our credit facility. Likewise, to the extent that such net proceeds are applied to repay any other indebtedness of our company, our operating partnership or any of our company’s other subsidiaries that may be held by any of the agents or any of their respective affiliates, such agents or affiliates, as the case may be, will receive such net proceeds through the repayment of that indebtedness. See “Plan of Distribution — Other Activities and Relationships.”

Until appropriate investments can be identified, our operating partnership may invest the net proceeds received by us from any sales of common shares or Series A Preferred Shares through the sales agents or upon settlement of any forward sale agreement in interest-bearing short-term investments, including money market accounts and/or U.S. treasury securities which are consistent with our intention to qualify as a REIT. These investments are expected to provide a lower net return than we will seek to achieve from our self storage properties.

DESCRIPTION OF THE SERIES A PREFERRED SHARES OF BENEFICIAL INTEREST
The following summary of the material terms and provisions of the Series A Preferred Shares of National Storage Affiliates Trust does not purport to be complete and is qualified in its entirety by reference to the articles supplementary setting forth the terms of the Series A Preferred Shares, our declaration of trust and our bylaws each of which is available from us and is or will be filed with the SEC. This description of the particular terms of the Series A Preferred Shares supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of our preferred shares set forth in the accompanying prospectus.
General
We currently are authorized to issue up to 50,000,000 preferred shares of beneficial interest, par value $0.01 per share (our “preferred shares”), in one or more classes or series. Each class or series of our preferred shares will have the designations, powers, preferences, rights, qualifications, limitations or restrictions as Maryland law may permit and our board of trustees may determine by adoption of applicable articles supplementary to our declaration of trust. As of May 18, 2021, we had 23,369,566 preferred shares classified and designated as Series A Preferred Shares, with a liquidation preference of $25.00 per share, 8,736,719 of which are issued and outstanding. In connection with this offering, our board of trustees classified an additional 8,358,458 preferred shares of our company’s authorized but unissued preferred shares as additional Series A Preferred Shares. As a result, as of the date of this prospectus supplement, we have 31,728,024 preferred shares classified as Series A Preferred Shares.
Before the issuance of any Series A Preferred Shares, we will execute and file such additional articles supplementary with the State Department of Assessments and Taxation of Maryland. We will also amend the partnership agreement of our operating partnership to designate and set forth the terms of the additional 6.000% Series A Cumulative Redeemable Preferred Units of partnership interest in our operating partnership (“series A preferred units”) which will have rights as to distributions and in connection with the liquidation, dissolution and winding up of our operating partnership substantially similar to those of the Series A Preferred Shares and which will be automatically redeemable by our operating partnership for cash or other consideration, and automatically convertible into common units of partnership interest in our operating partnership, at the same time and for the same consideration as our Series A Preferred Shares are redeemed or converted. When issued in accordance with this prospectus supplement and the accompanying prospectus, the Series A Preferred Shares will be validly issued, fully paid and nonassessable.
In connection with this offering, we, in accordance with the terms of the partnership agreement of our operating partnership, will contribute or otherwise transfer the net proceeds of the sale of the Series A Preferred Shares to our operating partnership, and our operating partnership will issue to us series A preferred units. Our operating partnership will be required to make all required distributions on the series A preferred units after any distribution of cash or assets to the holders of preferred units ranking senior to the series A preferred units as to distributions and liquidations that we may issue and prior to any distribution of cash or assets to the holders of common partnership units or to the holders of any other equity interest of our operating partnership, except for any other series of preferred units ranking on parity with the series A preferred units as to distributions and liquidation; provided however, that our operating partnership may make such distributions as are necessary to enable us to maintain our qualification as a REIT.
The Series A Preferred Shares are listed on the NYSE under the symbol “NSA Pr A”.
Ranking
The Series A Preferred Shares rank, with respect to dividend rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of our affairs:
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senior to all classes or series of our common shares, and to any other class or series of our equity shares expressly designated as ranking junior to the Series A Preferred Shares;

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on parity with any class or series of our equity shares expressly designated as ranking on parity with the Series A Preferred Shares; and

• junior to any other class or series of our equity shares expressly designated as ranking senior to the Series A Preferred Shares, none of which exists on the date hereof.
The term “equity shares” includes our shares of beneficial interest of any class or series but does not include convertible or exchangeable debt securities, which, prior to conversion or exchange, rank senior in right of payment to the Series A Preferred Shares. The Series A Preferred Shares also rank junior in right of payment to our other existing and future debt obligations.
Dividends
Subject to the preferential rights of the holders of any class or series of our equity shares ranking senior to the Series A Preferred Shares with respect to dividend rights, none of which exist as of the date hereof, holders of the Series A Preferred Shares are entitled to receive, when, as and if authorized by our board of trustees and declared by us out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of 6.000% per annum of the $25.00 liquidation preference per share of the Series A Preferred Shares (equivalent to the fixed annual amount of $1.50 per share of the Series A Preferred Shares).
Dividends on the Series A Preferred Shares will accrue and be cumulative from and including the date of original issue of any Series A Preferred Shares and will be payable to holders quarterly in arrears on or about the last day of March, June, September and December of each year or, if such day is not a business day, on either the immediately preceding business day or next succeeding business day at our option, except that, if such business day is in the next succeeding year, such payment shall be made on the immediately preceding business day, in each case with the same force and effect as if made on such date. The term “business day” means any day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.
The amount of any dividend payable on the Series A Preferred Shares for any period greater or less than a full dividend period will be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months. A dividend period is the respective period commencing on and including the first day of January, April, July and October of each year and ending on and including the day preceding the first day of the next succeeding dividend period (other than the initial dividend period and the dividend period during which any Series A Preferred Shares shall be redeemed). Dividends will be payable to holders of record as they appear in our share records at the close of business on the applicable record date, which shall be the date designated by our board of trustees as the record date for the payment of dividends that is not more than 35 and not fewer than 10 days prior to the scheduled dividend payment date.
Dividends on the Series A Preferred Shares will accrue whether or not:
•
we have earnings;

•
there are funds legally available for the payment of those dividends; or

•
those dividends are authorized or declared.

Unless full cumulative dividends on the Series A Preferred Shares for all past dividend periods shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment, we will not:
•
declare and pay or declare and set aside for payment any dividends, or declare and make any distribution of cash or other property, directly or indirectly, on or with respect to any of our common shares or any other class or series of our equity shares ranking, as to dividends, on parity with or junior to the Series A Preferred Shares, for any period; or

•
redeem, purchase or otherwise acquire for any consideration, or make any other distribution of cash or other property, directly or indirectly, on or with respect to, or pay or make available any monies for a sinking fund for the redemption of, any common shares or any other class or series of our equity shares ranking, as to dividends and the distribution of assets upon liquidation, on parity with or junior to the Series A Preferred Shares.

The foregoing sentence, however, will not prohibit:
•
dividends payable solely in common shares or any other class or series of equity shares ranking junior to the Series A Preferred Shares;

•
a conversion into or exchange of any of our equity shares for any class or series of equity shares ranking junior to the Series A Preferred Shares;

•
a redemption, purchase or other acquisition of common shares made for purposes of and in compliance with the requirements of an employee incentive or employee benefit plan of our company or any of its subsidiaries;

•
a redemption, purchase or other acquisition of any equity shares pursuant to the provisions of our declaration of trust intended to, among other purposes, preserve our status as a REIT as discussed under “Description of Securities — Restrictions on Ownership and Transfer” in the accompanying prospectus; and

•
our purchase or acquisition of Series A Preferred Shares or parity preferred shares (which are other classes and series of preferred shares ranking on parity with the Series A Preferred Shares with respect to payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, and upon which like voting rights have been conferred and are exercisable) pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series A Preferred Shares.

When we do not pay dividends in full (or do not declare and set apart a sum sufficient to pay them in full) on the Series A Preferred Shares and any other class or series of equity shares ranking, as to dividends, on parity with the Series A Preferred Shares, we will declare any dividends (which shall not include the redemption or repurchase of any such class or series) upon the Series A Preferred Shares and each such other class or series of equity shares ranking, as to dividends, on parity with the Series A Preferred Shares pro rata, so that the amount of dividends declared per series A preferred share and per share of such other class or series will in all cases bear to each other the same ratio that accrued dividends per share on the Series A Preferred Shares and such other class or series of equity shares (which will not include any accrual in respect of unpaid dividends on such other class or series of equity shares for prior dividend periods if such other class or series of equity shares do not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on the Series A Preferred Shares which may be in arrears.
Holders of Series A Preferred Shares are not entitled to any dividend, whether payable in cash, property or equity shares, in excess of full cumulative dividends on the Series A Preferred Shares as described above. Any dividend payment made on the Series A Preferred Shares will first be credited against the earliest accrued but unpaid dividends due with respect to those shares which remain payable. Accrued but unpaid dividends on the Series A Preferred Shares will accumulate as of the dividend payment date on which they first become payable.
We may not declare dividends on the Series A Preferred Shares, or pay or set apart for payment dividends on the Series A Preferred Shares, if the terms of any of our agreements, including any agreements relating to our indebtedness, prohibit such a declaration, payment or setting apart for payment or provide that such declaration, payment or setting apart for payment would constitute a breach of or default under such an agreement. Likewise, no dividends will be authorized by our board of trustees and declared by us or paid or set apart for payment if such authorization, declaration or payment is restricted or prohibited by law.
Liquidation Preference
Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, before any distribution or payment shall be made to holders of our common shares or any other class or series of equity shares ranking, as to rights upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, junior to the Series A Preferred Shares, holders of Series A Preferred Shares will be entitled to be paid out of our assets legally available for distribution to our shareholders, after payment of or provision for our debts and other liabilities, a liquidation preference of $25.00 per share of Series A Preferred Shares, plus an amount equal to any accrued and unpaid dividends (whether or not authorized or declared)

up to but excluding the date of payment. If, upon our voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the full amount of the liquidating distributions on all outstanding Series A Preferred Shares and the corresponding amounts payable on each other class or series of equity shares ranking, as to rights upon liquidation, dissolution or winding up, on parity with the Series A Preferred Shares in the distribution of assets, then holders of Series A Preferred Shares and each such other class or series of equity shares ranking, as to rights upon any voluntary or involuntary liquidation, dissolution or winding up, on parity with the Series A Preferred Shares will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.
Holders of Series A Preferred Shares will be entitled to written notice of any distribution in connection with any voluntary or involuntary liquidation, dissolution or winding up of our affairs not less than 30 days and not more than 60 days prior to the distribution payment date. After payment of the full amount of the liquidating distributions to which they are entitled, holders of Series A Preferred Shares will have no right or claim to any of our remaining assets. Our consolidation or merger with or into or our conversion into any other corporation, trust or other entity, or the voluntary sale, lease, transfer or conveyance of all or substantially all of our property or business, will not be deemed to constitute a liquidation, dissolution or winding up of our affairs.
In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of our equity shares or otherwise, is permitted under Maryland law, amounts that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of Series A Preferred Shares will not be added to our total liabilities.
Optional Redemption
Except with respect to the special optional redemption described below, to preserve our status as a REIT or in certain other limited circumstances relating to our maintenance of our ability to qualify as a REIT as described in “Description of Securities — Restrictions on Ownership and Transfer” in the accompanying prospectus, we cannot redeem the Series A Preferred Shares prior to October 11, 2022. On and after October 11, 2022, we may, at our option, upon not fewer than 30 and not more than 60 days’ written notice, redeem the Series A Preferred Shares, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends thereon (whether or not authorized or declared) up to but excluding the date fixed for redemption (other than any dividend with a record date before the applicable redemption date and a payment date after the applicable redemption date, which will be paid on the payment date notwithstanding prior redemption of such shares), without interest, to the extent we have funds legally available for that purpose. We may also redeem Series A Preferred Shares from time to time for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends thereon (whether or not authorized or declared) up to but excluding the date fixed for redemption (other than any dividend with a record date before the applicable redemption date and a payment date after the applicable redemption date, which will be paid on the payment date notwithstanding prior redemption of such shares), without interest, if our board of trustees has determined that such redemption is reasonably necessary to preserve our status as a REIT.
If fewer than all of the outstanding Series A Preferred Shares are to be redeemed pursuant to the special optional redemption described below, we will select the Series A Preferred Shares to be redeemed pro rata (as nearly as may be practicable without creating fractional shares) or by lot. If such redemption is to be by lot and, as a result of such redemption, any holder of Series A Preferred Shares, other than a holder of Series A Preferred Shares that has received an exemption from the ownership limit, would have actual, beneficial or constructive ownership of more than 9.8% of the issued and outstanding Series A Preferred Shares by value or number of shares, whichever is more restrictive, or violate any of the other restrictions on ownership and transfer of our shares set forth in our declaration of trust because such holder’s Series A Preferred Shares were not redeemed, or were only redeemed in part, then, except as otherwise provided in the declaration of trust, we will redeem the requisite number of Series A Preferred Shares of such holder such that no holder will own in excess of the 9.8% Series A Preferred Shares ownership limit or other restrictions on ownership and transfer of our shares subsequent to such redemption. See

“Description of Securities — Restrictions on Ownership and Transfer” in the accompanying prospectus. In order for their Series A Preferred Shares to be redeemed, holders must surrender their shares at the place, or in accordance with the book-entry procedures, designated in the notice of redemption. Holders will then be entitled to the redemption price and any accrued and unpaid dividends payable upon redemption following surrender of the shares. If a notice of redemption has been given (in the case of a redemption of the Series A Preferred Shares other than to preserve our status as a REIT), if the funds necessary for the redemption have been set aside by us for the benefit of the holders of any Series A Preferred Shares called for redemption and if irrevocable instructions have been given to pay the redemption price and all accrued and unpaid dividends, then, from and after the redemption date, dividends will cease to accrue on such Series A Preferred Shares and such Series A Preferred Shares will no longer be deemed outstanding. At such time, all rights of the holders of such shares will terminate, except the right to receive the redemption price plus any accrued and unpaid dividends payable upon redemption, without interest. So long as no dividends are in arrears for any past dividend periods and subject to the provisions of applicable law and the sufficiency of legally available funds, we may from time to time repurchase all or any part of the Series A Preferred Shares, including the repurchase of Series A Preferred Shares in open-market transactions and individual purchases at such prices as we negotiate, in each case as duly authorized by our board of trustees.
Unless full cumulative dividends on all Series A Preferred Shares have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods, no Series A Preferred Shares will be redeemed (including pursuant to our special optional redemption right described below) unless all outstanding Series A Preferred Shares are simultaneously redeemed and we will not purchase or otherwise acquire directly or indirectly any Series A Preferred Shares or any class or series of our equity shares ranking, as to dividends or upon liquidation, dissolution or winding up, on parity with or junior to the Series A Preferred Shares; provided, however, that, whether or not the requirements set forth above have been met, we may purchase or otherwise acquire directly or indirectly Series A Preferred Shares, parity preferred shares or equity shares ranking junior to the Series A Preferred Shares pursuant to:
•
a conversion into or exchange for any class or series of equity shares ranking junior to the Series A Preferred Shares;

•
a redemption, purchase or other acquisition of common shares made for purposes of and in compliance with the requirements of an employee incentive or employee benefit plan of our company or any of its subsidiaries;

•
the provisions of our declaration of trust intended to, among other purposes, preserve our status as a REIT as discussed under “Description of Securities — Restrictions on Ownership and Transfer” in the accompanying prospectus; and

•
a purchase or exchange offer made on the same terms to holders of all outstanding Series A Preferred Shares.

We will mail to you, postage prepaid, if you are a record holder of the Series A Preferred Shares, a notice of redemption no fewer than 30 days nor more than 60 days before the redemption date. We will send the notice to your address shown on our share transfer books. A failure to give notice of redemption or any defect in the notice or in its mailing will not affect the validity of the redemption of any Series A Preferred Shares except as to the holder to whom notice was defective or not given. In addition to any information required by law or by the applicable rules of any exchange upon which the Series A Preferred Shares may be listed or admitted to trading, each notice will state:
•
the redemption date;

•
the redemption price;

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the number of Series A Preferred Shares to be redeemed;

•
the place or places where the certificates, if any, representing Series A Preferred Shares are to be surrendered for payment of the redemption price;

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procedures for surrendering noncertificated Series A Preferred Shares for payment of the redemption price;

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that dividends on the Series A Preferred Shares to be redeemed will cease to accrue on such redemption date; and

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that payment of the redemption price and any accumulated and unpaid dividends will be made upon presentation and surrender of such Series A Preferred Shares.

If fewer than all of the Series A Preferred Shares held by any holder are to be redeemed, the notice mailed to such holder will also specify the number of Series A Preferred Shares held by such holder to be redeemed.
We are not required to provide such notice in the event we redeem Series A Preferred Shares in order to maintain our status as a REIT.
If a redemption date falls after a dividend record date and on or prior to the corresponding dividend payment date, each holder of Series A Preferred Shares at the close of business of such dividend record date will be entitled to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the redemption of such shares on or prior to such dividend payment date and each holder of Series A Preferred Shares that surrenders such shares on such redemption date will be entitled to the dividends accruing after the end of the applicable dividend period, up to but excluding the redemption date.
Except as described above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on Series A Preferred Shares for which a notice of redemption has been given.
All Series A Preferred Shares that we redeem or repurchase will be retired and restored to the status of authorized but unissued preferred shares, without designation as to series or class.
Special Optional Redemption
Upon the occurrence of a Change of Control (as defined below), we may, at our option, redeem the Series A Preferred Shares, in whole or in part within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus any accrued and unpaid dividends to, but not including, the date of redemption (other than any dividend with a record date before the applicable redemption date and a payment date after the applicable redemption date, which will be paid on the payment date notwithstanding prior redemption of such shares). If, prior to the Change of Control Conversion Date, we have provided or provide notice of redemption with respect to the Series A Preferred Shares (whether pursuant to our optional redemption right or our special optional redemption right), the holders of Series A Preferred Shares will not have the conversion right described below under “ — Conversion Rights.”
We will mail to you, postage prepaid, if you are a record holder of the Series A Preferred Shares, a notice of redemption no fewer than 30 days nor more than 60 days before the redemption date. We will send the notice to your address shown on our share transfer books. A failure to give notice of redemption or any defect in the notice or in its mailing will not affect the validity of the redemption of any Series A Preferred Shares except as to the holder to whom notice was defective or not given. In addition to any information required by law or by the applicable rules of any exchange upon which the Series A Preferred Shares may be listed or admitted to trading, each notice will state:
•
the redemption date;

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the redemption price;

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the number of Series A Preferred Shares to be redeemed;

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the place or places where the certificates, if any, representing the Series A Preferred Shares are to be surrendered for payment of the redemption price;

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procedures for surrendering noncertificated Series A Preferred Shares for payment of the redemption price;

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that dividends on the Series A Preferred Shares to be redeemed will cease to accrue on such redemption date;

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that payment of the redemption price and any accumulated and unpaid dividends will be made upon presentation and surrender of such Series A Preferred Shares;

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that the Series A Preferred Shares are being redeemed pursuant to our special optional redemption right in connection with the occurrence of a Change of Control and a brief description of the transaction or transactions constituting such Change of Control; and

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that the holders of the Series A Preferred Shares to which the notice relates will not be able to tender such Series A Preferred Shares for conversion in connection with the Change of Control and each series A preferred share tendered for conversion that is selected, prior to the Change of Control Conversion Date, for redemption will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date.

If we redeem fewer than all of the outstanding Series A Preferred Shares, the notice of redemption mailed to each shareholder will also specify the number of Series A Preferred Shares that we will redeem from each shareholder. In this case, we will determine the number of Series A Preferred Shares to be redeemed as described above in “— Optional Redemption.”
If we have given a notice of redemption and have set aside sufficient funds for the redemption for the benefit of the holders of the Series A Preferred Shares called for redemption, then from and after the redemption date, those Series A Preferred Shares will no longer be outstanding, no further dividends will accrue and all other rights of the holders of those Series A Preferred Shares will terminate. The holders of those Series A Preferred Shares will retain their right to receive the redemption price for their shares and any accrued and unpaid dividends through, but not including, the redemption date, without interest.
The holders of Series A Preferred Shares at the close of business on a dividend record date will be entitled to receive the dividend payable with respect to the Series A Preferred Shares on the corresponding payment date notwithstanding the redemption of the Series A Preferred Shares between such record date and the corresponding payment date or our default in the payment of the dividend due. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on Series A Preferred Shares to be redeemed.
A “Change of Control” is when, after the original issuance of the Series A Preferred Shares, each of the following have occurred and are continuing:
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the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of our company entitling that person to exercise more than 50% of the total voting power of all shares of our company entitled to vote generally in the election of our trustees (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•
following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity (or if, in connection with such transaction, common shares are converted into or exchangeable for (in whole or in part) common equity securities of another entity, such other entity) has a class of common equity securities (or ADRs representing such securities) listed on the NYSE, the NYSE AMER or NASDAQ or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE AMER or NASDAQ.

Conversion Rights
Upon the occurrence of a Change of Control, each holder of Series A Preferred Shares will have the right, unless, on or prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem the Series A Preferred Shares as described under “— Redemption” or “— Special Optional Redemption,” to convert some or all of the Series A Preferred Shares held by such holder (the “Change of Control Conversion Right”) on the Change of Control Conversion Date into a number of our common shares per series A preferred share (the “Common Share Conversion Consideration”), which is equal to the lesser of:

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the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid dividends to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a series A preferred share dividend payment and prior to the corresponding series A preferred share dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Common Share Price (such quotient, the “Conversion Rate”); and

•
2.04666 (i.e., the Share Cap).

The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of our common shares), subdivisions or combinations (in each case, a “Share Split”) with respect to our common shares as follows: the adjusted Share Cap as the result of a Share Split will be the number of our common shares that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of our common shares outstanding after giving effect to such Share Split and the denominator of which is the number of our common shares outstanding immediately prior to such Share Split.
In the case of a Change of Control pursuant to which our common shares will be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of Series A Preferred Shares will receive upon conversion of such Series A Preferred Shares the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of our common shares equal to the Common Share Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration,” and the Common Share Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Change of Control, is referred to as the “Conversion Consideration”).
If the holders of our common shares have the opportunity to elect the form of consideration to be received in the Change of Control, the Conversion Consideration will be deemed to be the kind and amount of consideration actually received by holders of a majority of our common shares that were voted in such an election (if electing between two types of consideration) or holders of a plurality of our common shares that were voted in such an election (if electing between more than two types of consideration), as the case may be, and will be subject to any limitations to which all holders of our common shares are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control.
We will not issue fractional common shares upon the conversion of the Series A Preferred Shares. Instead, we will pay the cash value of such fractional shares based on the Common Share Price.
Within 15 days following the occurrence of a Change of Control, we will provide to holders of Series A Preferred Shares a notice of occurrence of the Change of Control that describes the resulting Change of Control Conversion Right. This notice will state the following:
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the events constituting the Change of Control;

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the date of the Change of Control;

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the last date on which the holders of Series A Preferred Shares may exercise their Change of Control Conversion Right;

•
the method and period for calculating the Common Share Price;

•
the Change of Control Conversion Date;

•
that if, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem all or any portion of the Series A Preferred Shares, holders will not be able to convert Series A Preferred Shares designated for redemption and such shares will be redeemed on the related redemption date, even if such shares have already been tendered for conversion pursuant to the Change of Control Conversion Right;

•
if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per series A preferred share;

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the name and address of the paying agent and the conversion agent; and

•
the procedures that the holders of Series A Preferred Shares must follow to exercise the Change of Control Conversion Right.

A failure to give such notice or any defect in the notice or in its mailing will not affect the validity of the conversion of any Series A Preferred Shares except as to the holder to whom notice was defective.
We will issue a press release for publication on the Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post a notice on our website, in any event prior to the opening of business on the first business day following any date on which we provide the notice described above to the holders of Series A Preferred Shares.
To exercise the Change of Control Conversion Right, the holders of Series A Preferred Shares will be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates (if any) representing Series A Preferred Shares to be converted, duly endorsed for transfer, together with a completed written conversion notice, to our transfer agent. The conversion notice must state:
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the relevant Change of Control Conversion Date;

•
the number of Series A Preferred Shares to be converted; and

•
that the Series A Preferred Shares are to be converted pursuant to the applicable provisions of the Series A Preferred Shares.

The “Change of Control Conversion Date” is the date the Series A Preferred Shares are to be converted, which will be a business day that is no fewer than 20 days nor more than 35 days after the date on which we provide the notice described above to the holders of Series A Preferred Shares.
The “Common Share Price” will be (i) if the consideration to be received in the Change of Control by the holders of our common shares is solely cash, the amount of cash consideration per common share or (ii) if the consideration to be received in the Change of Control by holders of our common shares is other than solely cash (x) the average of the closing sale prices per share of our common shares (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control as reported on the principal U.S. securities exchange on which our common shares are then traded, or (y) the average of the last quoted bid prices for our common shares in the over-the-counter market as reported by OTC Markets Group, Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if our common shares are not then listed for trading on a U.S. securities exchange.
Holders of Series A Preferred Shares may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to our transfer agent prior to the close of business on the business day prior to the Change of Control Conversion Date. The notice of withdrawal must state:
•
the number of withdrawn Series A Preferred Shares;

•
if certificated Series A Preferred Shares have been issued, the certificate numbers of the withdrawn Series A Preferred Shares; and

•
the number of Series A Preferred Shares, if any, which remain subject to the conversion notice.

Notwithstanding the foregoing, if the Series A Preferred Shares are held in global form, the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures of The Depository Trust Company, or DTC.
The Series A Preferred Shares as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless, prior to the Change of Control Conversion Date we have provided or provide notice of our election to redeem such Series A Preferred Shares, whether pursuant to our optional redemption right or our special optional redemption right. If we elect to redeem Series A Preferred Shares that would otherwise be converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such Series A Preferred Shares will not be so converted and the holders of such shares will be entitled to receive on the applicable redemption date $25.00 per share, plus any accrued and unpaid dividends thereon to, but not including, the redemption date (other than any dividend with a record date before the applicable redemption date and a payment date after the applicable redemption date, which will be paid on the payment date notwithstanding prior redemption of such shares), in accordance with our optional redemption right or special optional redemption right. See “— Optional Redemption” and “— Special Optional Redemption” above.
We will deliver amounts owing upon conversion no later than the third business day following the Change of Control Conversion Date.
In connection with the exercise of any Change of Control Conversion Right, we will comply with all federal and state securities laws and stock exchange rules in connection with any conversion of Series A Preferred Shares into our common shares. Notwithstanding any other provision of the Series A Preferred Shares, no holder of Series A Preferred Shares will be entitled to convert such Series A Preferred Shares into our common shares to the extent that receipt of such common shares would cause such holder (or any other person) to exceed the restrictions on ownership and transfer of our shares contained in our declaration of trust unless we provide an exemption from this limitation for such holder. See “Description of Securities — Restrictions on Ownership and Transfer” in the accompanying prospectus.
The Change of Control conversion feature may make it more difficult for a party to take over our company or discourage a party from taking over our company. See “Risk Factors — Risks Related to this Offering — The Change of Control conversion feature may not adequately compensate you and may make it more difficult for a party to take over our company or discourage a party from taking over our company.”
Except as provided above in connection with a Change of Control, the Series A Preferred Shares are not convertible into or exchangeable for any other securities or property.
No Maturity, Sinking Fund or Mandatory Redemption
The Series A Preferred Shares have no maturity date and we are not required to redeem the Series A Preferred Shares at any time. Accordingly, the Series A Preferred Shares will remain outstanding indefinitely, unless we decide, at our option, to exercise our redemption right or, under circumstances where the holders of the Series A Preferred Shares have a conversion right, such holders convert the Series A Preferred Shares into our common shares. The Series A Preferred Shares are not subject to any sinking fund.
Limited Voting Rights
Holders of Series A Preferred Shares generally do not have any voting rights, except as set forth below.
If dividends on the Series A Preferred Shares are in arrears for six or more quarterly periods, whether or not consecutive (which we refer to as a preferred dividend default), holders of Series A Preferred Shares and holders of all other classes or series of parity preferred shares with which the holders of Series A Preferred Shares are entitled to vote together as a single class (voting together as a single class) will be entitled to vote for the election of two additional trustees to serve on our board of trustees (which we refer to as preferred share trustees), until all accumulated unpaid dividends with respect to the Series A Preferred Shares have been paid in full. At such time as holders of our Series A Preferred Shares become entitled to vote in the election of preferred share trustees, the number of trustees serving on our board of trustees will be increased automatically by two (unless the number of trustees has previously been so increased pursuant to the terms of any class or series of parity preferred shares). The preferred share trustees will be elected by a plurality of the votes cast in the election of preferred share trustees and each preferred share trustee will serve until our next annual meeting of shareholders and until his successor is duly elected and qualifies. The election of preferred share trustees will take place at:

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a special meeting of our shareholders called for the purpose of electing preferred share trustees upon the written request of holders of at least 10% of the outstanding Series A Preferred Shares and any other class or series of parity preferred shares entitled to vote together as a single class with the holders of Series A Preferred Shares in the election of preferred share trustees, if this request is received more than 90 days before the date fixed for our next annual or special meeting of shareholders or, if we receive the request for a special meeting within 90 days before the date fixed for our next annual or special meeting of shareholders, at our annual or special meeting of shareholders; and

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each subsequent annual meeting (or special meeting at which preferred share trustees are to be elected) until all dividends accumulated on the Series A Preferred Shares have been paid in full.

If and when all accumulated dividends on the Series A Preferred Shares shall have been paid in full, holders of Series A Preferred Shares shall be divested of the voting rights set forth above (subject to re-vesting in the event of each and every preferred dividend default) and, unless outstanding parity preferred shares remain entitled to vote in the election of preferred share trustees, the term and office of such preferred share trustees so elected will terminate and the entire board of trustees will be reduced accordingly.
Any preferred share trustee elected by holders of Series A Preferred Shares and any class or series of parity preferred shares, voting together as a single class, may be removed at any time with or without cause by the vote of, and may not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding Series A Preferred Shares and any class or series of parity preferred shares then entitled to vote together as a single class in the election of preferred share trustees (voting together as a single class). So long as a preferred dividend default continues, any vacancy in the office of a preferred share trustee may be filled by written consent of the preferred share trustee remaining in office, or if none remains in office, by a plurality of the votes cast in the election of preferred share trustees. The preferred share trustees shall each be entitled to one vote on any matter before the board of trustees.
In addition, so long as any Series A Preferred Shares remain outstanding, we will not, without the consent or the affirmative vote of the holders of at least two-thirds of the outstanding Series A Preferred Shares and each other class or series of parity preferred shares with which the holders of Series A Preferred Shares are entitled to vote together as a single class on such matter (voting together as a single class):
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authorize, create or issue, or increase the number of authorized or issued number of shares of, any class or series of shares ranking senior to the Series A Preferred Shares with respect to payment of dividends, or the distribution of assets upon our liquidation, dissolution or winding up, or reclassify any of our authorized equity shares into any such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or

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amend, alter or repeal the provisions of our declaration of trust, including the terms of the Series A Preferred Shares, whether by merger, consolidation, transfer or conveyance of all of or substantially all of our company’s assets or otherwise, so as to materially and adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Shares, except that, with respect to the occurrence of any of the events described in the second bullet point immediately above, so long as the Series A Preferred Shares remain outstanding with the terms of the Series A Preferred Shares materially unchanged, taking into account that, upon the occurrence of an event described in the second bullet point above, we may not be the surviving entity and the surviving entity may not be a real estate investment trust within the meaning of Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland (“Title 8”), the occurrence of such event will not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Shares, and in such case such holders shall not have any voting rights with respect to the events described in the second bullet point immediately above. Furthermore, if holders of the Series A Preferred Shares receive the greater of the full trading price of the Series A Preferred Shares on the date of an event described in the second bullet point immediately above or, pursuant to any such event, the $25.00 per share liquidation preference plus all accrued and unpaid dividends thereon to, but not including the date of an event described in the second bullet point immediately above, then such holders shall not have any voting rights with respect to the events described in the second bullet point immediately above. If any event described in the second bullet point above would materially and adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Shares disproportionately relative to any other class or series of parity preferred shares, the affirmative vote of the holders of at least two-thirds of the outstanding Series A Preferred Shares, voting as a separate class, will also be required.
Notwithstanding the foregoing, holders of Series A Preferred Shares will not be entitled to vote with respect to (i) any increase in the total number of authorized common shares or preferred shares, (ii) any increase in the number of authorized Series A Preferred Shares or the creation or issuance of any other class or series of equity shares or (iii) any increase in the number of authorized shares of any other class or series of equity shares, in each case referred to in clause (i), (ii) or (iii) above, such shares rank on parity with or junior to the Series A Preferred Shares with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up.
Except as set forth herein, holders of Series A Preferred Shares will not have any voting rights with respect to, and the consent of the holders of Series A Preferred Shares is not required for, the taking of any corporate action, including any merger, consolidation, transfer or conveyance of all or substantially all of our assets or otherwise, regardless of the effect that such corporate action or merger, consolidation, transfer, or conveyance of all or substantially all of our assets or otherwise may have upon the powers, preferences, voting power or other rights or privileges of the Series A Preferred Shares.
In addition, the voting provisions above will not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required shall be effected, we have redeemed or called for redemption upon proper procedures all outstanding Series A Preferred Shares.
In any matter in which Series A Preferred Shares may vote (as expressly provided in the articles supplementary setting forth the terms of the Series A Preferred Shares), each series A preferred share shall be entitled to one vote per $25.00 of liquidation preference. As a result, each series A preferred share will be entitled to one vote.
Information Rights
During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act and any Series A Preferred Shares are outstanding, we will use our commercially reasonable best efforts to transmit through our website at http://www.nationalstorageaffiliates.com/ (or other permissible means under the Exchange Act) copies of the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required). We will use our commercially reasonable best efforts to provide such reports on our website within 15 days after the respective dates by which we would have been required to file such reports with the SEC if we were subject to Section 13 or 15(d) of the Exchange Act and we were a “non-accelerated filer” within the meaning of the Exchange Act.
Transfer Agent
The transfer agent and registrar for the Series A Preferred Shares is Broadridge Financial Solutions, Inc.
Book-Entry Procedures
The Series A Preferred Shares will only be issued in the form of global securities held in book-entry form. DTC or its nominee will be the sole registered holder of the Series A Preferred Shares. Owners of beneficial interests in the Series A Preferred Shares represented by the global securities will hold their interests pursuant to the procedures and practices of DTC. As a result, beneficial interests in any such securities will be shown on, and transfers will be effected only through, records maintained by DTC and its direct and indirect participants and any such interest may not be exchanged for certificated securities, except in limited circumstances. Owners of beneficial interests must exercise any rights in respect of other interests, including any right to convert or require repurchase of their interests in the Series A Preferred Shares, in accordance with the procedures and practices of DTC. Beneficial owners will not be holders and will not be entitled to any rights provided to the holders of the Series A Preferred Shares under the global securities or the articles supplementary. We and any of our agents may treat DTC as the sole holder and registered owner of the global securities.
DTC has advised us as follows: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Uniformed Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC facilitates the settlement of transactions amongst participants through electronic computerized book-entry changes in participants’ accounts, eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, including the underwriters, banks, trust companies, clearing corporations and other organizations, some of whom and/or their representatives own DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.
The Series A Preferred Shares, represented by one or more global securities, will be exchangeable for certificated securities with the same terms only if:
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DTC is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days; or

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we decide to discontinue use of the system of book-entry transfer through DTC (or any successor depositary).

PLAN OF DISTRIBUTION
On May 19, 2021, we entered into an amendment to our prior sales agreement, dated February 27, 2019, (as amended, the “sales agreement”) with Jefferies LLC, Robert W. Baird & Co. Incorporated, BMO Capital Markets Corp., BTIG, LLC, Citigroup Global Markets Inc., KeyBanc Capital Markets Inc., Morgan Stanley & Co. LLC, Truist Securities, Inc., and Wells Fargo Securities, LLC., providing for the offer and sale of shares of our offered shares having an aggregate gross sales price of up to $400,000,000 from time to time through the agents, as our sales agents, or directly to the agents, acting as principals. The sales, if any, of our offered shares under this prospectus supplement and the accompanying prospectus may be made in sales deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act, including (1) by means of ordinary brokers’ transactions on the NYSE at market prices prevailing at the time of sale, in negotiated transactions, block transactions or as otherwise agreed by us, the applicable agent and the applicable investor, (2) to or through any market maker, (3) on or through any other national securities exchange or facility thereof, trading facility of a securities association or national securities exchange, alternative trading system, electronic communication network or other similar market venue, or (4) pursuant to a terms agreement. Under our prior sales agreement, we offered and sold offered shares having an aggregate gross sales price of $218,966,228 through the date of this prospectus supplement pursuant to a previous prospectus supplement and accompanying prospectus leaving offered shares having an aggregate gross sales price of up to $31,033,772 available for offer and sale. Under this prospectus supplement and the accompanying prospectus, we are offering those available offered shares, as well as additional offered shares having an aggregate gross sales price of up to $368,966,228. As a result, as of the date of this prospectus supplement, offered shares having an aggregate gross sales price of up to $400,000,000 are available for offer and sale pursuant to this prospectus supplement and the accompanying prospectus.
The sales agreement contemplates that, in addition to the issuance and sale by us of our offered shares to or through the agents, we may enter into separate forward sale agreements (each, a “forward sale agreement” and, collectively, the “forward sale agreements”) with one or more affiliates of Jefferies, LLC, Bank of Montreal, Citibank, N.A., KeyBanc Capital Markets Inc., Morgan Stanley & Co. LLC, Truist Bank, and Wells Fargo Bank, National Association, (in such capacity, each, a “Forward Purchaser” and, collectively, the “Forward Purchasers”). If we enter into a forward sale agreement with any Forward Purchaser, such Forward Purchaser will attempt to borrow from third parties and sell, through the related agent, acting as sales agent for such Forward Purchaser, a number of our offered shares underlying such forward sale agreement to hedge such Forward Purchaser’s exposure under such forward sale agreement. We refer to each agent, when acting as sales agent for the related Forward Purchaser, as, individually, a “Forward Seller” and, collectively, the “Forward Sellers.” The offered shares under the forward sale agreements, if any, will include only our common shares and will not include any Series A Preferred Shares.
None of the agents, whether acting as our sales agent or as Forward Seller, is required to sell any specific number or dollar amount of offered shares but each has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell, on the terms and subject to the conditions of the sales agreement, our offered shares on terms agreed upon by such agent, us and, in the case of offered shares sold by through such agent as Forward Seller, the related Forward Purchaser from time to time. The offered shares offered and sold through the agents, as our sales agents or as Forward Sellers, pursuant to the sales agreement will be offered and sold through only one agent on any given day.
Each agent will provide written confirmation to us following the close of trading on the NYSE on each day on which our offered shares are sold by it, as our sales agent, under the sales agreement to which it is a party. Each confirmation will include the number of offered shares sold on that day, the gross sales price per share, and the net proceeds to us (after deducting compensation payable by us to such agents in connection with the sales, but before expenses). We will report at least quarterly the number of offered shares sold through the agents, as our sales agents, under the sales agreement and the net proceeds to us (after deducting compensation payable by us to such agents, but before expenses) and the compensation paid by us to the agents in connection with those sales of the offered shares.
We will pay each agent a commission that will not exceed, but may be less than, 2.0% of the gross sales price per offered share sold through such agent, as our sales agent, under the sales agreement to which it is a party. We estimate that the total expenses payable by us in connection with the offering and sale of our offered shares pursuant to the sales agreement, excluding commissions and discounts, will be approximately

$300,000. The remaining sales proceeds from the sale of any offered shares, after deducting any transaction fees, transfer taxes or similar fees, taxes or charges imposed by any governmental or self-regulatory organization in connection with such sales, shall constitute the net proceeds from the sale of our offered shares offered by this prospectus supplement and the accompanying prospectus. However, as described below under “— Sales Through Forward Sellers,” we will not initially receive any proceeds from the sale of our offered shares borrowed by the Forward Purchasers and sold through the related agents, acting as Forward Sellers.
Under the terms of the sales agreement, we may also sell our offered shares to any of the agents, as principal, at a price per share to be agreed upon at the time of sale. If we sell shares to an agent as principal, we will enter into a separate terms agreement with that agent and we will describe the terms of the offering of those shares in a separate prospectus supplement or pricing supplement.
Settlement for sales of our offered shares will occur on the second business day (or on such other date as may be agreed upon by us and the applicable agent) following the respective dates on which any such sales are made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
The offering of our offered shares pursuant to the sales agreement will terminate upon the earlier of (1) the sale of our offered shares having an aggregate gross sales price of $400,000,000 pursuant to the sales agreement and (2) the termination of the sales agreement by us or the agents. Any Agent may also terminate its role under the sales agreement but only with respect to itself.
We have agreed to provide indemnification and contribution to the agents against certain liabilities, including liabilities under the Securities Act. We have also agreed to reimburse the agents for their reasonable out-of-pocket expenses incurred in connection with the offering of our offered shares and ongoing services pursuant to the sales agreement, subject to certain conditions, provided that such reimbursement will not, in any event, exceed $50,000. We have also agreed to reimburse the agents and Forward Purchasers for certain of its expenses in connection with FINRA compliance in an amount up to $5,000.
If an agent or we has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to our company or the offered shares, that party will promptly notify the other party and sales of offered shares under the sales agreement will be suspended until that or other exemptive provisions have been satisfied in the judgment of the agents and us.
Sales Through Forward Sellers
If we enter into a forward sale agreement with any Forward Purchaser, such Forward Purchaser will attempt to borrow from third parties and sell, through the related agent, acting as sales agent for such Forward Purchaser, a number of our offered shares underlying such forward sale agreement to hedge such Forward Purchaser’s exposure under such forward sale agreement. We refer to each agent, when acting as sales agent for the related Forward Purchaser, as, individually, a “Forward Seller” and, collectively, the “Forward Sellers.”
In connection with any forward sale agreement, we will deliver instructions to the relevant agent directing such agent, as Forward Seller, to sell such shares on behalf of the applicable Forward Purchaser. Upon its acceptance of such instructions, such agent has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such offered shares, as Forward Seller, on the terms and subject to the conditions set forth in the sales agreement. We may instruct the relevant Agent as to the amount of our offered shares to be sold and may also instruct such Agent not to sell such offered shares if the sales cannot be effected at or above a price designated by us. We or the applicable Agent may at any time immediately suspend the offering of our offered shares through such Agent, as Forward Seller, upon notice to the other parties.
In connection with each forward sale agreement, we will pay the applicable Agent a commission, in the form of a reduction to the initial forward price payable under the related forward sale agreement, at a mutually agreed rate that will not exceed, but may be less than, 2.0% of the volume weighted average sales price per share of all borrowed offered shares sold through such Agent, as Forward Seller, during the applicable forward selling period for such shares. We refer to this commission as the “forward selling commission.”
We expect that settlement between a Forward Purchaser and the relevant Agent, as Forward Seller, for sales of borrowed offered shares, as well as settlement between such Agent and buyers of such shares in the market, will occur on the second business day (or such other date as may be agreed upon by the relevant parties) following the respective dates on which any such sales are made in return for the payment of the net proceeds to such Forward Purchaser. There is no arrangement for funds to be received in escrow, trust or similar arrangement. The obligations of each Forward Seller under the sales agreement are subject to a number of conditions, which each Forward Seller may waive in its sole discretion.
Pursuant to each forward sale agreement, if any, we will have the right to issue and sell to the applicable Forward Purchaser, a specified number of offered shares on the terms and subject to the conditions set forth therein, or, alternatively, elect cash settlement or net share settlement, as described below. The initial forward price per share under each forward sale agreement will equal the product of (1) an amount equal to one minus the applicable forward selling commission and (2) the volume weighted average price per share at which the borrowed offered shares were sold pursuant to the sales agreement by the relevant Agent, acting as Forward Seller, to hedge the relevant Forward Purchaser’s exposure under such forward sale agreement. Thereafter, the initial forward price will be subject to the price adjustment provisions of the applicable forward sale agreement. We will not initially receive any proceeds from any sale of borrowed offered shares through an Agent, acting as Forward Seller.
We currently expect to fully physically settle each forward sale agreement with the relevant Forward Purchaser on one or more dates specified by us on or prior to the maturity date of such forward sale agreement, although, as discussed below, we generally have the right, subject to certain exceptions, to elect cash settlement or net share settlement instead of physical settlement for any of the shares we have agreed to sell under such forward sale agreements. If we elect to or are deemed to have elected to physically settle any forward sale agreement by delivering offered shares, we will receive an amount of cash from the relevant Forward Purchaser equal to the product of (1) the initial forward price per share under such forward sale agreement and (2) the number of offered shares underlying such forward sale agreement as to which we have elected or are deemed to have elected physical settlement, subject to the price adjustment and other provisions of such forward sale agreement. Each forward sale agreement will provide that the initial forward price will be subject to adjustment on a daily basis based on a floating interest rate factor equal to the overnight bank funding rate less a spread. In addition, the initial forward price will be subject to decrease on certain dates specified in the relevant forward sale agreement by the amount per share of quarterly dividends we expect to declare on our common shares during the term of such forward sale agreement. If the overnight bank funding rate is less than the applicable spread on any day, the interest rate factor will result in a daily reduction of the forward price.
We expect that, before any issuance of offered shares upon physical settlement or net share settlement of any forward sale agreement, the shares issuable upon settlement of such forward sale agreement will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of offered shares used in calculating diluted earnings per share will be deemed to be increased by the excess, if any, of the number of shares that would be issued upon physical settlement of such forward sale agreement over the number of shares that could be purchased by us in the market (based on the average market price during the relevant forward selling period specified in such forward sale agreement) using the proceeds receivable upon settlement (based on the adjusted forward price at the end of the relevant reporting period). Consequently, prior to physical or net share settlement of the forward sale agreement and subject to the occurrence of certain events, we anticipate there will be no dilutive effect on our earnings per share except during periods when the average market price of our common shares is above the per share adjusted forward price of such forward sale agreement, subject to increase or decrease based on the overnight bank funding rate less a spread, and subject to decrease by amounts related to expected dividends on our common shares during the term of that particular forward sale agreement. However, if we decide to physically or net share settle any forward sale agreement, delivery of offered shares by us will result in dilution to our earnings per share, funds from operations (“FFO”) per share and return on equity.

Except under the circumstances described below, we generally have the right, in lieu of physical settlement of any forward sale agreement, to elect cash or net share settlement in respect of any of the offered shares to such forward sale agreement. If we elect cash or net share settlement of any part of any forward sale agreement, we would expect the relevant Forward Purchaser or one of its affiliates to purchase offered shares in secondary market transactions over an unwind period to:
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return offered shares to securities lenders in order to unwind such Forward Purchaser’s hedge (after taking into consideration any offered shares to be delivered by us to such Forward Purchaser, in the case of net share settlement); and, if applicable,

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in the case of net share settlement, deliver offered shares to us to the extent required upon settlement of such forward sale agreement.

If the price of our offered shares at which these purchases by such Forward Purchaser are made is below the relevant forward price, such Forward Purchaser will pay us such difference in cash (if we cash settle) or deliver to us offered shares having a market value equal to such difference (if we net share settle). If the price of our offered shares at which these purchases are made exceeds the applicable forward price, we will pay such Forward Purchaser an amount in cash equal to such difference (if we elect to cash settle) or we will deliver to such Forward Purchaser a number of offered shares having a market value equal to such difference (if we elect to net share settle). Any such difference could be significant and could result in our receipt of a significant amount of cash or number of offered shares from such Forward Purchaser, or require us to pay a significant amount of cash or deliver a significant number of offered shares to such Forward Purchaser.
In addition, the purchase of our offered shares by a Forward Purchaser or its affiliate to unwind the Forward Purchaser’s hedge position could cause the price of our offered shares to increase above the price that would have prevailed in the absence of those purchases, thereby increasing the amount of cash (in the case of cash settlement) or the number of shares (in the case of net share settlement) that we would owe such Forward Purchaser upon settlement of the applicable forward sale agreement or decrease the amount of cash (in the case of cash settlement) or the number of shares (in the case of net share settlement) that such Forward Purchaser would owe us upon settlement of the applicable forward sale agreement.
A Forward Purchaser will have the right to accelerate the forward sale agreement that it enters into with us and require us to physically settle such forward sale agreement on a date specified by such Forward Purchaser if (1) in such Forward Purchaser’s commercially reasonable judgment, it or its affiliate is unable to hedge (or maintain a hedge of) its exposure in a commercially reasonable manner under such forward sale agreement because (x) insufficient offered shares have been made available for borrowing by securities lenders or (y) such Forward Purchaser or any of its affiliates would incur a stock borrow cost in excess of a specified threshold; (2) we declare any dividend, issue or distribution on offered shares (a) payable in cash in excess of specified amounts, (b) that constitutes an extraordinary dividend under the forward sale agreement, (c) payable in securities of another company as a result of a spin-off or similar transaction, or (d) payable in any other type of securities (other than our offered shares ), rights, warrants or other assets for payment at less than the prevailing market price; (3) certain ownership thresholds applicable to such Forward Purchaser and its affiliates are or would be exceeded; (4) an event is announced that if consummated would result in a specified extraordinary event (including certain mergers or tender offers, as well as certain events involving our nationalization, our insolvency, a delisting of our offered shares or change in law); or (5) certain other events of default or termination events occur, including, among others, any material misrepresentation made by us in connection with such forward sale agreement or our insolvency (each as more fully described in the relevant forward sale agreement).
A Forward Purchaser’s decision to exercise its right to accelerate any forward sale agreement and to require us to physically settle any such forward sale agreement will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver offered shares under the terms of the physical settlement provisions of the applicable forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share, FFO per share and return on equity.
In addition, upon certain events of bankruptcy or insolvency relating to us, the forward sale agreements will terminate without further liability of the parties thereto. Following any such termination, we would not issue any offered shares pursuant to such forward sale agreement agreements, and we would not receive any proceeds pursuant to the forward sale agreements.
Other Activities and Relationships
As of the date of this prospectus supplement, affiliates of certain of the agents have lender commitments under our credit facility. In addition, affiliates of some or all of the agents may in the future be lenders and/or agents under new credit facilities or amendments or restatements of our existing facilities, in each case that our company or our operating partnership may enter into from time to time, and the agents and their respective affiliates may from time to time hold debt securities or other indebtedness of us, our operating partnership or other subsidiaries of our company. As described above, our operating partnership may use a portion of the net proceeds received by us from any sales of common shares or Series A Preferred Shares through the sales agents or upon settlement of any forward sale agreement to repay indebtedness. As a result, certain affiliates of the agents will receive their proportionate share of any such net proceeds used to repay borrowings under our credit facility. Likewise, to the extent that such net proceeds are applied to repay any other indebtedness of our company, our operating partnership or any of our company’s other subsidiaries that may be held by any of the agents or any of their respective affiliates, such agents or affiliates, as the case may be, will receive such net proceeds through the repayment of that indebtedness.
The agents and certain of their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The agents and certain of their respective affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.
In the ordinary course of their various business activities, the agents and certain of their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the agents or their respective affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The agents and their respective affiliates may hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the offered shares offered hereby. Any such short positions could adversely affect future trading prices of the offered shares offered hereby. The agents and certain of their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire long and/or short positions in such securities and instruments.
Robert W. Baird & Co. Incorporated will pay a referral fee to an affiliate of The Huntington National Bank, one of the lenders under the Revolving Credit Facility, in connection with this offering.
LEGAL MATTERS
Clifford Chance US LLP has passed upon the validity of the issuance of the offered shares offered by this prospectus supplement on our behalf. In addition, the description of U.S. federal income tax consequences contained in the accompanying prospectus is based on the opinion of Clifford Chance US LLP. Latham & Watkins LLP, Los Angeles, California has represented the sales agents, Forward Sellers and Forward Purchasers in connection with this offering.
EXPERTS
The consolidated financial statements of National Storage Affiliates Trust as of December 31, 2020 and 2019, and for each of the years in the three-year period ended December 31, 2020, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2020, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG

LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE
We have filed a registration statement on Form S-3 with the SEC. In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from commercial document retrieval services and at the website maintained by the SEC, containing reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, at www.sec.gov.
This prospectus supplement and the accompanying prospectus is a part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act covering the offered shares being offered under this prospectus supplement. This prospectus supplement and the accompanying prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC.
The SEC allows us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference in this prospectus supplement and the accompanying prospectus is deemed to be part of this prospectus supplement and the accompanying prospectus, except for any information superseded by information in this prospectus supplement or the accompanying prospectus. We incorporate by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us, our business and our finances.
Document	Filed
Annual Report on Form 10-K for the year ended December 31, 2020 (File No. 001-37351)	February 26, 2021
Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 (File No. 001-37351)	May 5, 2021
Current Report on Form 8-K (File No. 001-37351)	February 26, 2021
Current Report on Form 8-K (File No. 001-37351)	February 4, 2021
Definitive Proxy Statement on Schedule 14A (only with respect to information contained in such Definitive Proxy Statement that is incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2020) (File No. 001-37351)	April 9, 2021
Registration Statement on Form 8-A (“Form 8-A”) as updated by Exhibit 4.3 to the Annual Report on Form 10-K for the year ended December 31, 2019 (“Exhibit 4.3”) (each containing a description of our common shares of beneficial interest, $0.01 par value per share and Series A Preferred Shares of beneficial interest) (File No. 001-37351)	April 16, 2015 (Form 8-A) February 26, 2020 (Exhibit 4.3)
All documents that we file (but not those that we furnish) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus and will automatically update and supersede the information in this prospectus supplement, the accompanying prospectus and any previously filed documents.
If you request, either orally or in writing, we will provide you with a copy of any or all documents that are incorporated by reference. Such documents will be provided to you free of charge, but will not contain any exhibits, unless those exhibits are incorporated by reference into the document. Requests should be addressed to us at 8400 East Prentice Avenue, 9th Floor, Greenwood Village, CO 80111, Attention: National Storage Affiliates Trust, Investor Relations, or contact our offices at (720) 630-2600. The documents may also be accessed on our website at www.nationalstorageaffiliates.com.
The information contained on our website is not a part of this prospectus supplement.

PROSPECTUS
NATIONAL STORAGE AFFILIATES TRUST
Common Shares,
Preferred Shares,
Depositary Shares,
Warrants,
Rights
and
Debt Securities
We may offer from time to time, in one or more series or classes, separately or together, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus, the following securities:
•
common shares of beneficial interest, par value $0.01 per share (“common shares”);

•
preferred shares of beneficial interest, par value $0.01 per share (“preferred shares”);

•
depositary shares representing entitlement to all rights and preferences of fractions of preferred shares of a specified class or series and represented by depositary receipts;

•
warrants to purchase common shares, preferred shares or depositary shares;

•
rights to purchase common shares or preferred shares; and

•
debt securities.

We refer to the common shares, preferred shares, depositary shares, warrants, rights and debt securities, collectively, as the “securities” in this prospectus. This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered.
The specific terms of the securities will be set forth in the applicable prospectus supplement and will include, as applicable: (i) in the case of our common shares, any public offering price; (ii) in the case of our preferred shares, the specific designation and any dividend, liquidation, redemption, conversion, voting and other rights, and any public offering price; (iii) in the case of depositary shares, the fractional preferred shares represented by each such depositary share and designation and terms of relevant class or series of preferred shares; (iv) in the case of warrants, the duration, offering price, exercise price and detachability and type and terms of security deliverable upon exercise; (v) in the case of rights, the number being issued, the exercise price and the expiration date and type and terms of security deliverable upon exercise; and (vi) in the case of debt securities, the principal amount, maturity date, interest rate, seniority and any public offering price.
The applicable prospectus supplement will also contain information, where applicable, about certain U.S. federal income tax consequences relating to, and any listing on a securities exchange of, the securities covered by such prospectus supplement. It is important that you read both this prospectus and the applicable prospectus supplement before you invest.
We may offer the securities directly, through agents, or to or through underwriters. The prospectus supplement will describe the terms of the plan of distribution and set forth the names of any underwriters involved in the sale of the securities. See “Plan of Distribution” beginning on page 8 for more information on this topic. No securities may be sold without delivery of this prospectus and a prospectus supplement describing the method and terms of the offering of those securities. This prospectus may also be used to cover the resale of securities by one or more selling security holders. To the extent that any selling security holder resells any securities, the selling security holder may be required to provide you with this prospectus and a prospectus supplement identifying and containing specific information about the selling security holder and the terms of the securities being offered.
Our common shares and Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share (“Series A preferred shares”) are listed on the New York Stock Exchange (the “NYSE”), under the symbols “NSA” and “NSA Pr A,” respectively. On February 25, 2021, the closing sale price of our common shares on the NYSE was $39.62 per share and of our Series A preferred shares on the NYSE was $25.91 per share.
Investing in these securities involves risks. You should carefully read the risk factors described in our Securities and Exchange Commission filings, including those described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, in any prospectus supplement, and in any documents incorporated by reference herein or therein, before investing in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 26, 2021.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a shelf registration statement. Under this shelf registration statement, we may sell any combination of common shares, preferred shares, depositary shares, warrants, rights and debt securities in one or more offerings. In addition, this prospectus covers securities beneficially owned by one or more selling security holders (the “selling security holders”) that can sell those securities by means of this prospectus in the circumstances we describe. You should rely only on the information provided or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus. Neither we nor the selling security holders have authorized anyone to provide you with different or additional information. Neither we nor the selling security holders are making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should not assume that the information appearing in this prospectus, any accompanying prospectus supplement or any free writing prospectus or the documents incorporated by reference herein or therein is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read carefully the entirety of this prospectus, any accompanying prospectus supplement or any free writing prospectus, as well as the documents incorporated by reference herein or therein before making an investment decision.
In this prospectus, unless otherwise specified or the context requires otherwise, we use the terms (1) “company,” “we,” “us” and “our” to refer to National Storage Affiliates Trust, a Maryland real estate investment trust, together with its subsidiaries, and (2) “our operating partnership” to refer to NSA OP, LP, a Delaware limited partnership, together with its subsidiaries.

SUMMARY INFORMATION
National Storage Affiliates Trust is a fully integrated, self-administered and self-managed real estate investment trust organized in the state of Maryland on May 16, 2013. We have elected and we believe that we have qualified to be taxed as a real estate investment trust for U.S. federal income tax purposes (“REIT”) commencing with our taxable year ended December 31, 2015. We serve as the sole general partner of our operating partnership a Delaware limited partnership formed on February 13, 2013 to conduct our business, which is focused on the ownership, operation, and acquisition of self storage properties located within the top 100 metropolitan statistical areas throughout the United States.
Our principal executive offices are located at 8400 East Prentice Avenue, 9th Floor, Greenwood Village, CO 80111. Our telephone number is (720) 630-2600. Our website is www.nationalstorageaffiliates.com. The information on our website is not intended to form a part of or be incorporated by reference into this prospectus.

RISK FACTORS
Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risk factors described in the section “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2020 (the “2020 10-K”) and in subsequent periodic reports which we file with the U.S. Securities and Exchange Commission (the “SEC”), as well as risk factors and other information in this prospectus, any accompanying prospectus supplement or any free writing prospectus incorporated by reference herein or therein before purchasing any of our securities. Any of these risks described could materially adversely affect our business, financial condition, results of operations, tax status or ability to make distributions to our shareholders. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business operations. If this were to happen, the price of our securities could decline significantly and you could lose a part or all of your investment. See “Where You Can Find More Information” beginning on page 69 of this prospectus.

FORWARD-LOOKING STATEMENTS
We make forward-looking statements in this prospectus, any accompanying prospectus supplement or any free writing prospectus and the documents incorporated by reference in each within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For these statements, we claim the protections of the safe harbor for forward-looking statements contained in such Sections. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond our control. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. When we use the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may,” or similar expressions, we intend to identify forward-looking statements.
The forward-looking statements contained in this report reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions, and changes in circumstances that may cause our actual results to differ significantly from those expressed in any forward-looking statement. One of the most significant factors is the ongoing and potential impact of the current outbreak of COVID-19 on the economy, the self storage industry and the broader financial markets, which may have a significant negative impact on the Company’s financial condition, results of operations and cash flows. The Company is unable to predict whether the continuing effects of the COVID-19 pandemic will trigger a further economic slowdown or a recession and to what extent the Company will experience disruptions related to the COVID-19 pandemic. The current outbreak of COVID-19 has also impacted, and is likely to continue to impact, directly or indirectly, many of the other important factors below and the risks described under “Risk Factors” in our 2020 10-K, and the Company’s subsequent filings under the Exchange Act.
Statements regarding the following subjects, among others, may be forward-looking:
•
the use of the net proceeds of any offering;

•
market trends in our industry, interest rates, the debt and lending markets or the general economy;

•
our business and investment strategy;

•
the acquisition of properties, including those under contract, and the ability of our acquisitions to achieve underwritten capitalization rates and our ability to execute on our acquisition pipeline;

•
the internalization of retiring participating regional operators (“PROs”) into the Company;

•
the timing of acquisitions;

•
our relationships with, and our ability and timing to attract additional PROs;

•
our ability to effectively align the interests of our PROs with us and our shareholders;

•
the integration of our PROs and their managed portfolios into our company, including into our financial and operational reporting infrastructure and internal control framework;

•
our operating performance and projected operating results, including our ability to achieve market rents and occupancy levels, reduce operating expenditures and increase the sale of ancillary products and services;

•
our ability to access additional off-market acquisitions;

•
actions and initiatives of the U.S. federal, state and local government and changes to U.S. federal, state and local government policies and the execution and impact of these actions, initiatives and policies;

•
the state of the U.S. economy generally or in specific geographic regions, states, territories or municipalities;

•
economic trends and economic recoveries;

•
our ability to obtain and maintain financing arrangements on favorable terms;

•
general volatility of the securities markets in which we participate;

•
the negative impacts from the continued spread of COVID-19 on the economy, the self storage industry, the broader financial markets, our financial condition, results of operations and cash flows and the ability of our tenants to pay rent;

•
changes in the value of our assets;

•
projected capital expenditures;

•
the impact of technology on our products, operations, and business;

•
the implementation of our technology and best practices programs (including our ability to effectively implement our integrated Internet marketing strategy);

•
changes in interest rates and the degree to which our hedging strategies may or may not protect us from interest rate volatility;

•
impact of and changes in governmental regulations, tax law and rates, accounting guidance and similar matters;

•
our ability to continue to qualify and maintain our qualification as a REIT for U.S. federal income tax purposes;

•
availability of qualified personnel;

•
the timing of conversions of each series of Class B common units of limited partner interest (“subordinated performance units”) in our operating partnership and subsidiaries of our operating partnership into Class A common units of limited partner interest (“OP units”) in our operating partnership, the conversion ratio in effect at such time and the impact of such convertibility on our diluted earnings (loss) per share;

•
the risks of investing through joint ventures, including whether the anticipated benefits from a joint venture are realized or may take longer to realize than expected;

•
estimates relating to our ability to make distributions to our shareholders in the future; and

•
our understanding of our competition.

The risks included here are not exhaustive. Other sections of this prospectus, any accompanying prospectus supplement or any free writing prospectus and the documents incorporated by reference in each may include additional factors that could adversely affect our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.
The forward-looking statements contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus and the documents incorporated by reference in each reflect our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. Forward-looking statements are not predictions of future events. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. Some of these factors are included in our 2020 10-K and in subsequent periodic reports which we file with the SEC, which are incorporated by reference into this prospectus, any accompanying prospectus supplement or any free writing prospectus. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
For more information regarding risks that may cause our actual results to differ materially from any forward-looking statements, see “Risk Factors” in our 2020 10-K and in the other documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus, which will be considered to be incorporated by reference into this prospectus and any accompanying prospectus supplement.

USE OF PROCEEDS
Unless otherwise specified in the applicable prospectus supplement, we intend to contribute the net proceeds from the sale of any securities pursuant to this prospectus, any accompanying prospectus supplement or any free writing prospectus to our operating partnership. Our operating partnership will then use the net proceeds from the sale of the securities to acquire or develop additional assets, repay indebtedness or for general corporate purposes and working capital. Further details regarding the use of proceeds from the sale of specific securities will be set forth in the applicable prospectus supplement. We will not receive any proceeds from the sale of securities by the selling security holders offered by any prospectus supplement.
Until appropriate investments can be identified, we may invest the net proceeds from any offering in interest-bearing short-term investments, including money market accounts and/or U.S. treasury securities which are consistent with our intention to qualify as a REIT. These investments are expected to provide a lower net return than we will seek to achieve from our self storage properties. We generally expect to use substantially all of the net proceeds from any offering within six months from the completion of any such offering.

SELLING SECURITY HOLDERS
This prospectus also relates to the possible resale by certain of our selling security holders, who we refer to in this prospectus as the “selling security holders,” of securities. One or more selling security holders to be identified by prospectus supplement, post-effective amendment or incorporated by reference from our periodic or current reports may sell, under this prospectus and any applicable supplements, securities issued or to be issued to them by us. The selling security holders shall not sell any securities pursuant to this prospectus until we have identified such selling security holders and the securities being offered for resale by such selling security holders as described above. However, the selling security holders may sell or transfer all or a portion of their securities pursuant to any available exemption from the registration requirements of the Securities Act.

PLAN OF DISTRIBUTION
We and the selling security holders may sell the securities to one or more underwriters for public offering and sale by them or may sell the securities to investors directly or through agents. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. Underwriters and agents in any distribution contemplated hereby may from time to time be designated on terms to be set forth in the applicable prospectus supplement.
Underwriters or agents could make sales in privately negotiated transactions and any other method permitted by law. Securities may be sold in one or more of the following transactions: (a) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of the securities as agent but may position and resell all or a portion of the block as principal to facilitate the transaction; (b) purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement; (c) a special offering, an exchange distribution or a secondary distribution in accordance with applicable NYSE or other stock exchange rules; (d) ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers; (e) “at the market” offerings or sales “at the market,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise; (f) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers; or (g) through a combination of any of these methods. Broker-dealers may also receive compensation from purchasers of these securities which is not expected to exceed those customary in the types of transactions involved.
Underwriters or agents may offer and sell the securities at a fixed price or prices, which may be changed in relation to the prevailing market prices at the time of sale or at negotiated prices. We and the selling security holders also may, from time to time, authorize underwriters acting as our agents to offer and sell the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters or agents may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or the agents and/or commissions from the purchasers for whom they may act as agent.
Any underwriting compensation paid by us or by the selling security holders to underwriters or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters or agents to participating dealers, will be set forth in the applicable prospectus supplement. If indicated in the applicable prospectus supplement, we may authorize underwriters or other agents to solicit offers by institutions to purchase securities from it pursuant to contracts providing for payment and delivery on a future date. Institutions with which it may make these delayed delivery contracts include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with us or the selling security holders to indemnification against and contribution toward civil liabilities, including liabilities under the Securities Act.
We may have agreements with the underwriters, dealers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers, agents or remarketing firms may be required to make. Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with or perform services for us or the selling security holders in the ordinary course of their businesses.
Any securities issued hereunder (other than common shares and Series A preferred shares) will be new issues of securities with no established trading market. Any underwriters or agents to or through whom such securities are sold by us or the selling security holders for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you as to the liquidity of the trading market for any such securities.
The selling security holders may also sell securities in one or more privately negotiated transactions exempt from the registration requirements of the Securities Act pursuant to Rule 144 under the Securities Act, Section 4(a)(1) of the Securities Act or other applicable exemptions, regardless of whether the securities are covered by the registration statement of which this prospectus forms a part. Such sales, if any, will not form part of the plan of distribution described in this prospectus. The selling security holders will act independently of us in making decisions with respect to the timing, manner and size of each such sale.

DESCRIPTION OF SECURITIES
This prospectus contains summary descriptions of the material terms of the common shares, preferred shares, depositary shares, warrants, rights and debt securities that we may offer and sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the applicable prospectus supplement and are subject to and qualified in their entirety by reference to Maryland law and our declaration of trust and bylaws. See “Where You Can Find More Information.”
Our declaration of trust provides that we may issue up to 250,000,000 common shares of beneficial interest, par value $0.01 per share, and up to 50,000,000 preferred shares of beneficial interest, par value $0.01 per share (“preferred shares”), of which 23,369,566 are classified and designated as 6.000% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, or Series A preferred shares. Our declaration of trust authorizes our board of trustees to amend our declaration of trust to increase or decrease the aggregate number of common shares or the number of shares of any class or series that we are authorized to issue with the approval of a majority of our entire board of trustees and without common shareholder approval. As of February 25, 2021, we had 71,359,211 common shares issued and outstanding, and 8,732,719 Series A preferred shares issued and outstanding. Under Maryland law, our shareholders are not generally liable for our debts or obligations.
Power to Reclassify Our Unissued Shares of Beneficial Interest
Our declaration of trust authorizes our board of trustees to classify and reclassify any unissued common or preferred shares of beneficial interest into other classes or series of shares of beneficial interest. Prior to the issuance of shares of each class or series, our board of trustees is required by Maryland law and by our declaration of trust to set, subject to the provisions of our declaration of trust regarding the restrictions on ownership and transfer of shares of beneficial interest and the terms of any other class or series of our shares then outstanding, including the Series A preferred shares, the number of shares and the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of each class or series. Therefore, our board could authorize the issuance of a series of common shares or preferred shares that have priority over our common shares as to voting rights, dividends or upon liquidation or with terms and conditions that could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for our common shares or otherwise be in the best interests of our shareholders.
Power to Increase or Decrease Authorized Shares of Beneficial Interest and Issue Additional Shares of Common Shares and Preferred Shares of Beneficial Interest
We believe that the power of our board of trustees to amend our declaration of trust without common shareholder approval to increase or decrease the number of authorized shares of beneficial interest, to authorize us to issue additional authorized but unissued common shares or preferred shares of beneficial interest and to classify or reclassify unissued common shares or preferred shares of beneficial interest and thereafter to issue such classified or reclassified shares of beneficial interest will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. The additional classes or series, as well as the additional common shares, will be available for issuance without further action by our common shareholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of trustees does not intend to do so, it could authorize us to issue a class or series of shares that could, depending upon the terms of the particular class or series, delay, defer or prevent a change in control or other transaction that might involve a premium price for our common shares or otherwise be in the best interests of our shareholders.
Restrictions on Ownership and Transfer
In order for us to qualify as a REIT under the Internal Revenue Code (the “Code”), our shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of our outstanding shares may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities such as qualified pension plans) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made). To qualify as a REIT, we must satisfy other requirements as well. See “U.S. Federal Income Tax Considerations — Requirements for Qualification — General.”
Our declaration of trust contains restrictions on the ownership and transfer of our shares, including common shares and preferred shares. The relevant sections of our declaration of trust provide that, subject to the exceptions described below, no person, including a “group,” as defined in Section 13(d)(3) of the Exchange Act, may own, or be deemed to own, beneficially or by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% by value or number of shares, whichever is more restrictive, of our aggregate outstanding shares of all classes and series, the outstanding shares of any class or series of our preferred shares or our outstanding common shares. We refer to these limits collectively as the “ownership limit.” An individual or entity that becomes subject to the ownership limit or any of the other restrictions on ownership and transfer of our shares described below is referred to as a “prohibited owner” if, had the violative transfer or other event been effective, the individual or entity would have been a beneficial or constructive owner or, if appropriate, a record owner of our shares in violation of the ownership limit or other restriction. In addition, the articles supplementary for each class or series of preferred shares may contain additional provisions restricting the ownership and transfer of the preferred shares. The applicable prospectus supplement will specify any additional ownership limitation relating to a class or series of preferred shares.
The constructive ownership rules under the Code are complex and may cause shares owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% by value or number of shares, whichever is more restrictive, of our outstanding common shares or any class or series of our preferred shares, or 9.8% by value or number of shares, whichever is more restrictive, of our aggregate outstanding shares of all classes and series (or the acquisition of an interest in an entity that owns, actually or constructively, our shares by an individual or entity), could, nevertheless, cause that individual or entity, or another individual or entity, to own constructively in excess of the ownership limit.
Our board of trustees may, in its sole discretion, subject to the receipt of such information, representations or undertakings as it may determine, prospectively or retroactively, exempt a person from all or any component of the ownership limit and establish a different limit on ownership, or excepted holder limit, for a particular person if the person’s ownership in excess of the ownership limit would not result in our being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise would result in our failing to qualify as a REIT. As a condition of its exemption or grant of excepted holder limit, our board of trustees may, but is not required to, require an opinion of counsel or IRS ruling satisfactory to our board of trustees in order to determine or ensure our qualification as a REIT.
In connection with the creation of an excepted holder limit or at any other time, our board of trustees may from time to time increase or decrease the ownership limit or any component thereof unless, after giving effect to such increase, we would be “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or we would otherwise fail to qualify as a REIT. Prior to the modification of the ownership limit, our board of trustees may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure our qualification as a REIT. A reduced ownership limit will not apply to any person or entity whose percentage ownership of our common shares, preferred shares of any class or series, or shares of all classes and series, as applicable, is in excess of such decreased ownership limit until such time as such individual’s or entity’s percentage ownership of our common shares, preferred shares of any class or series, or shares of all classes and series, as applicable, equals or falls below the decreased ownership limit, but any further acquisition of our common shares or shares of any other class or series, as applicable, in excess of such percentage ownership of our common shares, preferred shares or shares of all classes and series will be in violation of the ownership limit.
Our declaration of trust further prohibits:
•
any person from beneficially or constructively owning, applying certain attribution rules of the Code, our shares such that it would result in our being “closely held” under Section 856(h) of the

Code (without regard to whether the ownership interest is held during the last half of a taxable year) or would otherwise cause us to fail to qualify as a REIT; and
•
any person from transferring our shares if such transfer would result in our shares being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution).

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of our shares that will or may violate the ownership limit or any of the other foregoing restrictions on ownership and transfer of our shares, or who would have owned shares transferred to a charitable trust as described below, must immediately give us written notice of the event or, in the case of an attempted or proposed transaction, must give at least 15 days’ prior written notice to us, and provide us with such other information as we may request in order to determine the effect of such transfer on our qualification as a REIT. The foregoing restrictions on ownership and transfer of our shares has applied since the completion of our initial public offering and will not apply if our board of trustees determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT or that compliance with the applicable restriction or limitation on ownership and transfer of our shares as described above is no longer required in order for us to qualify as a REIT.
If any transfer of our shares would result in our shares being beneficially owned by fewer than 100 persons, such transfer will be void and the intended transferee will acquire no rights in such shares. In addition, if any purported transfer of our shares or any other event would otherwise result in any person violating the ownership limit or an excepted holder limit established by our board of trustees or in our being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT, then that number of shares (rounded up to the nearest whole share) that would cause us to violate such restrictions will be automatically transferred to, and held by, a charitable trust for the exclusive benefit of one or more charitable organizations selected by us and the intended transferee will acquire no rights in such shares. The automatic transfer will be effective as of the close of business on the business day prior to the date of the proposed transfer or other event that results in a transfer to the charitable trust. Any dividend or other distribution paid to the prohibited owner prior to our discovery that the shares had been automatically transferred to a charitable trust as described above must be repaid to the charitable trustee upon demand for distribution to the beneficiary by the charitable trust. If the transfer to the charitable trust as described above is not automatically effective, for any reason, to prevent violation of the applicable ownership limit or our being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT, then our declaration of trust provides that the transfer of the shares will be null and void and the prohibited owner will acquire no rights in the shares.
Shares transferred to the charitable trust are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that caused the transfer to the charitable trust (or, if the event that resulted in the transfer to the charitable trust did not involve a purchase of such shares at the market price, the market price (as defined in our declaration of trust) on the day of the event causing the shares to be transferred to the charitable trust) and (ii) the market price on the date we, or our designee, accept the offer. We may reduce the amount payable to the charitable trust, however, by the amount of any dividends or distributions paid to the prohibited owner and owed by the prohibited owner to the charitable trustee and pay the amount of such reduction to the charitable trust for the benefit of the charitable beneficiary. We have the right to accept such offer until the charitable trustee has sold our shares held in the charitable trust as discussed below. Upon a sale to us, the interest of the charitable beneficiary in our shares sold terminates, and the charitable trustee must distribute the net proceeds of the sale to the prohibited owner and pay any dividends or other distributions or other amounts held by the charitable trustee with respect to such shares to the charitable beneficiary.
If we do not buy the shares, the charitable trustee must, within 20 days of receiving notice from us of the transfer of shares to the charitable trust, sell the shares to a person or entity designated by the charitable trustee who could own the shares without violating the ownership limit or the other restrictions on ownership and transfer of our shares. After the sale of the shares, the interest of the charitable beneficiary in the shares transferred to the charitable trust will terminate and the charitable trustee must distribute to the prohibited owner an amount equal to the lesser of (i) the price paid by the prohibited owner for the shares or, if the event that resulted in the transfer to the charitable trust did not involve a purchase of such shares at the market price, the market price of the shares on the day of the event causing the shares to be transferred to the charitable trust and (ii) the net sale price received by the charitable trustee from the sale or other disposition of the shares. The charitable trustee may reduce the amount payable to the prohibited owner by the amount of any dividend or other distribution that we paid to the prohibited owner before we discovered that the shares had been automatically transferred to the charitable trust and that are then owed to the charitable trustee as described above. Any net sales proceeds in excess of the amount payable to the prohibited owner will be immediately paid to the beneficiary of the charitable trust, together with any other amounts held by the charitable trustee for the beneficiary of the charitable trust. In addition, if, prior to discovery by us that shares have been transferred to a charitable trust, such shares are sold by a prohibited owner, then such shares will be deemed to have been sold on behalf of the charitable trust and to the extent that the prohibited owner received an amount for or in respect of such shares that exceeds the amount that such prohibited owner was entitled to receive, such excess amount must be paid to the charitable trustee upon demand. The prohibited owner has no rights in the shares held by the charitable trustee.
The charitable trustee will be designated by us and will be unaffiliated with us and with any prohibited owner. Prior to the sale of any shares by the charitable trust, the charitable trustee will receive, in trust for the beneficiary of the charitable trust, all dividends and other distributions paid by us with respect to the shares held in trust and may also exercise all voting rights with respect to the shares held in trust. These rights will be exercised for the exclusive benefit of the beneficiary of the charitable trust.
Subject to Maryland law, effective as of the date that the shares have been transferred to the charitable trust, the charitable trustee will have the authority, at the charitable trustee’s sole discretion:
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to rescind as void any vote cast by a prohibited owner prior to our discovery that the shares have been transferred to the charitable trust; and

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to recast the vote in accordance with the desires of the charitable trustee, acting for the benefit of the beneficiary of the charitable trust.

However, if we have already taken irreversible trust action, then the charitable trustee may not rescind and recast the vote.
In addition, if our board of trustees determines that a proposed transfer or other event would violate the restrictions on ownership and transfer of our shares set forth in our declaration of trust, our board of trustees may take such action as it deems advisable to refuse to give effect to or to prevent such transfer or other event, including, but not limited to, causing us to redeem the shares, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer or other event.
Every owner of more than 5% (or such lower percentage as required by the Code or the regulations promulgated thereunder) of our outstanding shares, within 30 days after the end of each taxable year, must give us written notice, stating the shareholder’s name and address, the number of shares of each class and series of our shares that the shareholder beneficially owns and a description of the manner in which the shares are held. Each such owner must provide to us in writing such additional information as we may request in order to determine the effect, if any, of the shareholder’s beneficial ownership on our qualification as a REIT and to ensure compliance with the ownership limit. In addition, each shareholder must provide to us in writing such information as we may request in good faith in order to determine our qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.
Any certificates representing our shares will bear a legend referring to the restrictions described above.
These restrictions on ownership and transfer could delay, defer or prevent a transaction or a change in control that might involve a premium price for the common shares or otherwise be in the best interest of the shareholders.

DESCRIPTION OF COMMON SHARES OF BENEFICIAL INTEREST
The following is a summary of the material terms of our common shares of beneficial interest. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Maryland REIT Law (the “MRL”), our declaration of trust, which we refer to as our declaration of trust, and our amended and restated bylaws, which we refer to as our bylaws. See “Where You Can Find More Information.”
Common Shares of Beneficial Interest
All of the common shares offered by this prospectus will be duly authorized and, when issued, will be validly issued, fully paid and nonassessable. Subject to the preferential rights, if any, of holders of any other class or series of our shares, including our Series A preferred shares, and to the provisions of our declaration of trust regarding the restrictions on ownership and transfer of our shares, holders of our common shares are entitled to receive distributions out of assets legally available therefor if, as and when authorized by our board of trustees and declared by us and share ratably in our assets legally available for distribution to our shareholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all of our known debts and liabilities.
Subject to the provisions of our declaration of trust regarding the restrictions on ownership and transfer of our shares and except as may otherwise be specified in the terms of any class or series of our shares, each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of trustees, and the holders of common shares will possess the exclusive voting power.
We have a majority voting and trustee resignation policy in place. Under majority voting, to be elected as a trustee in an uncontested election, a nominee must receive votes “FOR” his or her election constituting a majority of the total votes cast for and against such nominee. If, in an uncontested election, an incumbent trustee does not receive sufficient “FOR” votes to be re-elected, Maryland law provides that the trustee would continue to serve on the Company’s board of trustees as a “holdover” trustee. Under our bylaws and Corporate Governance Guidelines, he or she must submit his or her resignation to our board of trustees. Our Compensation, Nominating and Corporate Governance Committee will consider such tendered resignation and recommend to our board of trustees whether to accept it. Our board of trustees will decide whether to accept any such resignation within 90 days after certification of the election results and will publicly disclose its decision. If the resignation is not accepted, the trustee will continue to serve until the trustee’s successor is duly elected and qualifies or until the trustee’s earlier death, resignation, retirement or removal. If a trustee’s offer to resign is accepted by the Company’s board of trustees, or if a nominee for trustee is not elected and the nominee is not an incumbent trustee, then the Company’s board of trustees, in its sole discretion, may fill any resulting vacancy pursuant to our bylaws. In a contested election, trustees shall be elected by a plurality of all the votes cast in the election of trustees. A majority of the votes cast at a meeting of shareholders duly called and at which a quorum is present is required to approve any other matter which may properly come before the meeting, unless otherwise provided by statute, our declaration of trust or our bylaws. Unless otherwise provided by statute or our declaration of trust, each outstanding share of beneficial interest, regardless of class, entitles the holder thereof to cast one vote on each matter submitted to a vote at a meeting of shareholders.
Holders of common shares have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any of our securities. Subject to the restrictions on ownership and transfer of shares contained in our declaration of trust and the terms of any class or series of common shares, all of our common shares will have equal dividend, liquidation and other rights.
Under the MRL, a Maryland real estate investment trust generally cannot amend its declaration of trust, or merge with or convert into another entity, unless the action is advised by its board of trustees and approved by the affirmative vote of shareholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter, unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is specified in the declaration of trust. Our declaration of trust provides that these actions, as well as consolidations with other entities, certain sales of all or substantially all of our assets and our dissolution, must be approved by the affirmative vote of shareholders entitled to cast a majority of all of the votes entitled to be cast on the matter, except that amendments to the provisions of our declaration of trust related to the removal of trustees and the restrictions on ownership and transfer of our shares, and the vote required to amend such provisions, must be approved by the affirmative vote of shareholders entitled to cast at least two-thirds of the votes entitled to be cast on the amendment. Our declaration of trust also permits us to transfer all or substantially all of our assets to an entity without the approval of our shareholders if all of the equity interests of the entity are owned, directly or indirectly, by us.
Our common shares are traded on the NYSE under the symbol “NSA.”
Transfer Agent and Registrar
The transfer agent and registrar for our common shares is Broadridge Financial Solutions, Inc.

DESCRIPTION OF PREFERRED SHARES OF BENEFICIAL INTEREST
General
Our declaration of trust provides that we may issue up to 50,000,000 preferred shares of beneficial interest, $0.01 par value per share, of which 23,369,566 are classified and designated as Series A preferred shares. Except for the limited voting rights of holders of Series A preferred shares with respect to the creation or issuance of senior shares described below, our declaration of trust authorizes our board of trustees to amend our declaration of trust to increase or decrease the aggregate number of preferred shares or the number of shares of any class or series that we are authorized to issue with the approval of a majority of our entire board of trustees and without preferred shareholder approval. As of February 25, 2021, we had 8,732,719 outstanding Series A preferred shares.
6.000% Series A Cumulative Redeemable Preferred Shares
The Company’s Series A preferred shares, are listed on the NYSE under the symbol “NSA Pr A.” Dividends on our outstanding Series A preferred shares are cumulative from the date of original issue and are payable quarterly in arrears at the rate of 6.000% per annum of the $25.00 liquidation preference per share (equivalent to an annual rate of $1.50 per share). Subject to certain limited exceptions, unless we declare and pay or declare and set apart for payment full cumulative dividends on the Series A preferred shares for all past dividend periods, we may not declare and pay or declare and set aside for payment any dividends or other distributions on our common shares or any other class or series of our equity shares ranking, as to dividends, on parity with or junior to the Series A preferred shares; or redeem, purchase or otherwise acquire, or make any other distribution on or with respect to, or establish a sinking fund for the redemption of, any common shares or any other class or series of our equity shares ranking, as to dividends and the distribution of assets upon liquidation, on parity with or junior to the Series A preferred shares. If we liquidate, dissolve or wind up, holders of the Series A preferred shares will have the right to receive $25.00 per Series A preferred share, plus accrued and unpaid dividends (whether or not authorized or declared), up to but excluding the date of payment, before any distribution or payment may be made to holders of our common shares or any other class or series of shares ranking junior to the Series A preferred shares with respect to the distribution of assets in the event of our liquidation, dissolution or winding up. The Series A preferred shares rank senior to our common shares with respect to dividend rights and rights upon our liquidation, dissolution or winding up.
We may redeem Series A preferred shares in limited circumstances to preserve our status as a REIT or at our option upon the occurrence of a change of control, as a result of which neither our common shares nor the common equity securities of the acquiring or surviving entity (or American Depositary Receipts, or ADRs, representing such securities) is listed on the New York Stock Exchange, or NYSE, the NYSE American, LLC, or the NYSE AMER, or the NASDAQ Stock Market, or NASDAQ, or listed or quoted on a successor exchange or quotation system, or at any time or from time to time from and after October 11, 2022, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends on such Series A preferred shares up to, but not including, the redemption date. The Series A preferred shares have no stated maturity and are not subject to mandatory redemption at the option of the holder or any sinking fund.
Upon the occurrence of a change of control, as a result of which neither our common shares nor the common equity securities of the acquiring or surviving entity (or ADRs representing such securities) is listed on the NYSE, the NYSE AMER or NASDAQ or listed or quoted on a successor exchange or quotation system, holders of Series A preferred shares will have the right (unless, prior to the date of conversion, we have provided or provide notice of our election to redeem the Series A preferred shares) to convert Series A preferred shares into a number of our common shares (or equivalent value of alternative consideration) per Series A preferred share to be converted equal to the lesser of:
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the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid dividends thereon to, but not including, the date of conversion by (ii) the Common Share Price (as defined below); and

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2.04666, subject to certain adjustments.

The “Common Share Price” will be (i) if the consideration to be received in the change of control by the holders of common shares is solely cash, the amount of cash consideration per common share or (ii) if the consideration to be received in the change of control by holders of our common shares is other than solely cash (x) the average of the closing sale prices per share of our common shares (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) for the ten consecutive trading days immediately preceding, but not including, the effective date of the change of control as reported on the principal U.S. securities exchange on which our common shares are then traded, or (y) the average of the last quoted bid prices for our common shares in the over-the-counter market as reported by OTC Markets Group, Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the effective date of the change of control, if our common shares are not then listed for trading on a U.S. securities exchange.
Holders of Series A preferred shares have no voting rights, except as described below. If dividends on the Series A preferred shares are in arrears for six or more quarterly periods, whether or not consecutive, holders of Series A preferred shares and the holders of preferred shares of all other classes and series ranking on parity with the Series A preferred shares with respect to payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, and upon which like voting rights have been conferred and are exercisable, which we refer to as parity preferred shares, and with which the holders of Series A preferred shares are entitled to vote together as a single class (voting together as a single class), will be entitled to vote for the election of two additional trustees to serve on our board of trustees until all accumulated unpaid dividends with respect to the Series A preferred shares have been paid in full. In addition, the affirmative vote of the holders of at least two-thirds of the outstanding Series A preferred shares and any other class or series of parity preferred shares with which the holders of Series A preferred shares are entitled to vote together as a single class (voting together as a single class) is required for us to authorize, create or issue, or increase the number of authorized or issued number of shares of, any class or series of shares ranking senior to the Series A preferred shares or to amend any provision of our declaration of trust so as to materially and adversely affect the terms of the Series A preferred shares. If the proposed amendment to our declaration of trust would materially and adversely affect the rights, preferences, privileges or voting powers of the Series A preferred shares disproportionately relative to any other class or series of parity preferred shares, the affirmative vote of the holders of at least two-thirds of the outstanding Series A preferred shares, voting as a separate class, is also required.
Preferred shares may be issued independently or together with any other securities and may be attached to or separate from the securities. The following description of the preferred shares sets forth general terms and provisions of the preferred shares to which any prospectus supplement may relate. The statements below describing the preferred shares are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our declaration of trust and bylaws, including Articles Supplementary setting forth the terms of a class or series of preferred shares. The issuance of preferred shares could adversely affect the voting power, dividend rights and other rights of holders of common shares. Although our board of trustees does not have this intention at the present time, it or a duly authorized committee could establish another class or series of preferred shares, that could, depending on the terms of the series, delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for the common shares or otherwise be in the best interest of the holders thereof.
Terms
Subject to the limitations prescribed by our declaration of trust and the terms of any class or series of our shares, including our Series A preferred shares, our board of trustees is authorized to classify any unissued preferred shares and to reclassify any previously classified but unissued preferred shares. Our board of trustees may fix the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption for each class or series.
Reference is made to the applicable prospectus supplement relating to the class or series of preferred shares offered thereby for the specific terms thereof, including:
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the designation of the class or series of preferred shares;

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the number of preferred shares of the class or series, the liquidation preference of the preferred shares and the offering price of the preferred shares;

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the dividend rate(s), period(s) and/or payment day(s) or method(s) of calculation thereof applicable to the class or series of preferred shares;

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the date from which dividends on the class or series of preferred shares shall accumulate, if applicable;

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the procedures for any auction and remarketing, if any, for the class or series of preferred shares;

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the provision for a sinking fund, if any, for the class or series of preferred shares;

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the provisions for redemption, if applicable, of the class or series of preferred shares;

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any listing of the preferred shares on any securities exchange;

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the terms and conditions, if applicable, upon which the class or series of preferred shares may or will be convertible into our common shares or other securities, including the conversion price or manner of calculation thereof;

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the relative ranking and preferences of the class or series of preferred shares as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

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whether interests in the preferred shares will be represented by depositary shares;

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any additional limitations on ownership and restrictions on transfer of the class or series of preferred shares;

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any limitations on the issuance of any class or series of preferred shares ranking senior or equal to the class or series of preferred shares being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

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a discussion of U.S. federal income tax considerations applicable to the preferred shares; and

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any other specific terms, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the preferred shares.

The terms of each class or series of preferred shares will be described in any prospectus supplement related to such class or series of preferred shares and will contain a discussion of any material Maryland law or material U.S. federal income tax considerations applicable to the preferred shares.
Transfer Agent and Registrar
The transfer agent and registrar for our Series A preferred shares is Broadridge Financial Solutions, Inc. We expect to use the same transfer agent and registrar for other series of preferred shares described in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES
We may, at our option, elect to offer depositary shares that will represent ownership of and entitlement to all rights and preferences of a fraction of a preferred share of a specified class or series (including dividend, voting, redemption and liquidation rights). The applicable fraction will be specified in a prospectus supplement. The preferred shares represented by the depositary shares will be deposited with a depositary named in the applicable prospectus supplement, under a deposit agreement, among our company, the depositary and the holders of the certificates evidencing depositary shares, or depositary receipts as specified in the applicable prospectus supplement. Depositary receipts will be delivered to those persons purchasing depositary shares in the offering. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges. We will file with the SEC any executed deposit agreement and form of depositary receipt.
The summary of terms of the depositary shares contained in this prospectus does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the deposit agreement and the articles supplementary for the applicable class or series of preferred shares. While the deposit agreement relating to a particular class or series of preferred shares may have provisions applicable solely to that class or series of preferred shares, all deposit agreements relating to preferred shares we issue will include the following provisions:
Dividends and Other Distributions
Each time we pay a cash dividend or make any other type of cash distribution with regard to preferred shares of a class or series, the depositary will distribute to the holder of record of each depositary share relating to that class or series of preferred shares an amount equal to the dividend or other distribution per depositary share that the depositary receives. If there is a distribution of property other than cash, the depositary either will distribute the property to the holders of depositary shares in proportion to the depositary shares held by each of them, or the depositary will, if we approve, sell the property and distribute the net proceeds to the holders of the depositary shares in proportion to the depositary shares held by them.
Withdrawal of Preferred Shares
A holder of depositary shares will be entitled to receive, upon surrender of depositary receipts representing depositary shares, the number of whole or fractional shares of the applicable class or series of preferred shares and any money or other property to which the depositary shares relate.
Redemption of Depositary Shares
Whenever we redeem shares of preferred shares held by a depositary, the depositary will be required to redeem, on the same redemption date, depositary shares constituting, in total, the number of preferred shares held by the depositary which we redeem, subject to the depositary’s receiving the redemption price of those preferred shares. If fewer than all the depositary shares relating to a class or series of preferred shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or by another method we determine to be equitable.
Voting
Any time we send a notice of meeting or other materials relating to a meeting to the holders of a class or series of preferred shares to which depositary shares relate, we will provide the depositary with sufficient copies of those materials so they can be sent to all holders of record of the applicable depositary shares, and the depositary will send those materials to the holders of record of the depositary shares on the record date for the meeting. The depositary will solicit voting instructions from holders of depositary shares and will vote or not vote the preferred shares to which the depositary shares relate in accordance with those instructions.

Liquidation Preference
Upon our liquidation, dissolution or winding up, the holder of each depositary share will be entitled to what the holder of the depositary share would have received if the holder had owned the number of (or fraction of) preferred shares represented by the depositary share.
Conversion
If preferred shares of a class or series are convertible into common shares or other of our securities or property, holders of depositary shares relating to that class or series of preferred shares will, if they surrender depositary receipts representing depositary shares and appropriate instructions to convert them, receive the common shares or other securities or property into which the number of preferred shares (or fractions of preferred shares) to which the depositary shares relate could at the time be converted.
Amendment and Termination of a Deposit Agreement
We and the depositary may amend a deposit agreement, except that an amendment which materially and adversely affects the rights of holders of depositary shares, or would be materially and adversely inconsistent with the rights granted to the holders of the preferred shares to which they relate, must be approved by holders of at least two-thirds of the outstanding depositary shares. No amendment will impair the right of a holder of depositary shares to surrender the depositary receipts evidencing those depositary shares and receive the preferred shares to which they relate, except as required to comply with law. We may terminate a deposit agreement with the consent of holders of a majority of the depositary shares to which it relates. Upon termination of a deposit agreement, the depositary will make the whole or fractional preferred shares to which the depositary shares issued under the deposit agreement relate available to the holders of those depositary shares. A deposit agreement will automatically terminate if:
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all outstanding depositary shares to which it relates have been redeemed or converted; or

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the depositary has made a final distribution to the holders of the depositary shares issued under the deposit agreement upon our liquidation, dissolution or winding up.

Miscellaneous
There will be provisions: (1) requiring the depositary to forward to holders of record of depositary shares any reports or communications from us which the depositary receives with respect to the preferred shares to which the depositary shares relate; (2) regarding compensation of the depositary; (3) regarding resignation of the depositary; (4) limiting our liability and the liability of the depositary under the deposit agreement (generally limited to failure to act in good faith, gross negligence or willful misconduct); and (5) indemnifying the depositary against certain possible liabilities.
Reference is made to the prospectus supplement relating to the depositary shares offered thereby for the specific terms thereof, including, but not limited to, a discussion of U.S. federal income tax considerations applicable to the depositary shares.

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of common shares, preferred shares or depositary shares and may issue warrants independently or together with common shares, preferred shares or depositary shares or attached to, or separate from, such securities. We will issue each series of warrants under a separate warrant agreement between us and a bank or trust company as warrant agent, as specified in the applicable prospectus supplement. We will file with the SEC any executed warrant agreement and form of warrant certificate.
The warrant agent will act solely as our agent in connection with the warrants and will not act for or on behalf of warrant holders. The following sets forth certain general terms and provisions of the warrants that may be offered under this registration statement. Further terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement.
The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:
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the title of such warrants;

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the aggregate number of such warrants;

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the price or prices at which such warrants will be issued;

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the type and number of securities purchasable upon exercise of such warrants;

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the designation and terms of the other securities, if any, with which such warrants are issued and the number of such warrants issued with each such offered security;

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the date, if any, on and after which such warrants and the related securities will be separately transferable;

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the price at which each security purchasable upon exercise of such warrants may be purchased;

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the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

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the minimum or maximum amount of such warrants that may be exercised at any one time;

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information with respect to book-entry procedures, if any;

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any anti-dilution protection;

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a discussion of certain U.S. federal income tax considerations; and

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any other terms of such warrants, including terms, procedures and limitations relating to the transferability, exercise and exchange of such warrants.

Warrant certificates will be exchangeable for new warrant certificates of different denominations and warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise or to any dividend payments or voting rights as to which holders of common shares, preferred shares or depositary shares purchasable upon such exercise may be entitled.
Each warrant will entitle the holder to purchase for cash such number of common shares, preferred shares or depositary shares, at such exercise price as shall, in each case, be set forth in, or be determinable as set forth in, the applicable prospectus supplement relating to the warrants offered thereby. After the expiration date set forth in the applicable prospectus supplement, unexercised warrants will be void.
Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants are presented for exercise with respect to a warrant certificate, a new warrant certificate will be issued for the remaining amount of warrants.

DESCRIPTION OF RIGHTS
We may issue rights to our shareholders to purchase common shares or preferred shares. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent, all as set forth in the prospectus supplement relating to the particular issue of rights. The rights agent will act solely as our agent in connection with the certificates relating to the rights of such series and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. We will file with the SEC any executed rights agreement and rights certificates relating to each series of rights.
The applicable prospectus supplement will describe the terms of the rights to be issued, including the following, where applicable:
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the date for determining the shareholders entitled to the rights distribution;

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the aggregate number of common shares or preferred shares purchasable upon exercise of such rights and the exercise price;

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the designation and terms of the class or series of preferred shares, if any, purchasable upon exercise of such rights;

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the exercise price;

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the aggregate number of rights being issued;

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the date, if any, on and after which such rights may be transferable separately;

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the date on which the right to exercise such rights shall commence and the date on which such right shall expire;

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any special U.S. federal income tax consequences; and

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any other terms of such rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of such rights.

DESCRIPTION OF DEBT SECURITIES
We may issue debt securities either separately or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. The debt securities will be issued under an indenture between us and U.S. Bank National Association, as trustee, which we may amend or supplement from time to time, or the indenture. The following description is a summary of the material provisions of the indenture including references to the applicable section of the indenture. It does not state the indenture in its entirety. We urge you to read the indenture because it, and not this description, defines the rights of holders of debt securities. Except as otherwise defined herein, terms used in this description but not otherwise defined herein are used as defined in the indenture. The indenture has been filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part and you may inspect it at the office of the trustee at 425 Walnut Street, Cincinnati, Ohio 45202. The indenture is subject to, and is governed by, the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. If we issue the debt securities under a different indenture, we will file it and incorporate it by reference into the registration statement and describe it in a prospectus supplement.
General
The debt securities will be our direct obligations and may be either senior debt securities or subordinated debt securities and may be either secured or unsecured. The indenture does not limit the principal amount of debt securities that we may issue. We may issue debt securities in one or more series. A supplemental indenture will set forth specific terms of each series of debt securities. There will be a prospectus supplement relating to each particular series of debt securities. Reference is made to the prospectus supplement relating to each particular series of debt securities, offered thereby for the specific terms thereof, including:
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the title of the debt securities and whether the debt securities are senior or subordinated debt securities;

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any limit upon the aggregate principal amount of a series of debt securities which we may issue;

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the date or dates on which principal of the debt securities will be payable and the amount of principal which will be payable;

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the rate or rates (which may be fixed or variable) at which the debt securities will bear interest, if any, as well as the dates from which interest will accrue, the dates on which interest will be payable, the persons to whom interest will be payable, if other than the registered holders on the record date, and the record date for the interest payable on any payment date;

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the currency or currencies in which principal, premium, if any, and interest, if any, will be paid.

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the place or places where principal, premium, if any, and interest, if any, on the debt securities will be payable and where debt securities which are in registered form can be presented for registration of transfer or exchange;

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any provisions regarding our right to prepay debt securities or of holders to require us to prepay debt securities;

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the right, if any, of holders of the debt securities to convert them into common shares or other securities, including any provisions intended to prevent dilution as a result of the conversion rights;

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any provisions requiring or permitting us to make payments to a sinking fund which will be used to redeem debt securities or a purchase fund which will be used to purchase debt securities;

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any index or formula used to determine the required payments of principal, premium, if any, or interest, if any;

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the percentage of the principal amount of the debt securities which is payable if maturity of the debt securities is accelerated because of a default;

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any special or modified events of default or covenants with respect to the debt securities;

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a discussion of U.S. federal income tax considerations applicable to the debt securities;

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any security or collateral provisions; and

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any other material terms of the debt securities.

The indenture does not contain any restrictions on the payment of dividends or the repurchase of our securities or any financial covenants. However, supplemental indentures relating to a particular series of debt securities may contain provisions of that type.
We may issue debt securities at a discount from their stated principal amount. A prospectus supplement may describe the material U.S. federal income tax considerations and other special considerations applicable to a debt security issued with original issue discount.
If the principal of, premium, if any, or interest with regard to any series of debt securities is payable in a foreign currency, we will describe in the prospectus supplement relating to those debt securities any restrictions on currency conversions, tax considerations or other material restrictions with respect to that issue of debt securities.
Form of Debt Securities
We may issue debt securities in certificated or uncertificated form, in registered form with or without coupons or in bearer form with coupons, if applicable.
We may issue debt securities of a series in the form of one or more global certificates evidencing all or a portion of the aggregate principal amount of the debt securities of that series. We may deposit the global certificates with depositaries, and the certificates may be subject to restrictions upon transfer or upon exchange for debt securities in individually certificated form.
Events of Default and Remedies
An event of default with respect to each series of debt securities will include:
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our default in payment of the principal of or premium, if any, on any debt securities of any series beyond any applicable grace period;

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our default for 30 days or a period specified in a supplemental indenture, which may be no period, in payment of any installment of interest due with regard to debt securities of any series;

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our default for 60 days or a period specified in a supplemental indenture, which may be no period after notice in the observance or performance of any other covenants in the indenture; and

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certain events involving our bankruptcy, insolvency or reorganization.

The indenture provides that the trustee may withhold notice to the holders of any series of debt securities of any default (except a default in payment of principal, premium, if any, or interest, if any) if the trustee considers it in the interest of the holders of the series to do so.
The indenture provides that if any event of default has occurred and is continuing, the trustee or the holders of not less than 25% in principal amount of a series of debt securities then outstanding may declare the principal of and accrued interest, if any, on that series of debt securities to be due and payable immediately by written notice to us. However, if we cure all defaults (except the failure to pay principal, premium or interest which became due solely because of the acceleration) and certain other conditions are met, that declaration may be annulled and past defaults may be waived by the holders of a majority in principal amount of the applicable series of debt securities.
The holders of a majority of the outstanding principal amount of a series of debt securities will have the right to direct the time, method and place of conducting proceedings for any remedy available to the trustee, subject to certain limitations specified in the indenture.
A supplemental indenture relating to a particular series of debt securities may modify these events of default or include other events of default.

A prospectus supplement will describe any additional or different events of default which apply to any series of debt securities.
Modification of the Indenture
We and the trustee may:
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without the consent of holders of debt securities, modify the indenture to cure errors or clarify ambiguities as evidenced in an officers’ certificate;

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with the consent of the holders of not less than a majority in principal amount of the debt securities which are outstanding under the indenture, modify the indenture or the rights of the holders of the debt securities generally; and

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with the consent of the holders of not less than a majority in outstanding principal amount of any series of debt securities, modify any supplemental indenture relating solely to that series of debt securities or the rights of the holders of that series of debt securities.

However, we may not:
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extend the fixed maturity of any debt securities, reduce the rate or extend the time for payment of interest, if any, on any debt securities, reduce the principal amount of any debt securities or the premium, if any, on any debt securities, impair or affect the right of a holder to institute suit for the payment of principal, premium, if any, or interest, if any, with regard to any debt securities, change the currency in which any debt securities are payable or impair the right, if any, to convert any debt securities into common shares or any of our other securities, without the consent of each holder of debt securities who will be affected; or

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reduce the percentage of holders of debt securities required to consent to an amendment, supplement or waiver, without the consent of the holders of all the then outstanding debt securities or outstanding debt securities of the series which will be affected.

Mergers and Other Transactions
We may not consolidate with or merge into any other entity, or transfer or lease our properties and assets substantially as an entirety to another person (except leasing of our properties or assets in the ordinary course of our business), unless: (1) the entity formed by the consolidation or into which we are merged, or which acquires or leases our properties and assets substantially as an entirety, assumes by a supplemental indenture all our obligations with regard to outstanding debt securities and our other covenants under the indenture; (2) with regard to each series of debt securities, immediately after giving effect to the transaction, no event of default, with respect to that series of debt securities, and no event which would become an event of default, will have occurred and be continuing and (3) we deliver to the trustee an officers’ certificate and opinion of counsel, in each case stating that all conditions precedent provided for in the indenture with respect to the merger or consolidation have been complied with.
Governing Law
The indenture, each supplemental indenture, and the debt securities issued under them is or will be governed by, and construed in accordance with, the laws of New York.

CERTAIN PROVISIONS OF THE MARYLAND GENERAL CORPORATION LAW
AND OUR DECLARATION OF TRUST AND BYLAWS
The following summary of certain provisions of Maryland law and of our declaration of trust and bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and our declaration of trust and bylaws. Copies of our declaration of trust and bylaws are filed with the SEC and which we incorporate by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”
Our Board of Trustees
Our declaration of trust provides that the number of trustees we have may be established only by our board of trustees and our bylaws provide that the number of our trustees may not be fewer than the minimum number required under the MRL, which is one, or more than 15. Because our board of trustees has the power to amend our bylaws, it could modify the bylaws to change that range. Subject to the terms of any class or series of preferred shares, vacancies on our board of trustees may be filled only by a majority of the remaining trustees, even if the remaining trustees do not constitute a quorum, and, if our board of trustees is classified, any trustee elected to fill a vacancy will hold office for the remainder of the full term of the trusteeship in which the vacancy occurred and until his or her successor is duly elected and qualifies.
Except as may be provided with respect to any class or series of our shares, at each annual meeting of our shareholders, each of our trustees will be elected by our common shareholders to serve until the next annual meeting of our shareholders and until his or her successor is duly elected and qualifies.
Removal of Trustees
Our declaration of trust provides that, subject to the rights of holders of any class or series of preferred shares, a trustee may be removed with or without cause, by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of trustees.
Business Combinations
Under certain provisions of the Maryland General Corporation Law (the “MGCL”) applicable to a Maryland real estate investment trust, certain “business combinations,” including a merger, consolidation, statutory share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities, between a Maryland real estate investment trust and an “interested shareholder” or, generally, any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the real estate investment trust’s outstanding voting shares or an affiliate or associate of the real estate investment trust who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting shares of the real estate investment trust, or an affiliate of such an interested shareholder, are prohibited for five years after the most recent date on which the interested shareholder becomes an interested shareholder. Thereafter, any such business combination must be recommended by the board of trustees of the real estate investment trust and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding voting shares of the real estate investment trust and (b) two-thirds of the votes entitled to be cast by holders of voting shares of the real estate investment trust other than shares held by the interested shareholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested shareholder, unless, among other conditions, the real estate investment trust’s common shareholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested shareholder for its shares. Under the MGCL, a person is not an “interested shareholder” if the board of trustees approved in advance the transaction by which the person otherwise would have become an interested shareholder. A real estate investment trust’s board of trustees may provide that its approval is subject to compliance with any terms and conditions determined by it.
These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by the real estate investment trust’s board of trustees prior to the time that the interested shareholder becomes an interested shareholder. Pursuant to the statute, our board of trustees has by resolution exempted business combinations between us and (1) any other person, provided that the business combination is first approved by our board of trustees (including a majority of trustees who are not affiliates or associates of such person), (2) Arlen D. Nordhagen and any of his affiliates and associates and (3) any person acting in concert with the foregoing, from these provisions of the MGCL. As a result, such persons may be able to enter into business combinations with us that may not be in the best interests of our shareholders without compliance by us with the supermajority vote requirements and other provisions of the statute. This resolution, however, may be altered or repealed in whole or in part at any time. If this resolution is repealed, or our board of trustees does not otherwise approve a business combination, this statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.
Control Share Acquisitions
Certain provisions of the MGCL applicable to a Maryland real estate investment trust provide that a holder of “control shares” of a Maryland real estate investment trust acquired in a “control share acquisition” has no voting rights with respect to such shares except to the extent approved by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding any of the following persons entitled to exercise or direct the exercise of the voting power of such shares in the election of trustees: (1) a person who makes or proposes to make a control share acquisition, (2) an officer of the real estate investment trust or (3) an employee of the real estate investment trust who is also a trustee of the real estate investment trust. “Control shares” are voting shares which, if aggregated with all other such shares owned by the acquirer, or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing trustees within one of the following ranges of voting power: (A) one-tenth or more but less than one-third, (B) one-third or more but less than a majority or (C) a majority or more of all voting power. Control shares do not include shares acquired directly from the real estate investment trust or shares that the acquirer is then entitled to vote as a result of having previously obtained shareholder approval. A “control share acquisition” means the acquisition, directly or indirectly, of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares, subject to certain exceptions.
A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an acquiring person statement (as described in the MGCL)), may compel the board of trustees to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the real estate investment trust may itself present the question at any shareholders’ meeting.
If voting rights are not approved at the meeting or if the acquirer does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the real estate investment trust may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or, if a meeting of shareholders is held at which the voting rights of the shares are considered and not approved, as of the date of the meeting. If voting rights for control shares are approved at a shareholders’ meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights, unless the declaration of trust or bylaws provide otherwise. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.
The control share acquisition statute does not apply to (a) shares acquired in a merger, consolidation or share exchange if the real estate investment trust is a party to the transaction or (b) acquisitions approved or exempted by the declaration of trust or bylaws of the real estate investment trust.
Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our shares. There is no assurance that such provision will not be amended or eliminated at any time in the future by our board of trustees.

Subtitle 8
Subtitle 8 of Title 3 of the MGCL permits a Maryland real estate investment trust with a class of equity securities registered under the Exchange Act and at least three independent trustees to elect to be subject, by provision in its declaration of trust or bylaws or a resolution of its board of trustees and notwithstanding any contrary provision in the declaration of trust or bylaws, to any or all of five provisions which provide for:
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a classified board;

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a two-thirds vote requirement for removing a trustee;

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a requirement that the number of trustees be fixed only by vote of the trustees;

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a requirement that a vacancy on the board be filled only by the remaining trustees in office and (if the board is classified) for the remainder of the full term of the class of trustees in which the vacancy occurred; and

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a majority requirement for the calling of a special meeting of shareholders.

We have not elected to be subject to any of the provisions of Subtitle 8. Moreover, our declaration of trust provides that, without the affirmative vote of a majority of the votes cast on the matter by our shareholders entitled to vote generally in the election of trustees, we may not elect to be subject to any of the provisions of Subtitle 8. Through provisions in our declaration of trust and bylaws unrelated to Subtitle 8, we already (1) require the affirmative vote of the holders of at least two-thirds of all of the votes entitled to be cast generally in the election of trustees for the removal of any trustee from the board, with or without cause, (2) vest in the board the exclusive power to fix the number of trustees, (3) require that a vacancy on the board be filled only by a majority of the remaining trustees even if less than a quorum, and (4) require, unless called by our chairman of the board, our chief executive officer, our president or our board of trustees, the written request of shareholders entitled to cast a majority of the votes entitled to be cast at such meeting to call a special meeting of shareholders.
Shareholder Rights Plan
We do not have a shareholder rights plan and our board of trustees has adopted a policy that our board may not adopt any shareholder rights plan unless the adoption of the plan has been approved by the affirmative vote of a majority of the votes cast on the matter by shareholders entitled to vote generally in the election of trustees, except that our board of trustees may adopt a shareholder rights plan without the prior approval of our shareholders if our board, in the exercise of its duties, determines that seeking prior shareholder approval would not be in our best interests under the circumstances then existing. The policy further provides that if a shareholder rights plan is adopted by our board without the prior approval of our shareholders, the shareholder rights plan will expire on the date of the first annual meeting of shareholders held after the first anniversary of the adoption of the plan, unless an extension of the plan is approved by our common shareholders.
Meetings of Shareholders
Pursuant to our bylaws, a meeting of our shareholders for the purpose of the election of trustees and the transaction of any business will be held annually on a date and at the time and place set by or under the direction of our board of trustees. In addition, our chairman, chief executive officer, president or board of trustees may call a special meeting of our shareholders. Subject to the provisions of our declaration of trust and bylaws, a special meeting of our shareholders will also be called by our secretary upon the written request of the shareholders entitled to cast a majority of all the votes entitled to be cast at the meeting accompanied by the information required by our bylaws. Our secretary will inform the requesting shareholders of the reasonably estimated cost of preparing and delivering the notice of meeting (including our proxy materials), and the requesting shareholders must pay such estimated cost before our secretary is required to prepare and deliver the notice of the special meeting. Only the matters set forth in the notice of any special meeting may be considered and acted upon at such meeting.

Exclusive Forum for Certain Litigation
Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or if that court does not have jurisdiction, the U.S. District Court for the District of Maryland, Baltimore Division, will be the sole and exclusive forum for (a) any derivative action or proceeding brought on our behalf, other than actions arising under federal securities laws, (b) any action asserting a claim of breach of any duty owed by any trustee or officer or other employee to us or to our shareholders, (c) any action asserting a claim against us or any trustee or officer or other employee arising pursuant to any provision of the MRL or our declaration of trust or bylaws, or (d) any action asserting a claim against us or any trustee or officer or other employee that is governed by the internal affairs doctrine. These choice of forum provisions will not apply to suits brought to enforce a duty or liability created by the Securities Act, the Exchange Act, or any other claim for which federal courts have exclusive jurisdiction.
Amendment to our Bylaws
Our bylaws permit equityholders to alter or repeal any provision of the bylaws and to adopt new bylaws if approved by a Majority Common Share (and Equivalent) Holder Approval (as defined in our bylaws). The approval of amendments to our bylaws requires the affirmative vote of both (a) holders of a majority of our common shares outstanding as of the Determination Date (as defined in our bylaws) and (b) holders of common shares and limited partners (other than us) of our operating partnership (as defined below) representing a majority of the number of common shares outstanding as of the Determination Date together with the number of additional common shares that would be issuable if (1) all Class A common units of limited partner interest in our operating partnership (“Class A OP Units”) (including the number of Class A OP Units issuable upon the exchange of all DownREIT Class X Units (as defined in the Third Amended and Restated Limited Partnership Agreement (the “Partnership Agreement”) of NSA OP, LP, a Delaware limited partnership (our “operating partnership”)) outstanding as of the Determination Date were exchanged on a one-for-one basis, subject to adjustments as provided in the Partnership Agreement, for common shares and (2) the Class A OP Units which would be outstanding if each series of Class B common units of limited partner interest in our operating partnership (“Class B OP Units”) (including the number of Class B OP Units issuable upon the exchange of DownREIT Class B Units (as defined in the Partnership Agreement)) (or other similar class or series of OP units created from time to time) outstanding as of the Determination Date (whether or not then convertible) were converted into Class A OP Units using the conversion ratio for each such class or series in effect as of the last day of the most recent fiscal year determined pursuant to the terms of the Partnership Agreement and as approved by our board of trustees, were exchanged on a one-for-one basis, subject to adjustments as provided in the Partnership Agreement, for common shares. Notwithstanding the foregoing, our shareholders do not have the power to alter or repeal, or to adopt any provision inconsistent with, any provision of our bylaws relating to the amendment of our bylaws.
Our board of trustees has the power to alter, amend or repeal any provision of our bylaws and to adopt new bylaws.
Termination of our Company
Our declaration of trust provides for us to have a perpetual existence. Our termination must be approved by a majority of our entire board of trustees and the affirmative vote of not less than a majority of all of the votes entitled to be cast on the matter.
Advance Notice of Trustee Nominations and New Business
Our bylaws provide that, with respect to an annual meeting of shareholders, nominations of individuals for election to our board of trustees and the proposal of business to be considered by shareholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of trustees or (3) by a shareholder of record both at the time of the giving of the notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each such nominee or on such other business and who has complied with the advance notice provisions set forth in our bylaws. Our bylaws currently require the shareholder generally to provide notice to the secretary containing the information and other materials required by our bylaws not less than 120 days nor more than 150 days prior to the first anniversary of the date our proxy statement for the solicitation of proxies for election of trustees at the preceding year’s annual meeting is first released to our shareholders (or in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, not less than 120 days nor more than 150 days prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made).
With respect to special meetings of shareholders, only the business specified in our notice of meeting may be brought before the meeting. Nominations of individuals for election to our board of trustees at a special meeting may be made only (1) by or at the direction of our board of trustees or (2) provided that the special meeting has been called in accordance with our bylaws for the purpose of electing trustees, by a shareholder of record both at the time of the giving of the notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each such nominee and who has complied with the advance notice provisions set forth in our bylaws. Such a shareholder may nominate one or more individuals, as the case may be, for election as a trustee if the shareholder’s notice containing the information and other materials required by our bylaws is delivered to the secretary not earlier than the 120th day prior to such special meeting and not later than 5:00 p.m., Mountain Time, on the later of (1) the 90th day prior to such special meeting or (2) the tenth day following the day on which public announcement is first made of the date of the special meeting and the nominees of our board of trustees to be elected at the meeting. The shareholder’s notice must include the same information required to be included in a notice delivered in connection with an annual meeting as described in the preceding paragraph.
Anti-takeover Effect of Certain Provisions of Maryland Law and of Our Declaration of Trust and Bylaws
If the applicable exemption in our bylaws is repealed and/or the applicable resolution of our board of trustees is repealed, the control share acquisition provisions and/or the business combination provisions of the MGCL, respectively, as well as the provisions in our declaration of trust and bylaws on removal of trustees and filling trustee vacancies, the provisions in our declaration of trust regarding the restrictions on ownership and transfer of our shares, together with the advance notice and shareholder-requested special meeting provisions of our bylaws, alone or in combination, could serve to delay, deter or prevent a transaction or a change in our control that might involve a premium price for holders of our common shares or otherwise be in their best interests.
Indemnification and Limitation of Trustees’ and Officers’ Liability
Maryland law permits a Maryland real estate investment trust to include in its declaration of trust a provision eliminating the liability of its trustees and officers to the real estate investment trust and its shareholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty that was established by a final judgment and was material to the cause of action. Our declaration of trust contains a provision that eliminates the liability of our trustees and officers to the maximum extent permitted by Maryland law.
Maryland law permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees and officers to the same extent as permitted for directors and officers of Maryland corporations. The MGCL requires a Maryland corporation (unless its charter provides otherwise, which our declaration of trust does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:
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the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty;

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the director or officer actually received an improper personal benefit in money, property or services; or

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in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Under the MGCL, a Maryland corporation may not indemnify a director or officer in a suit by or on behalf of the corporation in which the director or officer was adjudged liable to the corporation or in a suit in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. Nevertheless, a court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by or on behalf of the corporation, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.
In addition, the MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer upon its receipt of:
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a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

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a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our declaration of trust authorizes us to obligate ourselves and our bylaws obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of such individual’s ultimate entitlement to indemnification, to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to any individual who is made or threatened to be made a party to, or witness in, a proceeding by reason of his or her service:
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as a present or former trustee or officer; or

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while a trustee or officer of our company and at our request, as a trustee, director, officer, partner, manager, or member of another corporation, real estate investment trust, partnership, joint venture, limited liability company, trust, employee benefit plan or any other enterprise from and against any claim or liability to which he or she may become subject or that he or she may incur by reason of his or her service in any of these capacities. Our declaration of trust and bylaws also permit us to indemnify and advance expenses to any employee or agent of our company or a predecessor of our company.
We have entered into indemnification agreements with each of our trustees and executive officers that provide for indemnification to the maximum extent permitted by Maryland law.
Insofar as the foregoing provisions permit indemnification of trustees, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
REIT Qualification
Our declaration of trust provides that our board of trustees may revoke or otherwise terminate our REIT election, without approval of our shareholders, if it determines that it is no longer in our best interest to attempt to, or continue to, qualify as a REIT. Our declaration of trust also provides that our board of trustees may determine that compliance with any restriction or limitation on ownership and transfer of our shares contained in our declaration of trust is no longer required for us to qualify as a REIT.

LIMITED PARTNERSHIP AGREEMENT OF OUR OPERATING PARTNERSHIP
The following is a summary of certain key terms of the Third Amended and Restated Limited Partnership Agreement of our operating partnership, which we refer to as our “operating partnership agreement,” including the partnership unit designations in effect. References in this section to “OP units” refer to Class A OP units, references to “subordinated performance units” refer to the Class B OP units, and references to “Series A-1 preferred units” refer to the 6.000% Series A-1 Cumulative Redeemable Preferred Units, each as described in greater detail in our operating partnership agreement. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to our operating partnership agreement, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part. Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms of our operating partnership agreement.
General
Our operating partnership’s partnership interests are currently classified as OP units, subordinated performance units, preferred units, and LTIP units. The subordinated performance units are currently sub-divided into different series that correspond to each of the PROs. NSA is currently the general partner of our operating partnership and is authorized to cause our operating partnership to issue additional partnership interests, including OP units, preferred units and subordinated performance units, at such prices and on such other terms as we determine in our sole discretion.
Our operating partnership is structured to permit each OP unit holder and Series A-1 preferred unit holder (other than the general partner in its capacity as a limited partner), through the exercise of its redemption rights one year after the date of the issuance of such units, to redeem such units in our operating partnership for cash in an amount equal to the product of the per share market value of our common shares, in the case of OP units, and Series A preferred shares, in the case of Series A-1 preferred units, multiplied by the number of OP units or Series A-1 preferred units, respectively, in our operating partnership to be redeemed by such holder, subject to certain adjustments, as described in our operating partnership agreement. However, we may determine, in our sole and absolute discretion, to satisfy any such redemption request in exchange for our common shares equal to, in the case of OP units, the number of OP units in our operating partnership to be redeemed, or, in the case of Series A-1 preferred units, Series A preferred shares equal to the number of Series A-1 preferred units in our operating partnership to be redeemed, subject to certain adjustments as described in our operating partnership agreement, in lieu of cash. For further detail on redemption and exchange, see “ — Redemption of OP Units” and “ — Redemption of Series A-1 Preferred Units.”
The general partner of our operating partnership is under no obligation to give priority to the separate interests of the limited partners in deciding whether to cause our operating partnership to take or decline to take any actions. The general partner has full, exclusive and complete responsibility and discretion in the management and control of our operating partnership; provided, however, that the approval of the holders of a majority of the OP units and, in certain cases, subordinated performance units in our operating partnership may be required for certain actions, including amendments to our operating partnership agreement (except as discussed below and in our operating partnership agreement) and any action in contravention of an express prohibition or limitation of our operating partnership agreement. The general partner may not perform any act that would subject a limited partner to liability as a general partner in any jurisdiction or any other liability except as provided in our operating partnership agreement or under the Delaware Revised Uniform Limited Partnership Act.
Amendments to our operating partnership agreement may only be proposed by the general partner of our operating partnership. Under certain circumstances, our operating partnership agreement expressly provides that the general partner may amend our operating partnership agreement in its sole discretion, without the consent of the other partners, such as to (1) reflect sales, exchanges, conversions, transfers, redemptions, capital contributions, the issuance of additional partnership units or similar events having an effect on a partner’s ownership of partnership units, (2) reflect the admission of additional partners to our operating partnership, (3) facilitate the redemption of subordinated performance units or any series of subordinated performance units in our operating partnership and (4) reflect the exchange of limited partnership interests in one or more of our DownREIT partnerships for OP units or subordinated performance units in our operating partnership.

Regulatory Requirements
Our operating partnership agreement provides that our operating partnership is to be operated in a manner that will (i) allow our company to satisfy the requirements for qualification and taxation as a REIT under the Code and avoid any U.S. federal income or excise tax liability and (ii) ensure that our operating partnership will not be classified as a “publicly traded partnership” taxable as a corporation for purposes of Section 7704 of the Code.
Distributions
Subject to the preferential rights of the holders of any class or series of our partnership units ranking senior to the OP units and the subordinated performance units with respect to distribution rights, including the 6.000% Series A Cumulative Redeemable Preferred Units and Series A-1 preferred units, we are entitled to cause our operating partnership to make distributions to our OP unit holders and subordinated performance unit holders in our operating partnership from time to time in our sole discretion. To the extent distributions are made to the holders of OP units, the holders of each series of subordinated performance units are entitled to receive distributions with respect to the portfolio of self storage properties to which the series of subordinated performance units relates. Operating cash flow with respect to each portfolio of properties contributed to us is determined by subtracting property-related expenses from property revenues and capital transaction proceeds are determined by subtracting capital transaction expenses from capital transaction receipts, each of which is described in further detail below. To the extent that there is available operating cash flow or capital transaction proceeds, subject to maintaining our qualification as a REIT, we may cause our operating partnership to make distributions with respect to each in accordance with the priorities described below.
Cash Distributions from our Operating Partnership
Under our operating partnership agreement, to the extent that we, as the general partner of our operating partnership, determine to make distributions to the partners of our operating partnership out of the operating cash flow or capital transaction proceeds generated by a real property portfolio managed by one of our PROs, the holders of the series of subordinated performance units that relate to such portfolio are entitled to share in such distributions. Under our operating partnership agreement, operating cash flow with respect to a portfolio of properties managed by one of our PROs is generally an amount determined by us, as general partner, of our operating partnership equal to the excess of property revenues over property related expenses from that portfolio. In general, property revenue from the portfolio includes:
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all receipts, including rents and other operating revenues;

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any incentive, financing, break-up and other fees paid to us by third parties;

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amounts released from previously set aside reserves; and

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any other amounts received by us, which we allocate to the particular portfolio of properties.

In general, property-related expenses include all direct expenses related to the operation of the properties in that portfolio, including real property taxes, insurance, property-level general and administrative expenses, employee costs, utilities, property marketing expense, property maintenance and property reserves and other expenses incurred at the property level. In addition, other expenses incurred by our operating partnership will also be allocated by us, as general partner, to the property portfolio and will be included in the property-related expenses of that portfolio. Examples of such other expenses include:
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corporate-level general and administrative expenses;

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out-of-pocket costs, expenses and fees of our operating partnership, whether or not capitalized;

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the costs and expenses of organizing and operating our operating partnership;

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amounts paid or due in respect of any loan or other indebtedness of our operating partnership during such period;

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extraordinary expenses of our operating partnership not previously or otherwise deducted under item (ii) above;

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any third-party costs and expenses associated with identifying, analyzing, and presenting a proposed property to us and/or our operating partnership; and

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reserves to meet anticipated operating expenditures, debt service or other liabilities, as determined by us.

To the extent that we, as the general partner of our operating partnership, determine to make distributions to the partners of our operating partnership out of the operating cash flow of a real property portfolio managed by one of our PROs, operating cash flow from a property portfolio is required to be allocated to holders of OP units and to the holders of series of subordinated performance units that relate to such property portfolio as follows:
First, an amount is allocated to holders of OP units in order to provide holders of OP units (together with any prior allocations of capital transaction proceeds) with a cumulative preferred allocation on the unreturned capital contributions attributed to the OP units in respect of such property portfolio. The preferred allocation for all of our existing portfolios is 6%.
Second, an amount is allocated to the holders of the series of subordinated performance units relating to such property portfolio in order to provide such holders with an allocation (together with prior distributions of capital transaction proceeds) on their unreturned capital contributions. Although the subordinated allocation for the subordinated performance units is non-cumulative from period to period, if the operating cash flow from a property portfolio related to a series of subordinated performance units is sufficient, in the judgment of the general partner (with the approval of a majority of our independent trustees), to fund distributions to the holders of such series of subordinated performance units, but we, as the general partner of our operating partnership, decline to make distributions to such holders, the amount available but not paid as distributions will be added to the subordinated allocation corresponding to such series of subordinated performance units. The subordinated allocation for the outstanding subordinated performance units is 6%.
Thereafter, any additional operating cash flow is allocated to holders of OP units and the applicable series of subordinated performance units equally.
Following the allocation described above, we as the general partner of our operating partnership, will generally cause our operating partnership to distribute the amounts allocated to the relevant series of subordinated performance units to the holders of such series of subordinated performance units. We, as the general partner may cause our operating partnership to distribute the amounts allocated to holders of the OP units or may cause our operating partnership to retain such amounts to be used by our operating partnership for any purpose. Any operating cash flow that is attributable to amounts retained by our operating partnership pursuant to the preceding sentence will generally be available to be allocated as an additional capital contribution to the various property portfolios.
The foregoing description of the allocation of operating cash flow between the OP unit holders and subordinated performance unit holders is used for purposes of determining distributions to holders of subordinated performance units but does not necessarily represent the operating cash flow that will be distributed to holders of OP units (or paid as dividends to holders of our common shares). Any distribution of operating cash flow allocated to the holders of OP units will be made at our discretion (and paid as dividends to holders of our common shares at the discretion of our board of trustees).
Under our operating partnership agreement, capital transactions are transactions that are outside the ordinary course of our operating partnership’s business, involve the sale, exchange, other disposition, or refinancing of any property, and are designated as capital transactions by us, as the general partner. To the extent the general partner determines to distribute capital transaction proceeds, the proceeds from capital transactions involving a particular property portfolio are required to be allocated to holders of OP units and to the series of subordinated performance units that relate to such property portfolio as follows:
First, an amount determined by us, as the general partner, of such capital transaction proceeds is allocated to holders of OP units in order to provide holders of OP units (together with any prior allocations of operating cash flow) with a cumulative preferred allocation on the unreturned capital contributions attributed to the holders of OP units in respect of such property portfolio that relate to such capital transaction plus an additional amount equal to such unreturned capital contributions.

Second, an amount determined by us, as the general partner, is allocated to the holders of the series of subordinated performance units relating to such property portfolio in order to provide such holders with a non-cumulative subordinated allocation on the unreturned capital contributions made by such holders in respect of such property portfolio that relate to such capital transaction plus an additional amount equal to such unreturned capital contributions.
The preferred allocation and subordinated allocation with respect to capital transaction proceeds for each portfolio is equal to the preferred allocation and subordinated allocation for distributions of operating cash flow with respect to that portfolio.
Thereafter, any additional capital transaction proceeds are allocated to holders of OP units and the applicable series of subordinated performance units equally.
Following the allocation described above, we, as the general partner of our operating partnership, will generally cause our operating partnership to distribute the amounts allocated to the relevant series of subordinated performance units to the holders of such series of subordinated performance units. We, as general partner of our operating partnership, may cause our operating partnership to distribute the amounts allocated to holders of the OP units or may cause our operating partnership to retain such amounts to be used by our operating partnership for any purpose, including additional acquisitions through the use of 1031 exchanges. Any capital transaction proceeds that are attributable to amounts retained by our operating partnership pursuant to the preceding sentence will generally be available to be allocated as an additional capital contribution to the various property portfolios.
The foregoing allocation of capital transaction proceeds between the OP unit holders and subordinated performance unit holders is used for purposes of determining distributions to holders of subordinated performance units but does not necessarily represent the capital transaction proceeds that will be distributed to holders of OP units (or paid as dividends to holders of our common shares). Any distribution of capital transaction proceeds allocated to the holders of OP units will be made at our discretion (and paid as dividends to holders of our common shares at the discretion of our board of trustees).
Allocation of Capital Contributions
We, as the general partner of our operating partnership, in our discretion, have the right to increase or decrease, as appropriate, the amount of capital contributions allocated to our operating partnership in general and to each series of subordinated performance units to reflect capital expenditures made by our operating partnership in respect of each portfolio, the sale or refinancing of all or a portion of the properties comprising the portfolio, the distribution of capital transaction proceeds by our operating partnership, the retention by our operating partnership of cash for working capital purposes and other events impacting the amount of capital contributions allocated to the holders. In addition, to avoid conflicts of interests, any decision by us to increase or decrease allocations of capital contributions must also be approved by a majority of our independent trustees.
Additional Distribution Considerations
Notwithstanding the foregoing, we, as the general partner of our operating partnership shall make such reasonable efforts, as determined by us in our sole and absolute discretion and consistent with our qualification as a REIT to cause our operating partnership to distribute sufficient amounts to enable us to pay shareholder dividends that will (i) satisfy the requirements for our qualification as a REIT and (ii) except to the extent otherwise determined by us, as the general partner, in our sole and absolute discretion, avoid any U.S. federal income or excise tax liability.
Conversion of Subordinated Performance Units into OP Units
Other than, at our election in connection with a retirement event or upon certain qualifying terminations, after a minimum of two years from the initial contribution of a PRO’s properties to us, holders of subordinated performance units in our operating partnership may only voluntarily convert such units for OP units in our operating partnership upon the achievement of certain performance thresholds with respect to a specific self storage portfolio. A holder of subordinated performance units in our operating partnership may then elect one time each year prior to December 1st to convert a pre-determined portion of such units into OP units in our operating partnership, with each subordinated performance unit being converted into the number of OP units determined by dividing the average cash available for distribution (“CAD”), per unit on the series of specific subordinated performance units over the one-year period prior to conversion by 110% of the CAD per unit on the OP units determined over the same period. CAD per unit on the series of specific subordinated performance units and OP units will be determined by us, as general partner, based generally upon the application of the provisions of the operating partnership agreement applicable to the distributions of operating cash flow and capital transactions proceeds described above.
In connection with a retirement of a PRO, after the same two-year lock-out period, that percentage will be set at 120% for conversions occurring in the first year in which a PRO is able to retire; 115% for conversions occurring in the second year; and 110% for conversions occurring thereafter. We refer to the applicable percentage used in calculating the conversion of subordinated performance units into OP units as the “conversion percentage” or the “conversion penalty.” Imposing a greater conversion percentage in the first two years after a PRO is permitted to retire is intended to discourage retirement in those first two years.
Upon termination of the facilities portfolio management agreement for a PRO in the case of failure to meet performance thresholds or in the case of breach of non-competition covenants or certain key person standards, we will be permitted, at any time following such termination, to require that the subordinated performance units issued in respect of such PRO’s managed portfolio be exchanged for OP units, with each subordinated performance unit being converted into the number of OP units determined by dividing the average CAD per unit on such subordinated performance units by 120% of the CAD per unit on the OP units in each case determined over the most recently completed calendar year prior to conversion.
Restriction on Sale of Properties
The partnership unit designation applicable to each series of subordinated performance units provides that until March 31, 2023, our operating partnership shall not, and shall cause its subsidiaries not to, sell, dispose or otherwise transfer any property which is a part of the applicable self storage property portfolio relating to such series of subordinated performance units without the consent of the partners (including us) holding at least 50% of the then outstanding OP units in our operating partnership and the partners holding at least 50% of the then outstanding series of subordinated performance units in our operating partnership that relate to the applicable property, except for sales, dispositions or other transfers of a property to wholly-owned subsidiaries of our operating partnership.
Redemption of OP Units
Subject to certain limitations and exceptions, one year after the date of the issuance of OP units, each holder of OP units (other than the general partner in its capacity as a limited partner) will have the right to cause our operating partnership to redeem all or a portion of his, her or its OP units for cash in an amount equal to the product of the per share market value of our common shares multiplied by the number of OP units in our operating partnership to be redeemed by such holder, subject to certain adjustments, as described in our operating partnership agreement. The market value of a common share for this purpose will be equal to the average of the closing trading price of a common share on a U.S. national securities exchange for the ten trading days before the day on which the redemption notice is given to us. If a holder of OP units has tendered its OP units for redemption, we, in our sole and absolute discretion, may elect to assume and satisfy our operating partnership’s obligation and acquire some or all of the tendered OP units in exchange for common shares, on a one for one basis, subject to certain adjustments, in lieu of our operating partnership paying cash for such tendered OP units. A tendering OP unit holder may elect to withdraw its redemption request at any time prior to the acceptance of cash or common shares from our company. Redemption rights of OP unit holders may not be exercised, however, if and to the extent that the delivery of shares upon such exercise would result in any person owning shares in excess of the ownership limit or any other restriction on ownership and transfer of our shares set forth in our declaration of trust.
Redemption of Series A-1 Preferred Units
Subject to certain limitations and exceptions set forth in the partnership unit designation for the Series A-1 preferred units, beginning one year after the date of issuance of each Series A-1 preferred unit, each existing holder of Series A-1 preferred units will have the right to cause our operating partnership to redeem all or a portion of his, her or its Series A-1 preferred units for cash in an amount equal to the product of the per share market value of our Series A preferred shares multiplied by the number of Series A-1 preferred units in our operating partnership to be redeemed by such holder, subject to customary anti-dilution adjustments for share splits, subdivisions or combinations. The market value of a Series A preferred share for this purpose will be equal to the average of the closing trading price of a Series A preferred share on a U.S. national securities exchange for the ten trading days before the day on which the redemption notice is given to us (or, if such Series A preferred shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the principal other automated quotation system that may then be in use or, if such Series A preferred shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Series A Preferred Shares selected by our board of trustees or, in the event that no trading price is available for such Series A preferred shares, the fair market value of the Series A preferred shares, as determined in good faith by our board of trustees in its sole and absolute discretion). If a holder of Series A-1 preferred units has tendered his, her, or its Series A-1 preferred units for redemption, we, in our sole and absolute discretion, may elect to assume and satisfy our operating partnership’s obligation and acquire some or all of the tendered Series A-1 preferred units in exchange for Series A preferred shares, on a one-for-one basis, subject to certain adjustments, in lieu of our operating partnership paying cash for such tendered Series A-1 preferred units. Such Series A preferred shares will be governed by the articles supplementary for the Series A preferred shares, as amended from time to time, or, in the event all the Series A preferred shares outstanding have been redeemed, by the articles supplementary for those Series A preferred shares, as amended from time to time, in the form such articles supplementary was in on the date of redemption. A tendering Series A-1 preferred unit holder may elect to withdraw its redemption request at any time prior to the acceptance of cash or Series A preferred shares from us. Redemption rights of Series A-1 preferred unit holders may not be exercised, however, if and to the extent that the delivery of preferred shares upon such exercise would result in any person owning preferred shares in excess of the ownership limit or any other restriction on ownership and transfer of our preferred shares set forth in our declaration of trust.
Exchange of OP Units for Subordinated Performance Units
We, as general partner, may permit any key person (as defined in each facilities portfolio management agreement) of a PRO who is an existing OP unit holder to exchange OP units held by such key person and his or her affiliates and associates for subordinated performance units in either of the following circumstances: (a) to enable a key person to make a required capital contribution (as defined in each facilities portfolio management agreement) in connection with an acquisition by our operating partnership of a self storage property after the effective date of the PRO’s facilities portfolio management agreement; or (b) to permit a key person to meet certain pre-determined formulaic performance thresholds with respect to any calendar year.
Transferability of Limited Partner Interests
The limited partners of our operating partnership will not be able to transfer their OP units or subordinated performance units, in whole or in part, without the general partner’s written consent and until the expiration of the lock-up period on such OP units and subordinated performance units in any applicable contribution agreement; provided, that a limited partner may transfer all or any portion of its OP units or subordinated performance units for bona fide estate planning purposes to an immediate family member or the legal representative, estate, trustee or other successor in interest, as applicable, of such limited partner.
Transferability of the General Partner’s Interest in our Operating Partnership; Extraordinary Transactions
We, as general partner of our operating partnership, will not be able to (i) voluntarily withdraw from our operating partnership, or (ii) transfer or assign our interest in our operating partnership, without the consent of more than (a) 50% of the OP unit holders and (b) 50% of the voting power (as defined below) of the subordinated performance unit holders, unless the transfer is made in connection with any merger or sale of all or substantially all of the assets or shares of our company. In addition, subject to certain limited exceptions, we, as the general partner, will not engage in any merger, consolidation or other combination, or sale of substantially all of our assets, in a transaction which results in a change of control of our operating partnership unless:
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we receive the consent of OP unit holders holding more than 50% of the OP units (other than those held by our company or its subsidiaries), or as a result of such transaction all OP unit holders receive for each OP unit an amount of cash, securities or other property equal in value to the greatest amount of cash, securities or other property paid in the transaction to a holder of one of our common shares, provided that if, in connection with the transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of more than 50% of our outstanding common shares, each holder of OP units shall be given the option to exchange its OP units for the greatest amount of cash, securities or other property that an OP unit holder would have received had it (1) exercised its redemption right (described above) and (2) sold, tendered or exchanged pursuant to the offer, the common shares received upon exercise of the redemption right immediately prior to the expiration of the offer; and

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we receive the consent of the subordinated performance unit holders holding more than 50% of the voting power (as defined below) of the subordinated performance units (other than those held by our company or its subsidiaries) unless, as a result of such transaction, the holders of subordinated performance units are offered a choice (1) to allow their subordinated performance units to remain outstanding without the terms thereof being materially and adversely changed or the subordinated performance units are converted into or exchanged for equity securities of the surviving entity having terms and conditions that are substantially similar to those of the subordinated performance units (it being understood that we may not be the surviving entity and that the parent of the surviving entity or the surviving entity may not be publicly traded) and (2) to receive for each subordinated performance unit an amount of cash, securities or other property payable to a holder of OP units as described above had such holder exercised its right to exchange its subordinated performance units for OP units, without taking into consideration a specified conversion penalty as described herein under “ — Conversion of Subordinated Performance Units into OP Units.” Voting power with respect to the subordinated performance units is based on the number of OP units in which the subordinated performance units would be convertible at the time of such vote, if the two-year restriction on conversion described above were not applicable. See “ — Conversion of Subordinated Performance Units into OP Units.” In determining whether we have received the consent of the subordinated performance unit holders holding more than 50% of the voting power of the subordinated performance units, our operating partnership agreement provides that we will have the right to exercise voting rights with respect to 50% of the OP units issued upon conversion of any subordinated performance units, as described herein under “ — Conversion of Subordinated Performance Units into OP Units,” which will allow us (with respect to such OP units) to consent to the above or other matters that are presented to the holders of such units for their consideration and approval; and

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in the case of any such transaction in which we have not received the consent of OP unit holders holding more than 50% of the OP units (other than those held by our company or its subsidiaries) and of subordinated performance unit holders holding more than 50% of the voting power of the subordinated performance units (other than those held by our company or its subsidiaries), such transaction is approved by a companywide vote of limited partners holding more than 50% of our outstanding OP units, including for this purpose OP units held by us and our subsidiaries. For purposes of this partnership vote, we and our subsidiaries will be deemed to have cast all votes that we would otherwise have been entitled to cast (other than with respect to subordinated performance units) in proportion to the manner in which all of our outstanding common shares were voted in our shareholder vote. In addition, limited partners holding subordinated performance units (other than us or our subsidiaries) shall be entitled to cast a number of votes equal to the lesser of (i) the total votes they would have been entitled to cast at our shareholders meeting had they converted their subordinated performance units into OP units, if the two-year restriction on conversion described above were not applicable, and such OP units had been exchanged for our common shares as of the record date for the shareholder meeting and (ii) the total votes they would have been entitled to cast at our shareholders meeting had they converted their subordinated performance units into OP units on a one for one basis and such OP units had been exchanged for our common shares as of the record date for the shareholders meeting. Furthermore, limited partners holding OP units shall be entitled to cast a number of votes equal to the total votes they would have been entitled to cast at our shareholders meeting had they exchanged their OP units for our common shares as of the record date for the shareholders meeting.
Our operating partnership may also merge with or into or consolidate with another entity without the consent of the limited partners if (i) consummated in connection with a merger, consolidation or other combination of the general partner, or the sale of substantially all of its assets, in compliance with the standards set forth under the heading “ — Transferability of the General Partner’s Interest in Our Operating Partnership; Extraordinary Transactions,” or (ii) immediately after such merger or consolidation (1) substantially all of the assets of the successor or surviving entity, other than partnership units held by us, are contributed, directly or indirectly, to the partnership as a capital contribution in exchange for partnership units with a fair market value equal to the value of the assets so contributed as determined by the survivor in good faith and (2) the survivor expressly agrees to assume all of the general partner’s obligations under our operating partnership agreement and our partnership agreement shall be amended after any such merger or consolidation so as to arrive at a new method of calculating the amounts payable upon exercise of the redemption right that approximates the existing method for such calculation as closely as reasonably possible and the rights of the holders of subordinated performance units are substantially preserved (as determined by us) in any such transaction.
We also may (1) transfer all or any portion of our directly or indirectly held general partnership interest to a wholly-owned subsidiary, and following such transfer may withdraw as the general partner and (2) engage in a transaction required by law or by the rules of any national securities exchange on which our common shares are listed.
Dissolution of our Operating Partnership
Our operating partnership will continue in full force perpetually or until sooner dissolved in accordance with its terms or as otherwise provided by law.

 U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of certain U.S. federal income tax consequences relating to our qualification and taxation as a REIT and the acquisition, holding, and disposition of our common shares and our Series A Preferred shares (together with our common shares, “shares”). For purposes of this section under the heading “U.S. Federal Income Tax Considerations,” references to “the company,” “we,” “our” and “us” mean only National Storage Affiliates Trust, and not its subsidiaries or other lower-tier entities, except as otherwise indicated. You are urged to review the following discussion and to consult your tax advisor to determine the effects of ownership and disposition of our shares on your individual tax situation, including any state, local or non-U.S. tax consequences.
This summary is based upon the Code, the regulations promulgated by the U.S. Treasury Department (the “Treasury Regulations”), current administrative interpretations and practices of the U.S. Internal Revenue Service (the “IRS”) (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this summary. This summary is also based upon the assumption that the operation of the company, and of its subsidiaries and other lower-tier and affiliated entities, will in each case be in accordance with its applicable organizational documents or partnership agreements. This summary does not discuss the impact that U.S. state and local taxes and taxes imposed by non-U.S. jurisdictions could have on the matters discussed in this summary. This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular shareholder in light of its investment or tax circumstances, or to shareholders subject to special tax rules, such as:
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U.S. expatriates;

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persons who mark-to-market our shares;

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subchapter S corporations;

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U.S. shareholders (as defined below) whose functional currency is not the U.S. dollar;

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financial institutions;

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insurance companies;

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broker-dealers;

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regulated investment companies (“RICs”);

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REITs;

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holders who receive our shares through the exercise of employee share options or otherwise as compensation;

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persons holding our shares as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

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persons subject to the alternative minimum tax provisions of the Code;

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persons holding their interest through a partnership or similar pass-through entity;

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persons holding a 10% or more (by vote or value) beneficial interest in us;

and, except to the extent discussed below:
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tax-exempt organizations; and

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non-U.S. shareholders (as defined below).

This summary assumes that shareholders hold our shares as capital assets, which generally means as property held for investment.

THE U.S. FEDERAL INCOME TAX TREATMENT OF US AND HOLDERS OF OUR SHARES DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE TAX CONSEQUENCES OF HOLDING OUR SHARES TO ANY PARTICULAR SHAREHOLDER WILL DEPEND ON THE SHAREHOLDER’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF OUR SHARES.
Taxation of Our Company
We have elected to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with our taxable year ended December 31, 2015. We believe that we were organized and have operated, and we intend to continue to be organized and to operate in a manner that will allow us to qualify for taxation as a REIT under the Code commencing with our taxable year ended December 31, 2015.
The law firm of Clifford Chance US LLP has acted as our counsel in connection with the filing of this Registration Statement. We have received an opinion of Clifford Chance US LLP to the effect that, commencing with our taxable year ended December 31, 2015, we have been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and that our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that the opinion of Clifford Chance US LLP is based on various assumptions relating to our organization and operation, including that all factual representations and statements set forth in all relevant documents, records and instruments are true and correct, all actions described in this Registration Statement are completed in a timely fashion and that we will at all times operate in accordance with the method of operation described in our organizational documents and this Registration Statement. Additionally, the opinion of Clifford Chance US LLP is conditioned upon factual representations and covenants made by our management and affiliated entities regarding our organization, assets, present and future conduct of our business operations and other items regarding our ability to meet the various requirements for qualification as a REIT, and assumes that such representations and covenants are accurate and complete and that we will take no action inconsistent with such representations and covenants. While we believe that we have been organized and operated and intend to continue to be organized and to operate so that we will continue to qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in our circumstances or applicable law, no assurance can be given by Clifford Chance US LLP or us that we have in fact qualified or will so qualify for any particular year. Clifford Chance US LLP will have no obligation to advise us or the holders of our shares of any subsequent change in the matters stated, represented or assumed or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions. In addition, Clifford Chance US LLP’s opinion does not foreclose the possibility that we may have to utilize one or more REIT savings provisions discussed below, which could require the payment of an excise or penalty tax (which could be significant in amount) in order to maintain our REIT qualification.
Our qualification and taxation as a REIT depends on our ability to meet, on a continuing basis, through actual operating results, distribution levels, and diversity of share ownership, various qualification requirements imposed upon REITs by the Code. In addition, our ability to qualify as a REIT may depend in part upon the operating results, organizational structure and entity classification for U.S. federal income tax purposes of certain entities in which we invest, including our investment in our operating partnership. In particular, we indirectly hold interests in an entity that will elect to be treated as a REIT under the Code, and we may in the future acquire direct or indirect interests in additional entities that have elected or will elect to be treated as REITs under the Code (each a “Subsidiary REIT”). In order to maintain its qualification as a REIT for U.S. federal income tax purposes, each Subsidiary REIT must satisfy the same requirements discussed below in respect of our qualification as a REIT. If a Subsidiary REIT were to fail to qualify as a REIT, shares in such Subsidiary REIT would cease to be qualifying assets for purposes of the asset tests applicable to REITs, which could impact our ability to satisfy certain of the asset and income tests applicable to REITs. Our ability to satisfy such tests during such year may also depend upon the fair market values of assets directly or indirectly owned by us. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year have satisfied or will satisfy such requirements for qualification and taxation as a REIT.
Taxation of REITs in General
As indicated above, our qualification and taxation as a REIT for a particular year depends upon our ability to meet, on a continuing basis during such year, through actual results of operations, distribution levels, diversity of share ownership and various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below under “— Requirements for Qualification-General.” While we intend to be organized and to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification as a REIT, or that we will be able to operate in accordance with the REIT requirements in the future. See “-Failure to Qualify.”
Provided that we qualify as a REIT, we will generally be entitled to a deduction for dividends that we pay and therefore will not be subject to U.S. federal corporate income tax on our net taxable income that we currently distribute to our shareholders. This treatment substantially eliminates the “double taxation” that generally results from investment in a C corporation. A “C corporation” is a corporation that generally is required to pay tax at the corporate level. Double taxation means taxation once at the corporate level when income is earned and once again at the shareholder level when the income is distributed. Income generated by a REIT generally is taxed only at the shareholder level upon a distribution of dividends by the REIT.
U.S. shareholders (as defined below) who are individuals, trusts and estates are generally taxed on corporate dividends at a maximum rate of 20% (the same as long-term capital gains), thereby substantially reducing, though not completely eliminating, the double taxation that has historically applied to corporate dividends.
With limited exceptions, however, ordinary dividends received by noncorporate U.S. shareholders from us or from other entities that are taxed as REITs are not eligible for the reduced qualified dividend rate. However, for taxable years beginning before January 1, 2026, noncorporate taxpayers may deduct up to 20% of certain qualified business income, including “qualified REIT dividends” (generally, dividends received by a REIT shareholder that are not designated as capital gain dividends or qualified dividend income), subject to certain limitations, resulting in an effective maximum U.S. federal income tax rate of 29.6% on such income. Net operating losses, foreign tax credits and other tax attributes of a REIT generally do not pass through to the shareholders of the REIT, subject to special rules for certain items such as capital gains recognized by REITs. See “— Taxation of Shareholders.”
If we qualify to be taxed as a REIT, we will nonetheless be subject to U.S. federal income tax as follows:
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We will be taxed at regular corporate rates on any undistributed income, including undistributed net capital gains.

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For taxable years prior to 2018, we may be subject to the “alternative minimum tax” on our items of tax preference, if any.

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If we have net income from prohibited transactions, which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, as described below, such income will be subject to a 100% tax. See “— Requirements for Qualification-General-Prohibited Transactions,” and “— Requirements for Qualification-General-Foreclosure Property,” below.

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If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or leasehold as “foreclosure property,” we may thereby avoid (1) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), and (2) the inclusion of any income from such property not qualifying for purposes of the REIT gross income tests discussed below, but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 21%).
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If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on an amount equal to (1) the greater of (A) the amount by which we fail the 75% gross income test or (B) the amount by which we fail the 95% gross income test, as the case may be, multiplied by (2) a fraction intended to reflect our profitability.

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If we fail to satisfy any of the REIT asset tests, as described below, other than a failure of the 5% or 10% REIT asset tests that does not exceed a statutory de minimis amount as described more fully below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate (currently 21%) of the net income generated by the nonqualifying assets during the period in which we failed to satisfy the asset tests.

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If we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement) and that violation is due to reasonable cause, we may retain our REIT qualification, but we will be required to pay a penalty of $50,000 for each such failure.

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If we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year and (3) any undistributed taxable income from prior periods, or the “required distribution,” we will be subject to a 4% non-deductible excise tax on the excess of the required distribution over the sum of (A) the amounts actually distributed (taking into account excess distributions from prior years), plus (B) retained amounts on which U.S. federal income tax is paid at the corporate level.

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We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of its shareholders, as described below in “-Requirements for Qualification-General.”

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A 100% excise tax may be imposed on some items of income and expense that are directly or constructively paid between us, our tenants and/or any taxable REIT subsidiaries within the meaning of Section 856(l) of the Code (each a “TRS”) if and to the extent that the IRS successfully adjusts the reported amounts of these items.

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If we acquire any asset from a corporation that is not a REIT (i.e., a corporation taxable under subchapter C of the Code) in a transaction in which the adjusted tax basis of the asset in our hands is less than the fair market value of the asset, determined as of the date on which we acquired the asset, and we subsequently recognize gain on the disposition of the asset during the 5-year period beginning on the date on which we acquired the asset, then we will be required to pay tax at the highest regular corporate tax rate on this gain to the extent of the excess of (1) the fair market value of the asset over (2) our adjusted tax basis in the asset, in each case determined as of the date on which we acquired the asset. The results described in the preceding sentence could occur if we failed to qualify as a REIT (and, thus, were treated as a subchapter C corporation) for a prior year and then re-qualified as a REIT in a later year, in which case the appreciation would be measured as of the beginning of the year in which we first re-qualified as a REIT. Any gain from the sale of property acquired by us in an exchange under Section 1031 (a like kind exchange) or 1033 (an involuntary conversion) of the Code is excluded from the application of this built-in gains tax.

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We may elect to retain and pay income tax on our net long-term capital gain. In that case, a shareholder would include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the shareholder) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the shareholder’s basis in shares of our shares. Shareholders that are U.S. corporations will also appropriately adjust their earnings and profits for the retained capital gain in accordance with Treasury Regulations to be promulgated.

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We may have subsidiaries or own interests in other lower-tier entities that are subchapter C corporations, including any TRSs, the earnings of which could be subject to U.S. federal and state corporate income tax.

In addition, we and our subsidiaries may be subject to a variety of taxes other than U.S. federal income tax, including state, local, and foreign income, transfer, franchise, property and other taxes. We could also be subject to tax in situations and on transactions not presently contemplated.
Requirements for Qualification-General
The Code defines a REIT as a corporation, trust or association:
(1)
that is managed by one or more trustees or directors;

(2)
the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3)
that would be taxable as a domestic corporation but for the special Code provisions applicable to REITs;

(4)
that is neither a financial institution nor an insurance company subject to specific provisions of the Code;

(5)
the beneficial ownership of which is held by 100 or more persons;

(6)
in which, during the last half of each taxable year, not more than 50% in value of the outstanding shares are owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include specified entities);

(7)
that meets other tests described below, including with respect to the nature of its income and assets and the amount of its distributions; and

(8)
that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year that has not been terminated or revoked.

The Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) do not need to be satisfied for the first taxable year for which an election to become a REIT has been made. Our declaration of trust provides restrictions regarding the ownership and transfer of our shares, which are intended to assist in satisfying the share ownership requirements described in conditions (5) and (6) above. For purposes of condition (6), an “individual” generally includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but does not include a qualified pension plan or profit sharing trust.
To monitor compliance with the share ownership requirements, we are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our shares in which the record holders are to disclose the actual owners of the shares (i.e., the persons required to include in gross income the dividends paid by us). A list of those persons failing or refusing to comply with this demand must be maintained as part of our records. Failure by us to comply with these record-keeping requirements could subject us to monetary penalties. If we satisfy these requirements and after exercising reasonable diligence would not have known that condition (6) is not satisfied, we will be deemed to have satisfied such condition. A shareholder that fails or refuses to comply with the demand is required by Treasury Regulations to submit a statement with its tax return disclosing the actual ownership of the shares and other information.
In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We satisfy this requirement. Furthermore, a corporation does not qualify as a REIT for a given taxable year if, as of the final day of the taxable year, the corporation has any undistributed earnings and profits that accumulated during a period that the corporation was not treated as a REIT for U.S. federal income tax purposes. We have elected to be taxed as a REIT commencing with our initial taxable year ended December 31, 2015, and therefore we believe that we will meet this requirement.
Effect of Subsidiary Entities
Ownership of Partnership Interests.   In the case of a REIT that is a partner in a partnership (references herein to “partnership” include limited liability companies that are classified as partnerships for U.S. federal income tax purposes), Treasury Regulations provide that the REIT is deemed to own its proportionate share of the partnership’s assets and to earn its proportionate share of the partnership’s gross income based on its pro rata share of capital interests in the partnership for purposes of the asset and gross income tests applicable to REITs, as described below. However, solely for purposes of the 10% value test, described below, the determination of a REIT’s interest in partnership assets will be based on the REIT’s proportionate interest in any securities issued by the partnership, excluding, for these purposes, certain excluded securities as described in the Code. In addition, the assets and gross income of the partnership generally are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share of the assets and items of income of our operating partnership and any other partnerships in which we own an equity interest (including such partnership’s share of these items of other partnerships in which it owns an equity interest), is treated as our assets and items of income for purposes of applying the REIT requirements described below. Consequently, to the extent that we directly or indirectly hold a preferred or other equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even though we may have no control, or only limited influence, over the partnership. A summary of certain rules governing the U.S. federal income taxation of partnerships and their partners is provided below in “— Tax Aspects of Investments in Partnerships.”
Disregarded Subsidiaries. If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is disregarded as a separate entity for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT, including for purposes of the gross income and asset tests applicable to REITs as summarized below. A qualified REIT subsidiary is any corporation, other than a TRS, as described below under “-Requirements for Qualification-General-Effect of Subsidiary Entities-Taxable REIT Subsidiaries,” that is wholly owned by a REIT, or by other disregarded subsidiaries, or by a combination of the two. Single member limited liability companies that are wholly owned by a REIT are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT gross income and asset tests. Disregarded subsidiaries, along with partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”
In the event that a disregarded subsidiary ceases to be wholly owned by us — for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours — the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “-Requirements for Qualification-General-Asset Tests” and “— Requirements for Qualification-General-Gross Income Tests.”
Taxable REIT Subsidiaries. A REIT generally may jointly elect with a subsidiary corporation, whether or not wholly owned, to treat the subsidiary corporation as a TRS. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, such an entity would generally be subject to corporate U.S. federal, state and local income or franchise taxes on its earnings, which may reduce the cash flow generated by us and our subsidiaries in the aggregate, and our ability to make distributions to our shareholders.
We have jointly elected with NSA TRS, LLC, a Delaware limited liability company that is indirectly owned by us through our operating partnership (“NSA TRS”), and with certain other entities for NSA TRS each such other entity, as applicable, to be treated as a TRS. This allows NSA TRS and each other TRS to invest in assets and engage in activities that could not be held or conducted directly by us without jeopardizing our qualification as a REIT. A REIT is not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the securities issued by the subsidiary are assets in the hands of the REIT, and the REIT recognizes as income the dividends or interest, if any, that it receives from the subsidiary. This treatment can affect the gross income and asset test calculations that apply to the REIT, as described below. Because a REIT does not include the assets and income of such subsidiary corporations in determining the REIT’s compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude it from doing directly or through pass-through subsidiaries or render commercially unfeasible (for example, activities that give rise to certain categories of income such as management fees or fees for certain non-customary services to tenants of the REIT). If dividends are paid to us by NSA TRS or one or more other TRSs we may own, then a portion of the dividends that we distribute to shareholders who are taxed at individual rates may be eligible for taxation at the preferential tax rates applicable to qualified dividend income rather than at ordinary income rates. See “— Taxation of Taxable U.S. Shareholders” and “— Requirements for Qualification-General-Annual Distribution Requirements.”
Certain restrictions imposed on TRSs are intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation. We may make loans to certain of our TRSs. Deductions for interest paid on any such loan by a TRS may be limited unless we elect out of such limitation.
In addition, if amounts are paid to a REIT or deducted by a TRS due to transactions between a REIT, its tenants and/or a TRS, that exceed the amount that would be paid to or deducted by a party in an arm’s-length transaction, the REIT generally will be subject to an excise tax equal to 100% of such excess.
Rents received by us that include amounts for services furnished by a TRS to any of our tenants will not be subject to the excise tax if such amounts qualify for the safe harbor provisions contained in the Code. Safe harbor provisions are provided where (1) amounts are excluded from the definition of impermissible tenant service income as a result of satisfying a 1% de minimis exception; (2) a TRS renders a significant amount of similar services to unrelated parties and the charges for such services are substantially comparable; (3) rents paid to us by tenants that are not receiving services from the TRS are substantially comparable to the rents by our tenants leasing comparable space that are receiving such services from the TRS and the charge for the services is separately stated; or (4) the TRS’s gross income from the service is not less than 150% of the TRS’s direct cost of furnishing the service.
We intend to structure transactions with any TRS on terms that we believe are arm’s length to avoid incurring the 100% excise tax described above. There can be no assurances, however, that we will be able to avoid application of the 100% tax.
We expect to hold certain assets directly or indirectly in NSA TRS or one or more other TRSs. We may conduct certain activities (such as facilitating sales of tenant insurance, selling packing supplies and locks and renting trucks or other moving equipment) through such TRSs. We are subject to the limitation that securities in TRSs may not represent more than 20% (25% for our taxable years beginning before January 1, 2018) of a REIT’s assets. There can be no assurance that we will at all times be able to continue to comply with such limitation.
Subsidiary REITs. We own and may in the future acquire additional direct or indirect interests in certain Subsidiary REITs. In order to maintain its qualification as a REIT for U.S. federal income tax purposes, each Subsidiary REIT must satisfy the same requirements discussed herein in respect of our qualification as a REIT. We believe that our Subsidiary REIT has been organized and operated in a manner that will allow the Subsidiary REIT to satisfy the requirements for qualification and taxation as a REIT under the Code. However, if our Subsidiary REIT were to fail to qualify as a REIT, then (i) the Subsidiary REIT would become subject to U.S. federal income tax, (ii) shares in the Subsidiary REIT would cease to be qualifying assets for purposes of the asset tests applicable to REITs, and (iii) it is possible that we would fail certain of the tests applicable to REITs, in which event we would fail to qualify as a REIT unless we qualify for certain statutory relief provisions.
Gross Income Tests
In order to maintain our qualification as a REIT, we annually must satisfy two gross income tests. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions” and certain hedging and foreign currency transactions, must be derived from investments relating to real property or mortgages on real property, including “rents from real property,” dividends received from and gain from the disposition of shares of other REITs, interest income derived from mortgage loans secured by real property (including certain types of mortgage-backed securities), and gains from the sale of real estate assets (other than income or gains with regard to debt instruments issued by public REITs that are not otherwise secured by real property), as well as income from certain kinds of temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging and foreign currency transactions, must be derived from some combination of income that qualifies under the 75% income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property.
For purposes of the 75% and 95% gross income tests, a REIT is deemed to have earned a proportionate share of the income earned by any partnership, or any limited liability company treated as a partnership for U.S. federal income tax purposes, in which it owns an interest, which share is determined by reference to its capital interest in such entity, and is deemed to have earned the income earned by any qualified REIT subsidiary.
Rents received by us will qualify as “rents from real property” in satisfying the 75% gross income test described above only if several conditions are met, including the following:
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The rent must not be based in whole or in part on the income or profits of any person. However, an amount will not be excluded from rents from real property solely by being based on a fixed percentage or percentages of receipts or sales or being based on the net income or profits of a tenant that derives substantially all of its income with respect to such property from subleasing of substantially all of such property, to the extent that the rents paid by the sublessees would qualify as rents from real property, if earned directly by us.

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If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the total rent that is attributable to the personal property will not qualify as rents from real property unless it constitutes 15% or less of the total rent received under the lease.

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Moreover, for rents received to qualify as rents from real property, we generally must not operate or manage the property or furnish or render certain services to the tenants of such property, other than through an “independent contractor” who is adequately compensated and from which we derive no income, or through a TRS, as discussed below. We are permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. Examples of these permitted services include the provision of light, heat or other utilities, trash removal, and general maintenance of common areas. In addition, we may directly or indirectly provide non-customary services to tenants of our properties if the gross income from such services does not exceed 1% of the total gross income from the property. In such a case, only the amounts for non-customary services are not treated as rents from real property and the provision of the services does not disqualify the rents from treatment as rents from real property. For purposes of this test, the gross income received from such non-customary services is deemed to be at least 150% of the direct cost of providing the services. Moreover, we are permitted to provide services to tenants through a TRS without disqualifying the rental income received from tenants as rents from real property.

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Also, rental income will qualify as rents from real property only to the extent that we do not directly or indirectly (through application of certain constructive ownership rules) own, (1) in the case of any tenant which is a corporation, stock possessing 10% or more of the total combined voting power of all classes of stock entitled to vote, or 10% or more of the total value of shares of all classes of stock of such tenant, or (2) in the case of any tenant which is not a corporation, an interest of 10% or more in the assets or net profits of such tenant (in each case, a “related party tenant”). However, rental payments from a TRS will qualify as rents from real property even if we own more than 10% of the total value or combined voting power of the TRS if at least 90% of the property is leased to unrelated tenants and the rent paid by the TRS is substantially comparable to the rent paid by the unrelated tenants for comparable space as determined at the time the lease with the TRS is entered into, extended and modified, if such modification increases the rent due under such lease.

Unless we determine that the resulting nonqualifying income under any of the following situations, taken together with all other nonqualifying income earned by us in the taxable year, will not jeopardize our qualification as a REIT, we do not intend to:
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charge rent for any property that is based in whole or in part on the income or profits of any person, except by reason of being based on a fixed percentage or percentages of receipts or sales, as described above;

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rent any property to a related party tenant, including a TRS, unless the rent from the lease to the TRS would qualify for the special exception from the related party tenant rule applicable to certain leases with a TRS;

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derive rental income attributable to personal property other than personal property leased in connection with the lease of real property, the amount of which is less than 15% of the total rent received under the lease; or

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directly perform services considered to be noncustomary or rendered to the occupant of the property.

As noted above, we may conduct certain activities, such as facilitating tenant insurance-related activities, selling packing supplies and renting trucks or other moving equipment. We expect that such activities will be conducted through our PROs on behalf of NSA TRS or one or more other TRSs, unless any nonqualifying income from such activities would be de minimis. In addition, we will also provide certain other tenant services through our PROs and other third-party contractors who we believe will qualify as independent contractors. We believe that all services provided by such parties on behalf of our operating partnership to our tenants are customary. As a result, we do not believe that any of the income that we receive from the rental of storage units will be treated as impermissible tenant service income. However, if the IRS were to successfully challenge our treatment of any such services directly provided to tenants, or our PROs did not qualify as independent contractors, it could adversely affect our ability to qualify as a REIT.
Fee income received by a REIT from performing property management or similar services to third-parties (including a portion of any management fee income a REIT receives with respect to a joint venture in which the REIT holds an interest) is treated as nonqualifying income for purposes of both the 75% and 95% gross income tests. If we were to receive or be deemed to receive any third-party management fees other than through a TRS, it could adversely affect our ability to qualify as a REIT. To the extent that we are entitled to receive any such third-party management fees, we intend to earn any such management fee income through a TRS.
Any dividends we receive will generally be qualifying income for purposes of the 95% gross income test and any dividends we receive from a REIT will be qualifying income for purposes of both the 95% and 75% gross income tests. For purposes of the 75% and 95% gross income tests, we have treated and will continue to treat dividends from our Subsidiary REIT as qualifying income. If our Subsdiary REIT were to fail to qualify as a REIT for U.S. federal income tax purposes in any year, the dividends from the Subsidiary REIT would not qualify for the 75% gross income test, which could cause us to fail to qualify as a REIT unless we pay a penalty tax, which could be significant in amount.
We may directly or indirectly receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions will be classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. We may from time to time need to make distributions from a TRS in order to keep the value of the securities that we hold in our TRSs below 20% (25% for our taxable years beginning before January 1, 2018) of our total assets. See “-Asset Tests.” While we will monitor our compliance with these income test and asset tests, and intend to conduct our affairs so as to comply with them, they may at times be in conflict with one another. For example, it is possible that we may wish to distribute a dividend from a TRS in order to reduce the value of TRS securities below 20% (25% for our taxable years beginning before January 1, 2018) of our assets, but may be unable to do so without violating the 75% gross income test. Although there are other measures we can take in such circumstances in order to remain in compliance with the requirements for REIT qualification, there can be no assurance that we will be able to comply with these tests in all market conditions.

Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test (as described above) to the extent that the obligation is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, then, subject to the exception described below, the interest income will be apportioned between the real property and the other property, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. For taxable years beginning after December 31, 2015, if a loan is secured by both real property and personal property and the fair market value of the personal property does not exceed 15% of the fair market value of all real and personal property securing the loan, the loan is treated as secured solely by the real property for purposes of these rules. Even if a loan is not secured by real property or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.
To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (a “shared appreciation provision”), income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests, provided that the property is not inventory or dealer property in the hands of the borrower or us.
Hedging Transactions
We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swap agreements, interest rate cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury Regulations, any income from a hedging transaction we enter into (1) in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which we clearly identify as specified in Treasury Regulations before the close of the day on which it was acquired, originated, or entered into, including gain from the sale or disposition of such a transaction, (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income tests which is clearly identified as such before the close of the day on which it was acquired, originated, or entered into, or (3) primarily to manage risk with respect to a hedging transaction described in clause (1) or (2) after the extinguishment of such borrowings or disposal of the asset producing such income that is hedged by the hedging transaction, provided, in each case, that the hedging transaction is clearly identified as such before the close of the day on which it was acquired, originated or entered into, will not constitute gross income for purposes of the 75% or 95% gross income test. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT.
Failure to Satisfy the Gross Income Tests
We intend to monitor our sources of income, including any non-qualifying income received by us, so as to ensure compliance with the gross income tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for the year if we are entitled to relief under applicable provisions of the Code. These relief provisions will generally be available if the failure of our company to meet these tests was due to reasonable cause and not due to willful neglect and, following the identification of such failure, we set forth a description of each item of our gross income that satisfies the gross income tests in a schedule for the taxable year filed in accordance with the Treasury Regulations. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If we fail to satisfy one or both of the gross income tests and these relief provisions are inapplicable to a particular set of circumstances, we will not qualify as a REIT. As discussed above under “— Taxation of Our Company” and “—Taxation of REITs in General,” even where these relief provisions apply, a tax would be imposed upon the profit attributable to the amount by which we fail to satisfy the particular gross income test, which could be significant in amount.

Asset Tests
At the close of each calendar quarter we must also satisfy five tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other REITs, interests in mortgages secured by real property or by interests in real property, certain kinds of mortgage-backed securities and mortgage loans, and, beginning in 2016, debt instruments issued by publicly offered REITs, interests in obligations secured by both real property and personal property if the fair market value of the personal property does not exceed 15% of the total fair market value securing such mortgage, and personal property to the extent income from such personal property is treated as “rents from real property” because the personal property is rented in connection with a rental of real property and constitutes less than 15% of the aggregate property rented. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below.
Second, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets. Third, we may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. Fourth, the aggregate value of all securities of any TRSs held by us may not exceed 20% (25% for our taxable years beginning before January 1, 2018) of the value of our total assets. Fifth, the aggregate value of debt instruments issued by publicly offered REITs held by us that are not otherwise secured by real property may not exceed 25% of the value of our total assets.
For purposes of the 75% asset test, we have treated and will continue to treat stock of our Subsidiary REIT as a qualifying asset. If our Subsdiary REIT were to fail to qualify as a REIT for U.S. federal income tax purposes in any year, it could adversely affect our ability to satisfy certain of the asset tests described above unless we qualified for certain relief provisions, in which case we may be required to pay a penalty tax, which could be significant in amount.
The 5% and 10% asset tests described above do not apply to securities of TRSs, qualified REIT subsidiaries or securities that are “real estate assets” for purposes of the 75% gross asset test described above. The 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Code including, but not limited to, any loan to an individual or estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, for purposes of applying the 10% value test, (1) a REIT’s interest as a partner in a partnership is not considered a security issued by the partnership; (2) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% REIT gross income test; and (3) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership. For purposes of the 10% value test, “straight debt” means a written unconditional promise to pay on demand on a specified date a sum certain in money if (i) debt is not convertible, directly or indirectly, into stock, (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors other than certain contingencies relating to the timing and amount of principal and interest payments, as described in the Code and (iii) in the case of an issuer that is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our “controlled taxable REIT subsidiaries,” as defined in the Code, hold any securities of the corporate or partnership issuer which (a) are not straight debt or other excluded securities (prior to the application of this rule), and (b) have an aggregate value greater than 1% of the issuer’s outstanding securities (including, for the purposes of a partnership issuer, its interest as a partner in the partners).
The asset tests must be satisfied at the close of each calendar quarter of our taxable year in which we (directly or through our operating partnership) acquire securities in the applicable issuer, and also at the close of each calendar quarter in which we increase our ownership of securities of such issuer (including as a result of increasing our interest in our operating partnership). For example, our indirect ownership of securities of each issuer will increase as a result of our capital contributions to our operating partnership or as limited partners exercise their redemption/exchange rights. After initially meeting the asset tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy an asset test because we acquire securities or other property during a quarter (including as a result of an increase in our interest in our operating partnership), we may cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. If we fail to cure any noncompliance with the asset tests within the 30 day cure period, we would cease to qualify as a REIT unless we are eligible for certain relief provisions discussed below. We believe that our holdings of securities and other assets will comply with the foregoing REIT asset requirements, and we intend to monitor compliance with such tests on an ongoing basis. There can be no assurance, however, that we will be successful in this effort.
Moreover, the values of some of our assets, including the securities of any TRSs or other nonpublicly traded investments, may not be susceptible to a precise determination and are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset tests. Accordingly, there can be no assurance that the IRS will not successfully contend that our assets do not meet the requirements of the REIT asset tests.
Certain relief provisions may be available to us if we discover a failure to satisfy the asset tests described above after the 30 day cure period. Under these provisions, we will be deemed to have met the 5% and 10% asset tests if the value of our nonqualifying assets (i) does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10 million and (ii) we dispose of the nonqualifying assets or otherwise satisfy such tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued. For violations of any of the asset tests due to reasonable cause and not due to willful neglect and that are, in the case of the 5% and 10% asset tests, in excess of the de minimis exception described above, we may avoid disqualification as a REIT after the 30 day cure period by taking steps including (i) the disposition of sufficient nonqualifying assets, or the taking of other actions, which allow us to meet the asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued, (ii) paying a tax equal to the greater of (a) $50,000 or (b) the highest corporate tax rate (currently 21%) multiplied by the net income generated by the nonqualifying assets, and (iii) disclosing certain information to the IRS.
Annual Distribution Requirements
In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our shareholders in an amount at least equal to:
(a)
the sum of:

•
90% of our “REIT taxable income” (computed without regard to our deduction for dividends paid and our net capital gains), and

•
90% of the net income, if any (after tax), from foreclosure property, as described below, and recognized built-in gain, as discussed above, minus

(b)
the sum of specified items of non-cash income that exceeds a percentage of our net taxable income.

These distributions must be paid in the taxable year to which they relate, or in the following taxable year if such distributions are declared in October, November or December of the taxable year, are payable to shareholders of record on a specified date in any such month, and are actually paid before the end of January of the following year. Such distributions are treated as both paid by us and received by each shareholder on December 31 of the year in which they are declared. In addition, at our election, a distribution for a taxable year may be declared before we timely file our tax return for the year, provided we pay such distribution with or before our first regular dividend payment after such declaration, provided that such payment is made during the 12-month period following the close of such taxable year. These distributions are taxable to our shareholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement.
To the extent that we distribute at least 90%, but less than 100%, of our net taxable income, as adjusted, we will be subject to tax at ordinary corporate tax rates on the retained portion. In addition, we may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we would elect to have our shareholders include their proportionate share of such undistributed long-term capital gains in their income and receive a corresponding credit for their proportionate share of the tax paid by us. Our shareholders would then increase their adjusted basis in our shares by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their proportionate shares.
If we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year and (3) any undistributed taxable income from prior periods, we will be subject to a 4% non-deductible excise tax on the excess of such amount over the sum of (A) the amounts actually distributed (taking into account excess distributions from prior periods) and (B) the amounts of income retained on which we have paid corporate income tax. We intend to make timely distributions so that we are not subject to the 4% excise tax. In addition, certain amounts can generate mismatches between net taxable income and available cash, such as rental real estate financed through debt with requires some or all of available cash flow to service borrowings. In certain circumstances, our deductions of interest on such borrowings could be limited for tax purposes absent our election out of such limitation.
It is possible that we, from time to time, may not have sufficient cash to meet the REIT distribution requirements due to timing differences between (1) the actual receipt of cash, including the receipt of distributions from any partnership subsidiaries and (2) the inclusion of items in income by us for U.S. federal income tax purposes. Additional potential sources of non-cash taxable income include loans held by us as assets that are issued at a discount and require the accrual of taxable interest income in advance of our receipt in cash, loans on which the borrower is permitted to defer cash payments of interest and distressed loans on which we may be required to accrue taxable interest income even though the borrower is unable to make current interest payments in cash. In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary to arrange for short-term, or possibly long-term, borrowings, or to pay dividends in the form of taxable in-kind distributions of property, including taxable share dividends. In the case of a taxable share dividend, shareholders would be required to include the dividend as income and would be required to satisfy the tax liability associated with the distribution with cash from other sources including sales of our shares. Both a taxable share distribution and sale of shares resulting from such distribution could adversely affect the price of our shares.
We may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to shareholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing our REIT qualification or being taxed on amounts distributed as deficiency dividends, subject to the 4% excise tax described above. However, we will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.
Tax on Built-In Gains
If we acquire appreciated assets from a subchapter C corporation in a transaction in which the adjusted tax basis of the assets in our hands is less than the fair market value of the assets, determined at the time we acquired such assets, and if we subsequently dispose of any such assets during the 5-year period following the acquisition of the assets from the C corporation, we will be subject to tax at the highest corporate tax rates on any gain from such assets to the extent of the excess of the fair market value of the assets on the date that they were contributed to us over the basis of such assets on such date, which we refer to as built-in gains. Similarly, to the extent that any C corporation holds an interest in an entity treated as a partnership for U.S. federal income tax purposes (either directly or through one or more other entities treated as partnerships for U.S. federal income tax purposes) and we acquire appreciated assets from such partnership in a transaction in which the adjusted tax basis of the assets in our hands is less than the fair market value determined at the time we acquired such assets, determined by reference to the adjusted tax basis of the assets in the hands of the partnership, the underlying C corporation’s proportionate share of such assets will be treated as contributed by a C corporation and therefore will be subject to the tax on built-in gains. However, the built-in gains tax will not apply if the C corporation elects to be subject to an immediate tax upon the transfer. Any gain from the sale of property acquired by us in an exchange under Section 1031 (a like kind exchange) or 1033 (an involuntary conversion) of the Code is excluded from the application of this built-in gains tax.

Recordkeeping Requirements
We are required to maintain records and request on an annual basis information from specified shareholders. These requirements are designed to assist us in determining the actual ownership of our outstanding shares and maintaining our qualification as a REIT.
Prohibited Transactions
Net income that we derive from a prohibited transaction is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held as inventory or primarily for sale to customers in the ordinary course of a trade or business by a REIT, by a lower-tier partnership in which the REIT holds an equity interest or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to the REIT. We intend to conduct our operations so that the real properties owned by us or our pass-through subsidiaries will not be treated as held as inventory or primarily for sale to customers, and that a sale of any properties by us will not be treated as in the ordinary course of business. However, whether property is held as inventory or “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. The 100% tax will not apply to gains from the sale of property by a TRS, although such income will be subject to tax in the hands of the TRS at regular corporate income tax rates. No assurance can be given that any particular property in which we hold a direct or indirect interest will not be treated as property held as inventory or primarily for sale to customers.
The Code provides a safe harbor that, if met, allows us to avoid being treated as engaged in a prohibited transaction. In order to meet the safe harbor, among other things, (i) we must have held the property for at least two years (and, in the case of property which consists of land or improvements not acquired through foreclosure, we must have held the property for two years for the production of rental income), (ii) we capitalized expenditures on the property in the two years preceding the sale that are less than 30% of the net selling price of the property, and (iii) (a) we either have seven or fewer sales of property (excluding certain property obtained through foreclosure or sales to which Section 1033 of the Code applies (involuntary conversions)) for the year of sale, (b) the aggregate adjusted bases of properties (excluding certain property obtained through foreclosure or sales to which Section 1033 of the Code applies (involuntary conversions)) sold by us during the taxable year is 10% or less of the aggregate adjusted bases of all of our assets as of the beginning of the taxable year, (c) the aggregate fair market value of properties (excluding certain property obtained through foreclosure or sales to which Section 1033 of the Code applies (involuntary conversions)) sold by us during the taxable year is 10% or less of the aggregate fair market value of all of our assets as of the beginning of the taxable year, or (d) as an alternative to the tests described in clauses (b) and (c), effective for taxable years beginning after December 31, 2015, the applicable percentage limit (of aggregate adjusted bases or fair market value, as applicable) may be increased to 20%, provided that the average percentage (of aggregate adjusted bases or fair market value, as applicable) for the current and prior two taxable years does not exceed 10%. For purposes of applying the safe harbor, the sale of more than one property to one buyer as part of one transaction constitutes one sale.
In order to avoid sales of inventory being subject to the prohibited transaction tax, we conduct certain activities (such as selling packing supplies and locks) through NSA TRS and, as applicable, one or more other TRSs.
Foreclosure Property
Foreclosure property is real property (including interests in real property) and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was made, entered into or acquired by the REIT at a time when default was not imminent or anticipated, and (3) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate rate (currently 21%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT.
Tax Aspects of Investments in Partnerships
General
We will hold investments through entities that are classified as partnerships for U.S. federal income tax purposes, including our operating partnership and equity interests in lower-tier partnerships including our DownREIT partnerships. In general, partnerships are “pass-through” entities that are not subject to U.S. federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are subject to tax on these items without regard to whether the partners receive a distribution from the partnership. We will include in income the applicable proportionate share of these partnership items for purposes of the various REIT income tests, based on the relevant capital interest in such partnership, and in the computation of net taxable income. Moreover, for purposes of the REIT asset tests, we will include the proportionate share of assets held by subsidiary partnerships, including our operating partnership and DownREIT partnerships, based on the relevant capital interest in such partnerships (other than for purposes of the 10% value test, for which the determination of a REIT’s interest in partnership assets is based on the REIT’s proportionate interest in any securities issued by the partnership excluding, for these purposes, certain excluded securities as described in the Code). Consequently, to the extent that we hold an equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even though we may have no control, or only limited influence, over the partnership.
Entity Classification
The investment by us in partnerships involves special tax considerations, including the possibility of a challenge by the IRS of the status of any such subsidiary partnerships as a partnership (or a disregarded entity, as applicable), as opposed to an association taxable as a corporation, for U.S. federal income tax purposes. For example, an entity that would otherwise be classified as a partnership for federal income tax purposes may nonetheless be taxable as a corporation if it is a “publicly traded partnership” and certain other requirements are met. A partnership or limited liability company would be treated as a publicly traded partnership if its interests are traded on an established securities market or are readily tradable on a secondary market or a substantial equivalent thereof, within the meaning of applicable Treasury Regulations. In addition, under the relevant Treasury Regulations, interests in a partnership will not be considered readily tradable on a secondary market or on the substantial equivalent of a secondary market if the partnership qualifies for specified safe harbors, which are based on the specific facts and circumstances relating to the partnership. We believe that our operating partnership may qualify for at least one of these safe harbors and we do not anticipate that our operating partnership, or any subsidiary partnership or limited liability company will be treated as a publicly traded partnership which is taxable as a corporation. If any of these entities were treated as an association for U.S. federal income tax purposes, or a publicly traded partnership, it would be taxable as a corporation and, therefore, would be subject to an entity-level tax on its income. In such a situation, the character of the assets and items of gross income of the REIT holding interests in such partnership would change, which could preclude such REIT from satisfying the REIT asset tests (particularly the tests generally preventing a REIT from owning more than 10% of the voting securities, or more than 10% of the value of the securities, of a corporation) or the gross income tests as discussed in “-Requirements for Qualification-General-Asset Tests” and “-Gross Income Tests” above, and in turn could prevent the REIT from qualifying as a REIT. See “— Failure to Qualify,” below, for a discussion of the effect of a failure to meet these tests for a taxable year. In addition, any change in the U.S. federal income tax status of any DownREIT partnership in which we hold an interest might be treated as a taxable event, in which case such REIT could have taxable income that is subject to the REIT distribution requirements without receiving any cash.
Tax Allocations With Respect to Partnership Properties
A partnership is not a taxable entity for U.S. federal income tax purposes. Rather, we are required to take into account our allocable share of each partnership item of income, gains, losses, deductions, and credits for any taxable year of such partnership ending with our taxable year, without regard to whether we have received or will receive any distribution from the partnership. For taxable years beginning after December 31, 2017, however, the tax liability for adjustments to a partnership’s tax returns made as a result of an audit by the IRS will be imposed on the partnership itself in certain circumstances absent an election to the contrary.
The partnership agreements of our operating partnership and DownREIT partnerships generally provide that items of operating income and loss will be allocated to the holders of units in a manner that is consistent with the distribution provisions of the partnership agreement. If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Our operating partnership’s and DownREIT partnership’s allocations of income and loss are intended to comply with the requirements of Section 704(b) of the Code of the Treasury Regulations promulgated under this section of the Code.
Under Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for tax purposes in a manner such that the contributing partner is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value, or book value, of the contributed property and the adjusted tax basis of such property at the time of the contribution (a “book-tax difference”). Such allocations are solely for U.S. federal income tax purposes and do not affect partnership capital accounts or other economic or legal arrangements among the partners.
Certain investors have made in-kind contributions of appreciated property (including equity interests in DownREIT partnerships) to our operating partnership in exchange for interests in our operating partnership, including contributions made in connection with the formation of our operating partnership. In addition, in connection with future asset acquisitions, appreciated property may be acquired by our operating partnership in exchange for interests in our operating partnership. The partnership agreements of our operating partnership and DownREIT partnerships require that allocations with respect to such acquired property be made in a manner consistent with Section 704(c) of the Code. Treasury Regulations issued under Section 704(c) of the Code provide partnerships with a choice of several methods of allocating book-tax differences. Our operating partnership expects to use the traditional method for purposes of allocating its book-tax differences among its partners. Under the traditional method, which is the least favorable method from our perspective but may be requested by a contributor of property that our operating partnership acquires, the carryover basis of the acquired properties in the hands of our operating partnership (1) may cause us to be allocated lower amounts of depreciation and other deductions for tax purposes than would be allocated to us if all of the acquired properties were to have a tax basis equal to their fair market value at the time of acquisition and (2) in the event of a sale of such properties, could cause us to be allocated gain in excess of our corresponding economic or book gain (or taxable loss that is less than our economic or book loss), with a corresponding benefit to the partners transferring such properties to our operating partnership for interests in our operating partnership. Therefore, the use of the traditional method could result in our having taxable income that is in excess of our economic or book income as well as our cash distributions from our operating partnership, which might adversely affect our ability to comply with the REIT distribution requirements or result in our shareholders recognizing additional dividend income without an increase in distributions.
Partnership Audit Rules
The Bipartisan Budget Act of 2015 changed the rules applicable to U.S. federal income tax audits of partnerships. Under the new rules (which are generally effective for taxable years beginning after December 31, 2017), among other changes and subject to certain exceptions, any audit adjustment to items of income, gain, loss, deduction, or credit of a partnership (and any partner's distributive share thereof) is determined, and taxes, interest, or penalties attributable thereto are assessed and collected, at the partnership level. It is possible that these rules could result in partnerships in which we directly or indirectly invest, including our operating partnership, being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and we, as a direct or indirect partner of these partnerships, could be required to bear the economic burden of those taxes, interest, and penalties even though we, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment. Investors are urged to consult their tax advisors with respect to these changes and their potential impact on their investment in our capital stock.
Failure to Qualify
In the event that we violate a provision of the Code that would result in a failure to qualify as a REIT, such REIT may nevertheless continue to qualify as a REIT if (1) the violation is due to reasonable cause and not due to willful neglect, (2) the REIT pays a penalty of $50,000 for each failure to satisfy a requirement for qualification as a REIT and (3) the violation does not include a violation under the gross income or asset tests described above. This cure provision reduces the instances that could lead to our disqualification as a REIT for violations due to reasonable cause. Relief provisions are also available for failures of the income and asset tests, as described above in “-Requirements for Qualification-General-Failure to Satisfy the Gross Income Tests” and “— Requirements for Qualification-General-Asset Tests.” If we fail to qualify for taxation as a REIT in any taxable year and none of the relief provisions of the Code apply, we will be subject to tax on our taxable income at regular corporate rates. Distributions to our shareholders in any year in which such entity is not a REIT will not be deductible by us, nor will we be required to make any distributions. In this situation, to the extent of current and accumulated earnings and profits, and, subject to limitations of the Code, distributions to our shareholders will generally be taxable as regular corporate dividends. In the case of U.S. shareholders (as defined below) who are individuals, trusts and estates, such dividends may be eligible for the preferential income tax rates applicable to qualified dividend income (at a maximum rate of 20%), and dividends in the hands of corporate U.S. shareholders may be eligible for the dividends received deduction; however, the 20% deduction for “qualified REIT dividends” discussed under “— Taxation of Shareholders-Taxation of Taxable U.S. Shareholders-Distributions” would no longer apply. It is not possible to state whether, in all circumstances, we will be entitled to statutory relief.
Taxation of Shareholders
Taxation of Taxable U.S. Shareholders
This section summarizes the taxation of U.S. shareholders that are not tax-exempt organizations. For these purposes, a U.S. shareholder is a beneficial owner of our shares who for U.S. federal income tax purposes is:
•
an individual who is a citizen or resident of the U.S.;

•
a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof (including the District of Columbia);

•
an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•
any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our shares, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding our shares should consult its tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of our shares by the partnership.
Distributions.   Provided that we qualify as a REIT, distributions made to our taxable U.S. shareholders out of our current or accumulated earnings and profits, and not designated as capital gain dividends, will generally be taken into account by them as ordinary dividend income and will not be eligible for the dividends received deduction for corporations. In determining the extent to which a distribution with respect to our shares constitutes a dividend for U.S. federal income tax purposes, our earnings and profits will be allocated first to distributions with respect to our Series A Preferred Shares and then to our common shares. Dividends received from REITs are generally not eligible to be taxed at the preferential income tax rates applicable to non-corporate U.S. shareholders who receive qualified dividend income from taxable subchapter C corporations. However, for taxable years beginning before January 1, 2026, noncorporate taxpayers may deduct up to 20% of certain qualified business income, including “qualified REIT dividends” (generally, dividends received by a REIT shareholder that are not designated as capital gain dividends or qualified dividend income), subject to certain limitations, resulting in an effective maximum U.S. federal income tax rate of 29.6% on such income.
Pursuant to recently finalized Treasury Regulations, in order for a dividend paid by a REIT to be eligible to be treated as a “qualified REIT dividend,” a U.S. shareholder must meet two holding period-related requirements. First, the U.S. shareholder must hold the REIT stock for a minimum of 46 days during the 91-day period that begins 45 days before the date on which the REIT stock becomes ex-dividend with respect to the dividend. Second, the qualifying portion of the REIT dividend is reduced to the extent that the U.S. shareholder is under an obligation (whether pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property. Prospective investors should consult their tax advisors concerning the applicability of these rules and any limitations on the ability to deduct all or a portion of dividends received on our securities.
Distributions from us that are designated as capital gain dividends will be taxed to U.S. shareholders as long-term capital gains, to the extent that they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. shareholder has held its shares. To the extent that we elect under the applicable provisions of the Code to retain our net capital gains, U.S. shareholders will be treated as having received, for U.S. federal income tax purposes, our undistributed capital gains as well as a corresponding credit for taxes paid by us on such retained capital gains.
U.S. shareholders will increase their adjusted tax basis in our shares by the difference between their allocable share of such retained capital gain and their share of the tax paid by us. Corporate U.S. shareholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum U.S. federal rates of 20% in the case of U.S. shareholders who are individuals, trusts and estates and 21% in the case of U.S. shareholders that are corporations. Capital gain dividends attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum U.S. federal income tax rate for non-corporate U.S. shareholders, to the extent of previously claimed depreciation deductions.
Distributions in excess of our current and accumulated earnings and profits will not be taxable to a U.S. shareholder to the extent that they do not exceed the adjusted tax basis of the U.S. shareholder’s shares in respect of which the distributions were made, but rather will reduce the adjusted tax basis of these shares. To the extent that such distributions exceed the adjusted tax basis of an individual U.S. shareholder’s shares, they will be included in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any dividend declared by us in October, November or December of any year and payable to a U.S. shareholder of record on a specified date in any such month will be treated as both paid by us and received by the U.S. shareholder on December 31 of such year, provided that the dividend is actually paid by us before the end of January of the following calendar year.
With respect to U.S. shareholders who are taxed at the rates applicable to individuals, we may elect to designate a portion of our distributions paid to such U.S. shareholders as “qualified dividend income.” A portion of a distribution that is properly designated as qualified dividend income is taxable to non-corporate U.S. shareholders as capital gain, provided that the U.S. shareholder has held the share with respect to which the distribution is made for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which such share became ex-dividend with respect to the relevant distribution. The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:
(a)
the qualified dividend income received by us during such taxable year from non-REIT C corporations (including any TRS in which we may own an interest);

(b)
the excess of any “undistributed” net taxable income recognized during the immediately preceding year over the U.S. federal income tax paid by us with respect to such undistributed net taxable income;

(c)
the excess of any income recognized during the immediately preceding year attributable to the sale of a built-in gain asset that was acquired in a carry-over basis transaction from a non-REIT C corporation over the U.S. federal income tax paid by us with respect to such built-in gain; and

(d)
any earnings and profits that accumulated during a period that we were not treated as a REIT for U.S. federal income tax purposes or that were inherited from a C corporation in a tax-deferred reorganization or similar transaction;

provided that, in no case may the amount we designate as qualified dividend income exceed the amount we distribute to our shareholders as dividends with respect to the taxable year.
To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that must be made in order to comply with the REIT distribution requirements. Any net operating losses generated in years beginning after December 31, 2017 will only be able to offset 80% of our net taxable income (determined without regard to the dividends paid deduction). The Coronavirus Aid, Relief and Economic Security Act, signed into law on March 27, 2019 (the “CARES Act”) temporarily repealed the annual limit of 80% on the amount of taxable income that such net operating losses can offset for taxable years beginning before January 1, 2021. See “-Requirements for Qualification-General-Annual Distribution Requirements.” Such losses are not passed through to U.S. shareholders and do not offset income of U.S. shareholders from other sources, nor do they affect the character of any distributions that are actually made by us, which are generally subject to tax in the hands of U.S. shareholders to the extent that we have current or accumulated earnings and profits.
Dispositions of Our Shares. In general, a U.S. shareholder will realize gain or loss upon the sale, redemption or other taxable disposition of our shares in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. shareholder’s adjusted tax basis in the shares at the time of the disposition. In general, a U.S. shareholder’s adjusted tax basis will equal the U.S. shareholder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. shareholder discussed above less tax deemed paid on it and reduced by returns of capital. In general, capital gains recognized by individuals and other non-corporate U.S. shareholders upon the sale or disposition of shares of our shares will be subject to a maximum U.S. federal income tax rate of 20%, if such shares were held for more than 12 months, and will be taxed at ordinary income rates (of up to 37% for taxable years beginning before January 1, 2026) if such shares were held for 12 months or less. Gains recognized by U.S. shareholders that are corporations are subject to U.S. federal income tax at a maximum rate of 21%, whether or not classified as long-term capital gains.
Holders are advised to consult their tax advisors with respect to their capital gain tax liability. Capital losses recognized by a U.S. shareholder upon the disposition of our shares held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the U.S. shareholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our shares by a U.S. shareholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that were required to be treated by the U.S. shareholder as long-term capital gain.
If a U.S. shareholder recognizes a loss upon a subsequent disposition of our shares in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury Regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss generating transactions to the IRS. While these regulations are directed towards “tax shelters,” they are written quite broadly, and apply to transactions that would not typically be considered tax shelters. Significant penalties apply for failure to comply with these requirements. You should consult your tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of our shares, or transactions that might be undertaken directly or indirectly by us. Moreover, you should be aware that we and other participants in transactions involving us (including our advisors) might be subject to disclosure or other requirements pursuant to these regulations.

Passive Activity Losses and Investment Interest Limitations
Distributions made by us and gain arising from the sale or exchange by a U.S. shareholder of our shares will not be treated as passive activity income. As a result, U.S. shareholders will not be able to apply any “passive losses” against income or gain relating to our shares. Distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation. A U.S. shareholder that elects to treat capital gain dividends, qualified dividend income or capital gains from the disposition of shares as investment income for purposes of the investment interest limitation will be taxed at ordinary income rates on such amounts.
Redemption of Series A Preferred Shares
Whenever we redeem any Series A Preferred Shares, the treatment accorded to any redemption by us for cash (as distinguished from a sale, exchange or other disposition) of our Series A Preferred Shares to a taxable U.S. shareholder of such Series A Preferred Shares can only be determined on the basis of the particular facts as to each taxable U.S. shareholder at the time of redemption. In general, a taxable U.S. shareholder of our Series A Preferred Shares will recognize capital gain or loss measured by the difference between the amount received by the taxable U.S. shareholder of such Series A Preferred Shares upon the redemption (less any portion thereof attributable to accumulated but unpaid dividends, which will be taxable as a dividend to the extent of current and accumulated earnings and profits) and such taxable U.S. shareholder’s adjusted tax basis in the shares of Series A Preferred Shares redeemed (provided the shares of Series A Preferred Shares are held as capital assets) if such redemption (i) is “substantially disproportionate” with respect to the taxable U.S. shareholder’s interest in our shares under Section 302(b)(2) of the Code, (ii) results in a “complete termination” of the taxable U.S. shareholder’s interest in all classes of our shares under Section 302(b)(3) of the Code, or (iii) is “not essentially equivalent to a dividend” with respect to the taxable U.S. shareholder of the shares of Series A Preferred Shares under Section 302(b)(1) of the Code. In applying these tests, there must be taken into account not only any shares of Series A Preferred Shares being redeemed, but also such holder’s ownership of other classes of our securities and any options (including stock purchase rights) to acquire any of the foregoing. The holder of our Series A Preferred Shares also must take into account any such securities (including options) which are considered to be owned by such taxable U.S. shareholder by reason of the constructive ownership rules set forth in Sections 318 and 302(c) of the Code.
If the taxable U.S. shareholder of Series A Preferred Shares owns (actually or constructively) none of our common shares, or owns an insubstantial amount of our common shares, based upon current law, it is probable that the redemption of shares of Series A Preferred Shares from such taxable U.S. shareholder would be considered to be “not essentially equivalent to a dividend.” However, whether a distribution is “not essentially equivalent to a dividend” depends on all of the facts and circumstances and a taxable U.S. shareholder of our Series A Preferred Shares intending to rely on any of these tests at the time of redemption should consult its tax advisor to determine their application to its particular situation.
If the redemption does not meet any of the tests under Section 302 of the Code, then the redemption proceeds received from our Series A Preferred Shares will be treated as a distribution on our shares as described under “U.S. Federal Income Tax Considerations — Taxation of Shareholders — Taxation of Taxable U.S. Shareholders — Distributions”. If the redemption of a taxable U.S. shareholder’s shares of Series A Preferred Shares is taxed as a dividend, the adjusted basis of such shareholder’s redeemed Series A Preferred Shares will be transferred to any other shares held by the shareholder. If the taxable U.S. shareholder owns no other shares, under certain circumstances, such basis may be transferred to a related person, or it may be lost entirely.
Conversion of Our Preferred Shares into Common Shares
Except as provided below, a taxable U.S. shareholder generally will not recognize gain or loss upon the conversion of our Series A Preferred Shares into our common shares. Except as provided below, a taxable U.S. shareholder’s basis and holding period in the common shares received upon conversion generally will be the same as those of the converted Series A Preferred Shares (but the basis will be reduced by the portion of adjusted tax basis allocated to any fractional share of common shares exchanged for cash). Any common shares received in a conversion that is attributable to accumulated and unpaid dividends on the converted

Series A Preferred Shares will be treated as a distribution on our shares as described under “U.S. Federal Income Tax Considerations — Taxation of Shareholders — Taxation of Taxable U.S. Shareholders — Distributions”. Cash received upon conversion in lieu of a fractional common share generally will be treated as a payment in a taxable exchange for such fractional common share, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the adjusted tax basis allocable to the fractional common share deemed exchanged. This gain or loss will be long-term capital gain or loss if the taxable U.S. shareholder has held the Series A Preferred Shares for more than one year. See “U.S. Federal Income Tax Considerations — Taxation of Shareholders — Taxation of Taxable U.S. Shareholders — Dispositions of Our Shares” . Taxable U.S. shareholders should consult with their tax advisor regarding the U.S. federal income tax consequences of any transaction by which such holder exchanges common shares received on a conversion of Series A Preferred Shares for cash or other property.
In addition, under certain circumstances, a holder of Series A Preferred Shares will have the right to convert some or all of the holder’s Series A Preferred Shares into alternative consideration — i.e., an amount of cash, securities or other property or assets (including any combination thereof) — that such holder would have received upon a change of control had such holder converted the holder’s Series A Preferred Shares into shares of our common stock immediately prior to the effective time of the change of control (see “Description of the Preferred Shares of Beneficial Interest — 6.000% Series A Cumulative Redeemable Preferred Shares” herein). If a taxable U.S. shareholder receives alternative consideration (in lieu of common shares) in connection with the conversion of the shareholder’s Series A Preferred Shares, the tax treatment of the receipt of any such other consideration will depend on the nature of the consideration and the structure of the transaction that gives rise to the change of control, and it may be a taxable exchange. Taxable U.S. shareholders converting their Series A Preferred Shares should consult their tax advisors regarding the U.S. federal income tax consequences of any such conversion and of the ownership and disposition of the consideration received upon any such conversion.
Possible Application of “Fast-Pay Stock” Rules
Under Treasury Regulations promulgated under Section 7701(l) of the Code, if stock of a corporation is structured such that dividends paid with respect to the stock are economically (in whole or in part) a return of such stockholder’s investment (rather than a return on such stockholder’s investment), such stock could be characterized as “fast-pay stock”. Whether stock is fast-pay stock is determined based on all the facts and circumstances, including any related agreements such as options and redemption agreements applicable to Series A Preferred Shares. Under such regulations, unless clearly demonstrated otherwise, stock is presumed to be “fast-pay stock” if issued for an amount that exceeds (by more than a de minimis amount) the amount at which the stockholder can be compelled to dispose of the stock, or if the stock has a dividend that is reasonably expected to decline as opposed to a fixed dividend such as the dividend on Series A Preferred Shares.
Although not free from doubt, even if Series A Preferred Shares are issued for a price that exceeds their redemption price by more than a de minimis amount, we do not believe such shares would be, and we do not intend to treat such shares as, fast-pay stock for U.S. federal income tax purposes because such shares were not structured to have the features described above. However, while there is limited authority addressing whether stock such as Series A Preferred Shares is fast-pay stock, we cannot guarantee that the IRS will not successfully challenge our position. If the IRS were to successfully challenge our position, taxable U.S. shareholders of Series A Preferred Stock may be subject to adverse tax consequences. Prospective investors should consult their tax advisors as to the application of these rules to their individual circumstances.
Medicare tax on unearned income
Certain U.S. shareholders that are individuals, estates or trusts will be required to pay an additional 3.8% tax on, among other things, dividends on and capital gains from the sale or other disposition of shares. U.S. shareholders should consult their tax advisors regarding the effect, if any, of this additional tax on their ownership and disposition of our shares. The temporary 20% deduction currently allowed by Section 199A of the Code, with respect to ordinary “qualified REIT dividends” received by non-corporate taxpayers, is allowed only for Chapter 1 of the Code and this is not allowed as a deduction allocable to such dividends for purposes of determining the amount of net investment income subject to the 3.8% Medicare tax, which is imposed under Section 2A of the Code. U.S. shareholders should consult their tax advisors regarding this tax on net investment income.
Foreign Accounts
Dividends paid to “foreign financial institutions” in respect of accounts of U.S. shareholders at such financial institutions may be subject to withholding at a rate of 30%. U.S. shareholders should consult their tax advisors regarding the effect, if any, of these withholding rules on their ownership and disposition of our shares. See “-Foreign Accounts.”
Taxation of Tax-Exempt U.S. Shareholders
U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income, or UBTI. While many investments in real estate may generate UBTI, dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Provided that a tax-exempt U.S. shareholder has not held our shares as “debt financed property” within the meaning of the Code (i.e., where the acquisition or ownership of the property is financed through a borrowing by the tax-exempt shareholder), distributions from us and income from the sale of our shares generally should not give rise to UBTI to a tax-exempt U.S. shareholder.
Tax-exempt U.S. shareholders that are social clubs, voluntary employee benefit associations, and supplemental unemployment benefit trusts exempt from U.S. federal income taxation under sections 501(c)(7), (c)(9), and (c)(17) of the Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI unless they are able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by their investment in our shares. These prospective investors should consult their tax advisors concerning these “set aside” and reserve requirements.
In certain circumstances, a pension trust (1) that is described in Section 401(a) of the Code, (2) is tax exempt under section 501(a) of the Code, and (3) that owns more than 10% of our shares could be required to treat a percentage of the dividends from us as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless (1) either (A) one pension trust owns more than 25% of the value of our shares, or (B) a group of pension trusts, each individually holding more than 10% of the value of our shares, collectively owns more than 50% of such shares and (2) we would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Code provides that shares owned by such trusts shall be treated, for purposes of the requirement that not more than 50% of the value of the outstanding shares of a REIT is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include certain entities), as owned by the beneficiaries of such trusts. Although we do not anticipate that we will be treated as a pension-held REIT, there can be no assurance that this will be the case. Prospective shareholders who are tax-exempt organizations should consult with their tax advisors regarding the tax consequences of investing in our shares. Certain restrictions on ownership and transfer of our shares should generally prevent a tax-exempt entity from directly owning more than 10% of the value of our shares.
Tax-exempt U.S. shareholders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign tax consequences of the acquisition, ownership and disposition of our shares.
Taxation of Non-U.S. Shareholders
The following is a summary of certain U.S. federal income tax consequences of the acquisition, ownership and disposition of our shares applicable to non-U.S. shareholders. For these purposes, a non-U.S. shareholder is a beneficial owner of our shares who is neither a U.S. shareholder nor an entity that is treated as a partnership for U.S. federal income tax purposes. The discussion is based on current law and is for general information only. It addresses only selective and not all aspects of U.S. federal income taxation.
Ordinary Dividends.   The portion of dividends received by non-U.S. shareholders payable out of our earnings and profits that are not attributable to gains from sales or exchanges of U.S. real property interests and which are not effectively connected with a U.S. trade or business of the non-U.S. shareholder generally will be treated as ordinary income and will be subject to U.S. federal withholding tax at the rate of 30%, unless reduced or eliminated by an applicable income tax treaty. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs.
In general, non-U.S. shareholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our shares. In cases where the dividend income from a non-U.S. shareholder’s investment in our shares is, or is treated as, effectively connected with the non-U.S. shareholder’s conduct of a U.S. trade or business, the non-U.S. shareholder generally will not be subject to the 30% withholding described above and will be subject to U.S. federal income tax at the regular rates, in the same manner as U.S. shareholders are taxed with respect to such dividends, and may also be subject to the 30% branch profits tax (unless reduced or eliminated by a treaty) on the income after the application of the income tax in the case of a non-U.S. shareholder that is a corporation.
Non-Dividend Distributions.   Unless (1) our shares constitute a U.S. real property interests, or USRPIs, or (2) either (A) if the non-U.S. shareholder’s investment in our shares is effectively connected with a U.S. trade or business conducted by such non-U.S. shareholder through a permanent establishment, where applicable (in which case the non-U.S. shareholder will be subject to the same treatment as U.S. shareholders with respect to such gain) or (B) if the non-U.S. shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and certain other conditions are met (in which case the non-U.S. shareholder will be subject to a 30% tax on the individual’s net capital gain for the year), distributions by us which are not dividends out of our earnings and profits will not be subject to U.S. federal income tax. If it cannot be determined at the time at which a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. However, the non-U.S. shareholder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our shares constitute USRPIs, as described below, distributions by us in excess of the sum of our earnings and profits plus the non-U.S. shareholder’s adjusted tax basis in our shares will be taxed under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. shareholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding tax at a rate of 15% of the amount by which a distribution exceeds the shareholder’s share of our earnings and profits. Non-U.S. shareholders that are treated as “qualified foreign pension funds” and “qualified shareholders” (except with respect to certain “applicable investors” of a “qualified shareholder,” as discussed below) are exempt from U.S. federal income and applicable withholding taxes under FIRPTA on such distributions by us.
Capital Gain Dividends.   Under FIRPTA, a distribution made by us to a non-U.S. shareholder, to the extent attributable to gains from dispositions of USRPIs held by us directly or through pass-through subsidiaries, or USRPI capital gains, will be considered effectively connected with a U.S. trade or business of the non-U.S. shareholder and will be subject to U.S. federal income tax at the rates applicable to U.S. shareholders, without regard to whether the distribution is designated as a capital gain dividend. In addition, we will be required to withhold tax equal to 21% of the amount of capital gain dividends to the extent the dividends constitute USRPI capital gains. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax (unless reduced or eliminated by a treaty) in the hands of a non-U.S. shareholder that is a corporation. However, the 21% withholding tax will not apply to any capital gain dividend (i) with respect to any class of our shares which is regularly traded on an established securities market located in the United States if the non-U.S. shareholder did not own more than 10% of such class of shares at any time during the one-year period ending on the date of such dividend or (ii) received by certain non-U.S. publicly traded investment vehicles meeting certain requirements. Instead, any such capital gain dividend received by such a shareholder will be treated as a distribution subject to the rules discussed above under “-Taxation of Shareholders-Taxation of Non-U.S. Shareholders-Ordinary Dividends.” Also, the branch profits tax will not apply to such a distribution. In addition, non-U.S. shareholders that are treated as “qualified foreign pension funds” and “qualified shareholders” (except with respect to certain “applicable investors” of a “qualified shareholder,” as discussed below), are exempt from income and withholding taxes applicable under FIRPTA on distributions from us to the extent attributable to USRPI capital gains.

A distribution is not a USRPI capital gain if we held the underlying asset solely as a creditor, although the holding of a shared appreciation mortgage loan would not be solely as a creditor. Capital gain dividends received by a non-U.S. shareholder from a REIT that are not USRPI capital gains are generally not subject to U.S. federal income or withholding tax, unless either (1) the non-U.S. shareholder’s investment in our shares is effectively connected with a U.S. trade or business conducted by such non-U.S. shareholder (in which case the non-U.S. shareholder will be subject to the same treatment as U.S. shareholders with respect to such gain) or (2) the non-U.S. shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and certain other conditions are met (in which case the non-U.S. shareholder will be subject to a 30% tax on the individual’s net capital gain for the year).
Dispositions of Our Shares.   Unless our shares constitute a USRPI, a sale of the shares by a non-U.S. shareholder generally will not be subject to U.S. federal income taxation under FIRPTA. The shares will not be treated as a USRPI if less than 50% of our assets throughout a prescribed testing period, and taking account certain look-through rules with respect to subsidiary entities, consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor. It is expected that more than 50% of our assets will consist of interests in real property located in the United States.
However, our shares nonetheless will not constitute a USRPI if we are a “domestically controlled REIT.” A domestically controlled REIT is a REIT in which, at all times during a specified testing period (generally the lesser of the five year period ending on the date of disposition of its shares or the period of existence), less than 50% in value of its outstanding shares are held directly or indirectly by non-U.S. shareholders. For this purpose, effective December 18, 2015, a REIT may generally presume that any class of the REIT’s shares that are “regularly traded,” as defined by the applicable Treasury Regulations, on an established securities market is held by U.S. persons, except in the case of holders of 5% or more of such class of shares, and except to the extent that the REIT has actual knowledge that such shares are held by non-U.S. persons. In addition, effective beginning December 18, 2015, certain look-through and presumption rules apply for this purposes to any shares of a REIT that are held by a RIC or another REIT. We believe we are, and we expect to continue to be, a domestically controlled REIT, and certain ownership limitations included in our declaration of trust are intended to assist us in qualifying as a domestically controlled REIT. Therefore, the sale of our shares should not be subject to taxation under FIRPTA. Because our common shares are publicly traded, however, no assurance can be given that we are, or that if we are, that we will remain, a domestically controlled REIT.
In the event that we do not constitute a domestically controlled REIT, a non-U.S. shareholder’s sale of our shares nonetheless will generally not be subject to tax under FIRPTA as a sale of a USRPI, provided that (1) such class of our shares is regularly traded on an established securities market, and (2) the selling non-U.S. shareholder owned, actually or constructively, 10% or less of such class of our outstanding shares at all times during a specified testing period. In addition, even if we do not qualify as a domestically controlled REIT and our shares are not regularly traded on an established securities market, non-U.S. shareholders that are treated as “qualified foreign pension funds” and “qualified shareholders” (except with respect to certain “applicable investors” of a “qualified shareholder”) are exempt from tax under FIRPTA on the sale of our shares.
Even if we are a domestically controlled REIT, a non-U.S. shareholder may be treated as having gain from the sale or other taxable disposition of a USRPI if the non-U.S. shareholder (1) disposes of shares of our capital stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (2) acquires, or enters into a contract or option to acquire, or is deemed to acquire, other shares of our capital stock during the 61-day period beginning with the first day of the 30-day period described in clause (1), unless such class of our shares is regularly traded and the non-U.S. shareholder did not own more than 10% of such class of shares during the one year period ending on the date of the distribution described in clause (1).
If gain on the sale of our shares were subject to taxation under FIRPTA, the non-U.S. shareholder would be subject to the same treatment as a U.S. shareholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the shares could be required to withhold 15% of the purchase price and remit such amount to the IRS.
Gain from the sale of our shares that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. shareholder in two cases: (1) if the non-U.S. shareholder’s investment in our shares is effectively connected with a U.S. trade or business conducted by such non-U.S. shareholder, the non-U.S. shareholder will be subject to the same treatment as a U.S. shareholder with respect to such gain, or (2) if the non-U.S. shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and certain other conditions are met, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain.
Qualified Foreign Pension Funds.   Any distribution to a “qualified foreign pension fund” (or an entity all of the interests of which are held by a “qualified foreign pension fund”) who holds REIT shares directly or indirectly (through one or more partnerships) will not be subject to U.S. tax as income effectively connected with a U.S. trade or business and thus will not be subject to special withholding rules under FIRPTA. In addition, a sale of our shares by a “qualified foreign pension fund” that holds such shares directly or indirectly (through one or more partnerships) will not be subject to U.S. federal income taxation under FIRPTA.
A qualified foreign pension fund is any trust, corporation, or other organization or arrangement (i) which is created or organized under the law of a country other than the United States, (ii) which is established to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (or persons designated by such employees) of one or more employers in consideration for services rendered, (iii) which does not have a single participant or beneficiary with a right to more than 5% of its assets or income, (iv) which is subject to government regulation and provides annual information reporting about its beneficiaries to the relevant tax authorities in the country in which it is established or operates, and (v) with respect to which, under the laws of the country in which it is established or operates, (a) contributions to such trust, corporation, organization or arrangement which would otherwise be subject to tax under such laws are deductible or excluded from the gross income of such entity or taxed at a reduced rate, or (b) taxation of any investment income of such trust, corporation, organization or arrangement is deferred or such income is taxed at a reduced rate.
Qualified Shareholders.   Shares of a REIT held (directly or through partnerships) by a “qualified shareholder,” as defined below, will not constitute a USRPI, and capital gain dividends from such a REIT will not be treated as gain from the sale of a USRPI, unless a person (other than a qualified shareholder) that holds an interest (other than interests solely as a creditor) in such qualified shareholder owns, taking into account applicable constructive ownership rules, more than 10% of the shares of the REIT. However, certain “applicable investors” of a qualified shareholder (i.e., non-U.S. persons who hold interests in the qualified shareholder (other than interests solely as a creditor), and hold more than 10% of our shares (whether or not by reason of the investor’s ownership in the qualified shareholder)) may be subject to FIRPTA withholding.
A qualified shareholder is a non-U.S. person that (i) either (a) is eligible for the benefits of a comprehensive income tax treaty with the United States which includes an exchange of information program and whose principal class of interests is listed and regularly traded on one or more recognized stock exchanges (as defined in such comprehensive income tax treaty), or (b) is a foreign partnership that is created or organized under foreign law as a limited partnership in a jurisdiction that has an agreement for the exchange of information with respect to taxes with the United States and has a class of limited partnership units representing greater than 50% of the value of all the partnership units that is regularly traded on the NYSE or NASDAQ markets, (ii) is a “qualified collective investment vehicle” (within the meaning of Section 897(k)(3)(B) of the Code), and (iii) maintains records on the identity of each person who, at any time during the non-U.S. person’s taxable year, is the direct owner of 5% or more of the class of interests or units (as applicable) described in (i), above.
Conversion of Our Series A Preferred Shares into Common Shares
A non-U.S. shareholder generally will not recognize gain or loss upon the conversion of our Series A Preferred Shares into our common shares, provided our Series A Preferred Shares do not constitute USRPIs.

Even if our Series A Preferred Shares do constitute USRPIs, provided our common shares also constitute USRPIs, a non-U.S. shareholder generally will not recognize gain or loss upon a conversion of our Series A Preferred Shares into our common shares provided certain reporting requirements are satisfied. Except as provided below, a non-U.S. shareholder’s basis and holding period in the common shares received upon conversion will be the same as those of the converted Series A Preferred Shares (but the basis will be reduced by the portion of adjusted tax basis allocated to any fractional share of common shares exchanged for cash). Any common shares received in a conversion that is attributable to accumulated and unpaid dividends on the converted Series A Preferred Shares will be treated as a distribution on our shares as described under “U.S. Federal Income Tax Considerations — Taxation of Shareholders — Taxation of Non-U.S. Shareholders — Ordinary Dividends” . Cash received upon conversion in lieu of a fractional common share generally will be treated as a payment in a taxable exchange for such fractional common share as described under “U.S. Federal Income Tax Considerations — Taxation of Shareholders — Taxation of Non-U.S. Shareholders — Dispositions of Our Shares”. Non-U.S. shareholder should consult with their tax advisors regarding the U.S. federal income tax consequences of any transaction by which such shareholder exchanges common shares received on a conversion of Series A Preferred Shares for cash or other property.
Backup Withholding and Information Reporting
We will report to our U.S. shareholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. shareholder may be subject to backup withholding, with respect to dividends paid, unless the holder (1) is a corporation or comes within other exempt categories and, when required, demonstrates this fact or (2) provides a taxpayer identification number or social security number, certifies under penalties of perjury that such number is correct and that such holder is not subject to backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. shareholder that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. In addition, we may be required to withhold a portion of capital gain distribution to any U.S. shareholder who fails to certify their non-foreign status.
We must report annually to the IRS and to each non-U.S. shareholder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. shareholder resides under the provisions of an applicable income tax treaty. A non-U.S. shareholder may be subject to backup withholding unless applicable certification requirements are met.
Payment of the proceeds of a sale of our shares within the United States is subject to both backup withholding and information reporting requirements unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. shareholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person) or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of our shares conducted through certain United States related financial intermediaries is subject to information reporting requirements (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. shareholder and specified conditions are met or an exemption is otherwise established.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s U.S. federal income tax liability, provided the required information is furnished to the IRS in a timely manner.
Foreign Accounts
Withholding taxes may be imposed (at a 30% rate) on U.S. source payments made to “foreign financial institutions” and certain other non-U.S. entities. Under these withholding rules, the failure to comply with additional certification, information reporting and other specified requirements could result in withholding tax being imposed on payments of dividends to U.S. shareholders (as defined above) who own our shares through foreign accounts or foreign intermediaries and certain non-U.S. shareholders. The withholding tax may be imposed on dividends on our shares paid to a foreign financial institution or to a foreign entity other than a financial institution, unless (i) the foreign financial institution undertakes certain diligence and reporting obligations or (ii) the foreign entity that is not a financial institution either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner. If the payee is a foreign financial institution (that is not otherwise exempt), it must enter into an agreement with the United States Treasury requiring, among other things, that it undertake to identify accounts held by certain United States persons or United States-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. Alternatively, if the foreign financial institution is a resident in a jurisdiction that has entered into an intergovernmental agreement to implement FATCA, it must comply with the revised diligence and reporting obligations of such intergovernmental agreement. Prospective investors should consult their tax advisors regarding these withholding rules.
State, Local and Foreign Taxes
We and our subsidiaries and shareholders may be subject to state, local and foreign taxation in various jurisdictions, including those in which they or we transact business, own property or reside. We will likely own interests in properties located in a number of jurisdictions, and we may be required to file tax returns and pay taxes in certain of those jurisdictions. The state, local or foreign tax treatment of our company and our shareholders may not conform to the U.S. federal income tax treatment discussed above. Any foreign taxes incurred by us would not pass through to shareholders as a credit against their U.S. federal income tax liability. Prospective shareholders should consult their tax advisor regarding the application and effect of state, local and foreign income and other tax laws on an investment in our shares.
Other Tax Considerations
Legislative or Other Actions Affecting REITs
The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department and may be changed at any time, possibly with retroactive effect. No assurance can be given as to whether, when, or in what form, the U.S. federal income tax laws applicable to us and our shareholders may be enacted. Changes to the U.S. federal income tax laws and interpretations of U.S. federal tax laws could adversely affect an investment in our shares.
Prospective investors are urged to consult with their tax advisors regarding the potential effects of legislative, regulatory, or administrative developments on an investment in our shares.

BOOK-ENTRY SECURITIES
We may issue the securities offered by means of this prospectus in whole or in part in book-entry form, meaning that beneficial owners of the securities will not receive certificates representing their ownership interests in the securities, except in the event the book-entry system for the securities is discontinued. If securities are issued in book entry form, they will be represented by one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to the securities. The Depository Trust Company is expected to serve as depositary. Unless and until it is exchanged in whole or in part for the individual securities represented thereby, a global security may not be transferred except as a whole by the depositary for the global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by the depositary or any nominee of such depositary to a successor depositary or a nominee of such successor. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a class or series of securities that differ from the terms described here will be described in the applicable prospectus supplement.
Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the following provisions will apply to depositary arrangements.
Upon the issuance of a global security, the depositary for the global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual securities represented by such global security to the accounts of persons that have accounts with such depositary, who are called “participants.” Such accounts shall be designated by the underwriters, dealers or agents with respect to the securities or by us if the securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to the depositary’s participants or persons that may hold interests through such participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depositary or its nominee (with respect to beneficial interests of participants) and records of the participants (with respect to beneficial interests of persons who hold through participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.
So long as the depositary for a global security or its nominee is the registered owner of such global security, such depositary or nominee, as the case may be, will be considered the sole owner or holder of the securities represented by such global security for all purposes under the applicable instrument defining the rights of a holder of the securities. Except as provided below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual securities of the class or series represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such securities in definitive form and will not be considered the owners or holders thereof under the applicable instrument defining the rights of the holders of the securities.
Payments of amounts payable with respect to individual securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing such securities. None of us, our officers and trustees or any trustee, paying agent or security registrar for an individual class or series of securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
We expect that the depositary for a class or series of securities offered by means of this prospectus or its nominee, upon receipt of any payment of principal, premium, interest, dividend or other amount in respect of a permanent global security representing any of such securities, will immediately credit its participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security for such securities as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Such payments will be the responsibility of such participants.

LEGAL MATTERS
Certain legal matters will be passed upon for us by Clifford Chance US LLP. In addition, the description of U.S. federal income tax consequences contained in the section of the prospectus entitled “U.S. Federal Income Tax Considerations” is based on the opinion of Clifford Chance US LLP. If the validity of any securities is also passed upon by counsel for the underwriters of an offering of those securities, that counsel will be named in the prospectus supplement relating to that offering.
EXPERTS
The consolidated financial statements of National Storage Affiliates Trust as of December 31, 2020 and 2019, and for each of the years in the three-year period ended December 31, 2020, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2020, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Exchange Act and, in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from commercial document retrieval services and at the website maintained by the SEC, containing reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, at www.sec.gov.
This prospectus is a part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act covering securities that may be offered under this prospectus. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC.
The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference herein is deemed to be part of this prospectus, except for any information superseded by information in this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us, our business and our finances.
Document	Filed
Annual Report on Form 10-K for the year ended December 31, 2020 (File No. 001-37351)	February 26, 2021
Document	Filed
Current Report on Form 8-K (File No. 001-37351)	February 4, 2021
Current Report on Form 8-K (File No. 001-37351)	February 26, 2021
Document	Filed
Registration Statement on Form 8-A (“Form 8-A”) as updated by Exhibit 4.3 to the Annual Report on Form 10-K for the year ended December 31, 2019 (“Exhibit 4.3”) (each containing a description of our common shares of beneficial interest, $0.01 par value per share) (File No. 001-37351)	April 16, 2015 (Form 8-A) February 26, 2020 (Exhibit 4.3)
All documents that we file (but not those that we furnish) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of any of the securities covered under this prospectus shall be deemed to be incorporated by reference into this prospectus or any accompanying prospectus supplement and will automatically update and supersede the information in this prospectus, any accompanying prospectus supplement or any free writing prospectus and any previously filed documents.
If you request, either orally or in writing, we will provide you with a copy of any or all documents that are incorporated by reference. Such documents will be provided to you free of charge, but will not contain any exhibits, unless those exhibits are incorporated by reference into the document. Requests should be addressed to us at 8400 East Prentice Avenue, 9th Floor, Greenwood Village, CO 80111, Attention: National Storage Affiliates Trust, Investor Relations, or contact our offices at (720) 630-2600. The documents may also be accessed on our website at www.nationalstorageaffiliates.com.

$400,000,000
NATIONAL STORAGE AFFILIATES TRUST
Common Shares of Beneficial Interest
6.000% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest

PROSPECTUS SUPPLEMENT

Jefferies	KeyBanc Capital Markets
Baird	Morgan Stanley
BMO Capital Markets	Truist Securities
BTIG Citigroup	Wells Fargo Securities

May 19, 2021